FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Amendment”), dated as of October 31, 2016, is by and among BRAVO BRIO RESTAURANT GROUP, INC., an Ohio corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, certain banks and financial institutions named therein (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of November 5, 2014 (as amended, modified or supplemented prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Borrower previously informed the Administrative Agent that it would be in violation of the Consolidated Fixed Charge Coverage Ratio financial covenant set forth in Section 5.9(b) of the Existing Credit Agreement for the fiscal quarter ended on or about September 25, 2016 resulting in an Event of Default under Section 7.1(c)(i) of the Existing Credit Agreement as of such date (the “Specified Event of Default”) (which Specified Event of Default was waived by the Lenders in a limited manner pursuant to that certain Waiver Agreement dated as of September 23, 2016);

WHEREAS, the Credit Parties have requested that the Lenders (i) permanently waive the Specified Event of Default and (ii) amend certain provisions of the Existing Credit Agreement;

WHEREAS, the Lenders (i) are willing to permanently waive the Specified Event of Default and (ii) have agreed to amend the Existing Credit Agreement, in each case, subject to the terms and conditions hereof;

WHEREAS, concurrently with the effectiveness of this Amendment, the Lenders have agreed to convert an aggregate principal amount of $35,000,000 of Revolving Loans outstanding under the Existing Credit Agreement to Term Loans (as defined in the Amended Credit Agreement) as set forth in Section 3.1 below in the amounts and subject to the conditions set forth herein; and

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINED TERMS

1.1    Certain Definitions. The following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.

“First Amendment Effective Date” has the meaning assigned to such term in Section 5.1.

1.2    Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.

ARTICLE II
AMENDMENTS

2.1    Amendments to Credit Agreement. Effective on (and subject to the occurrence of) the First Amendment Effective Date, the Existing Credit Agreement shall be automatically amended in its entirety as of the First Amendment Effective Date in the form set forth as Exhibit A attached hereto.

2.2    Amendment to Schedule 1.1(a). Schedule 1.1(a) [Commitments and Pro Rata Shares] to the Existing Credit Agreement is hereby amended by replacing it with Schedule 1.1(a) attached hereto. Effective upon the occurrence of the First Amendment Effective Date, each Lender, by its execution of this Amendment, hereby acknowledges, agrees to and confirms that Schedule 1.1(a) as amended reflects (a) its funded Term Loans (as defined in the Amended Credit Agreement) in the aggregate principal amount for such Lender set forth in Schedule 1.1(a) attached hereto (after giving effect to this Amendment) and (b) its revised Commitments in the aggregate principal amount set forth on Schedule 1.1(a) attached hereto (after giving effect to this Amendment) and its obligation under the Amended Credit Agreement to make Revolving Loans to the Borrower pursuant to Section 2.1 of the Amended Credit Agreement and to participate in Letters of Credit and Swingline Loans in accordance with Sections 2.3 and 2.4, respectively, of the Amended Credit Agreement.

2.3    Amendments to Other Schedules. Schedules 3.11(a) [Subsidiaries], 3.14 [Intellectual Property], 3.16(a) [Owned Real Property], 3.16(b) [Leased Real Property], 3.16(c) [Location of Collateral], 3.16(d) [States of Incorporation, Chief Executive Offices, etc.], 3.16(e) [Deposit and Securities Accounts], 3.16(f) [Certain Investments/Intellectual Property], 3.16(g) [Documents, Instruments, Chattel Paper and Letter of Credit Rights], 3.16(h) [Commercial Tort Claims], 3.18 [Labor Matters], 3.20 [Material Contracts] and 3.21 [Insurance] to the Existing Credit Agreement are hereby amended in their entirety to read in the form of such Schedules attached hereto as Exhibit B to this Agreement. In addition, new Schedules 1.1(f) [Excluded Subsidiaries], 1.1(g) [Immaterial Subsidiaries] and 2.2(b) [Fiscal Quarters] to the Amended Credit Agreement are included in Exhibit B to this Agreement.

ARTICLE III
CONVERTED TERM LOANS

3.1    Converted Term Loans. Each Lender, by its execution of this Amendment, hereby acknowledges, agrees and confirms that, as of the First Amendment Effective Date, an aggregate principal amount of $35,000,000 of Revolving Loans outstanding under the Existing Credit Agreement are hereby converted to funded Term Loans, in the aggregate principal amount for each such Lender set forth on Schedule 1.1(a) attached hereto pursuant to the terms of the Amended Credit Agreement.

ARTICLE IV
WAIVER

4.1    Waiver. Subject to the other terms and conditions of this Amendment, the Administrative Agent and the Lenders hereby waive the Specified Event of Default. The above waiver shall not modify or affect the Credit Parties’ obligations to comply fully with the other terms of the Credit Agreement or any other duty, term, condition or covenant contained in the Credit Agreement or any other Credit Document. The waiver is limited solely to the Specified Event of Default, and nothing contained in this Amendment shall be deemed to constitute a waiver of any other Default or Event of Default that may exist (other than the Specified Event of Default) or any other rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Credit Documents or under applicable law.

ARTICLE V
CLOSING CONDITIONS

5.1    Closing Conditions. This Amendment shall be deemed effective as of the date set forth above (the “First Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a)    Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by the Borrower, the Guarantors, the Administrative Agent and the Lenders.

(b)    Organization Documents. The Administrative Agent shall have received the following, in each case in form and substance reasonably acceptable to the Administrative Agent:

(i)    Resolutions. Copies of resolutions of each of the Credit Parties approving and adopting this Amendment and authorizing execution and delivery of this Amendment and the other documents required to be delivered by such Person hereunder, certified by a Responsible Officer of such Person to be true and correct and in force and effect as of the First Amendment Effective Date.

(ii)    Secretary's Certificate. A certificate of a Responsible Officer of each of the Credit Parties, dated as of the First Amendment Effective Date, certifying that such Credit Party has not modified its articles of incorporation, bylaws or other charter documents since such documents were last delivered to the Administrative Agent or, if such documents have not previously been delivered or have been so modified, attaching copies of such documents.

(iii)    Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to each of the Credit Parties certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of its incorporation or formation.

(iv)    Incumbency. An incumbency certificate of each officer of each of the Credit Parties executing this Amendment and the other documents required to be delivered by the Credit Parties, certified by Responsible Officer of such Person to be true and correct as of the First Amendment Effective Date.

(c)    Notes. The Borrower shall have executed and delivered to each Lender a Term Loan Note (as defined in the Amended Credit Agreement) reflecting the aggregate principal amount of the funded Term Loans of such Lender after giving effect to this Amendment.

(d)    Officer’s Certificate. A certificate from a Responsible Officer of the Borrower to the effect that (A) all representations and warranties of the Credit Parties contained in the Amended Credit Agreement and the other Credit Documents are true, correct and complete in all material respects on and as of the First Amendment Effective Date (except for those which expressly relate to an earlier date, which shall remain true and correct as of such earlier date) and (B) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

(e)    Legal Opinion. The Borrower shall have delivered to the Administrative Agent a favorable opinion of counsel for the Credit Parties with respect to the Amendment and such other matters as the Lenders may request (which such opinions shall expressly permit reliance by permitted successors and assigns of the addresses thereof), in form and substance reasonably satisfactory to the Administrative Agent.

(f)    September 2016 Financial Statements. The Administrative Agent shall have received, with respect to the fiscal quarter ended as of September 25, 2016, (i) the financial statements referenced in Section 5.1(b) of the Amended Credit Agreement with respect to such fiscal quarter and (ii) a certificate of a Responsible Officer (substantially in the form of Exhibit 5.2(b)) referenced in Section 5.2(b) of the Amended Credit Agreement with respect to such financial statements.

(g)    Insurance. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all of the requirements of Section 5.5 of the Amended Credit Agreement have been (or continue to be) satisfied as of the First Amendment Effective Date.

(h)    Amendment Fees. The Administrative Agent shall have received, for the account of each Lender, an upfront fee in an amount equal to 25 basis points on the aggregate amount of the sum of (A) the Commitment of such Lender and (B) the outstanding principal amount of the Term Loans held by such Lender, in each case, immediately after giving effect to the Amendment.

(i)    Other Fees and Out of Pocket Costs. The Borrower shall have paid any and all reasonable out-of-pocket costs incurred by the Administrative Agent (including the fees and expenses Moore & Van Allen PLLC as legal counsel to the Administrative Agent), and all other fees and other amounts payable to the Administrative Agent, in each case in connection with the negotiation, preparation, execution and delivery of this Amendment.

ARTICLE VI
MISCELLANEOUS

6.1    Amended Terms. On and after the First Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Amended Credit Agreement. Except as specifically amended hereby or otherwise agreed, the Amended Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

6.2    Representations and Warranties of the Credit Parties. Each of the Credit Parties hereby represents and warrants as follows:

(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)    This Amendment has been duly executed and delivered by the Credit Parties and constitutes each of the Credit Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Credit Party of this Amendment.

(d)    The Credit Parties represent and warrant to the Lenders that (i) the representations and warranties of the Credit Parties set forth in Article III of the Credit Agreement and in each other Credit Document are true and correct as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date; provided that any representation and warranty that is qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)    Except as specifically provided in this Amendment, the Obligations of the Credit Parties are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

6.3    Reaffirmation of Obligations. Each of the Borrower and the Guarantors hereby ratifies the Amended Credit Agreement and each other Credit Document to which it is a party and acknowledges and reaffirms (a) that it is bound by all terms of the Amended Credit Agreement and each other Credit Document to which it is a party applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

6.4    Release. Each of the Borrower and the Guarantors hereby releases the Administrative Agent and each Lender, and each of such Person’s officers, employees, representatives, affiliates, advisors, trustees, agents, managers, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected, to the extent that any of the forgoing arises out of or is founded upon the Credit Agreement, any other Credit Document or the lending relationship established thereunder.

6.5    Credit Document. This Amendment shall constitute a Credit Document under the terms of the Amended Credit Agreement.

6.6    Expenses. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

6.7    Further Assurances. Each of the Credit Parties agrees to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

6.8    Entirety. This Amendment and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

6.9    Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

6.10    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6.11    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.12    Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 9.12, 9.13 and 9.16 of the Amended Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[Signature pages follow]

BRAVO BRIO RESTAURANT GROUP, INC
FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:                        BRAVO BRIO RESTAURANT GROUP, INC.

By:    /s/ James J. O’Connor
Name: James J. O’Connor
Title: Chief Financial Officer

BRAVO BRIO RESTAURANT GROUP, INC
FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and Lender

By:    /s/ Sally Hoffman
Name: Sally Hoffman
Title:     Managing Director

BRAVO BRIO RESTAURANT GROUP, INC
FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

LENDERS:                    BANK OF AMERICA, N.A.

By:    /s/ Anthony Luppino
Name:    Anthony Luppino
Title:    Assistant Vice President

BRAVO BRIO RESTAURANT GROUP, INC
FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

THE HUNTINGTON NATIONAL BANK

By:    /s/ Jacklyn Compau
Name:    Jacklyn Compau
Title:    Vice President

BRAVO BRIO RESTAURANT GROUP, INC
FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

KEYBANK NATIONAL ASSOCIATION

By:    /s/ Marianne T. Meil
Name:    Marianne T. Meil
Title:    Senior Vice President

Schedule 1.1(a)

COMMITMENTS AND PRO RATA SHARES

Lender	Revolving Commitment	Outstanding Term Loan	Pro Rata Share

Wells Fargo Bank, National Association	$9,000,000.00	$10,500,000.00	30.000000000%

Bank of America, N.A.	$7,500,000.00	$8,750,000.00	25.000000000%

KeyBank National Association	$7,500,000.00	$8,750,000.00	25.000000000%

The Huntington National Bank	$6,000,000.00	$7,000,000.00	20.000000000%

Total	$30,000,000.00	$35,000,000.00	100.000000000%

EXHIBIT A

Amended Credit Agreement

REVOLVING CUSIP NUMBER: 10566VAD8
TERM LOAN CUSIP NUMBER: 10566VAF3

EXHIBIT A TO FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

CREDIT AGREEMENT

among

BRAVO BRIO RESTAURANT GROUP, INC.
as Borrower,

THE DOMESTIC SUBSIDIARIES OF THE BORROWER
FROM TIME TO TIME PARTIES HERETO,
as Guarantors,

THE LENDERS PARTIES HERETO,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

Dated as of November 5, 2014
(as amended in its entirety by the First Amendment
to Credit Agreement and Waiver dated October 31, 2016)

BANK OF AMERICA, N.A.
as Syndication Agent

KEYBANK NATIONAL ASSOCIATION
as Documentation Agent

WELLS FARGO SECURITIES, LLC,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
and
KEYBANC CAPITAL MARKETS INC.
as Joint Lead Arrangers and Joint Bookrunners

CID #: 000000841

i

Schedules

Schedule 1.1(a)	Commitments and Pro Rata Shares
Schedule 1.1(b)	Existing Investments
Schedule 1.1(c)	Existing Liens
Schedule 1.1(d)	Existing Letters of Credit
Schedule 1.1(e)	Excluded Subsidiaries
Schedule 1.1(f)	Immaterial Subsidiaries
Schedule 1.1(g)	Authorized Officers
Schedule 2.2(b)	Fiscal Quarters
Schedule 3.11(a)	Subsidiaries
Schedule 3.14	Intellectual Property
Schedule 3.16(a)	Owned Real Property
Schedule 3.16(b)	Leased Real Property
Schedule 3.16(c)	Location of Collateral
Schedule 3.16(d)	States of Incorporation, Chief Executive Offices, etc.
Schedule 3.16(e)	Deposit and Securities Accounts
Schedule 3.16(f)	Certain Investments/Investment Property
Schedule 3.16(g)	Documents, Instruments, Chattel Paper and Letter of Credit Rights
Schedule 3.16(h)	Commercial Tort Claims
Schedule 3.18	Labor Matters
Schedule 3.20	Material Contracts
Schedule 3.21	Insurance
Schedule 3.26	Certain Transactions
Schedule 6.1(b)	Existing Indebtedness
Schedule 6.12	Existing Sale‑Leaseback Transactions

Exhibits

Exhibit 1.1(a)	Form of Account Designation Notice
Exhibit 1.1(b)	Form of Assignment and Assumption
Exhibit 1.1(c)	Form of Joinder Agreement
Exhibit 1.1(d)	Form of Notice of Borrowing
Exhibit 1.1(e)	Form of Notice of Conversion/Extension
Exhibit 1.1(f)	Form of Secured Party Designation Notice
Exhibit 2.1(a)	Form of Funding Indemnity Letter
Exhibit 2.1(e)	Form of Revolving Loan Note
Exhibit 2.2(d)	Form of Term Loan Note
Exhibit 2.3(d)	Form of Swingline Loan Note
Exhibit 2.16	Form of Tax Exempt Certificate
Exhibit 4.1(b)	Form of Secretary’s Certificate
Exhibit 4.1(g)	Form of Solvency Certificate
Exhibit 5.2(b)	Form of Officer’s Compliance Certificate

v

CREDIT AGREEMENT, dated as of November 5, 2014 (as amended in its entirety by that certain First Amendment to Credit Agreement and Waiver dated as of October 31, 2016), among BRAVO BRIO RESTAURANT GROUP, INC., an Ohio corporation (the “Borrower”), each of the Domestic Subsidiaries of the Borrower (other than Immaterial Subsidiaries) from time to time party hereto (collectively the “Guarantors” and individually a “Guarantor”), the several banks and other financial institutions from time to time parties to this Credit Agreement (collectively the “Lenders” and individually a “Lender”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent” or the “Agent”).

W I T N E S S E T H:

WHEREAS, the Credit Parties (as hereinafter defined) have requested that the Lenders make loans and other financial accommodations to the Borrower, as more particularly described herein;

WHEREAS, the Lenders have agreed to make such loans and other financial accommodations to the Borrower on the terms and conditions contained herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Defined Terms.

As used in this Credit Agreement, terms defined in the preamble to this Credit Agreement have the meanings therein indicated, and the following terms have the following meanings:

“Account Designation Notice” shall mean the Account Designation Notice dated the Closing Date from the Borrower to the Administrative Agent in substantially the form attached hereto as Exhibit 1.1(a).

“Additional Credit Party” shall mean each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with Section 5.10.

“Administrative Agent” or “Agent” shall have the meaning set forth in the first paragraph of this Credit Agreement and shall include any successors in such capacity.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” shall mean, with respect to a specified Person, another Person that directly or indirectly, through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the Person specified.

“Aggregate Revolving Exposure” means, at any time, the aggregate Revolving Exposure of all Revolving Lenders at such time.

“Agreement” or “Credit Agreement” shall mean this Credit Agreement, as amended, modified, extended, restated, amended and restated, replaced or supplemented from time to time in accordance with its terms.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the sum of (i)

LIBOR for an Interest Period of one (1) month commencing on such day plus (ii) 1.00%, in each instance as of such date of determination (provided that clause (c) shall not be applicable during any period in which LIBOR is unavailable or unascertainable).

“Alternate Base Rate Loans” shall mean Loans that bear interest at an interest rate based on the Alternate Base Rate.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Percentage” shall mean, for any day, the rate per annum set forth below opposite the applicable Level then in effect (based on the Consolidated Lease-Adjusted Leverage Ratio), it being understood that the Applicable Percentage for (a) Loans that are Alternate Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin,” (b) Loans that are LIBOR Rate Loans shall be the percentage set forth under the column “LIBOR Margin & L/C Fee”, (c) the Letter of Credit Fee shall be the percentage set forth under the column “LIBOR Margin & L/C Fee” and (d) the Commitment Fee shall be the percentage set forth under the column “Commitment Fee.”

Applicable Percentage
Level	Consolidated Lease-Adjusted Leverage Ratio	LIBOR Margin & L/C Fee	Base Rate Margin	Commitment Fee
I	> 5.50 to 1.0	3.00%	2.00%	0.500%
II	< 5.50 to 1.0 but > 5.00 to 1.0	2.75%	1.75%	0.400%
III	< 5.0 to 1.0	2.50%	1.50%	0.300%

The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Administrative Agent has received from the Borrower the quarterly financial information (in the case of the first three fiscal quarters of the Borrower’s fiscal year), the annual financial information (in the case of the fourth fiscal quarter of the Borrower’s fiscal year) and the certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 5.1(a), 5.1(b) and 5.2(b) (each an “Interest Determination Date”). Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date. After the Closing Date, if the Credit Parties shall fail to provide the financial information or certifications in accordance with the provisions of Sections 5.1(a), 5.1(b) and 5.2(b), the Applicable Percentage shall, on the date five (5) Business Days after the date by which the Credit Parties were so required to provide such financial information or certifications to the Administrative Agent and the Lenders, be based on Level I until such time as such information or certifications (or corrected information or certificates) are provided, whereupon the Level shall be determined by the then current Consolidated Lease-Adjusted Leverage Ratio. Notwithstanding the foregoing, the Applicable Percentage as of the First Amendment Effective Date shall be as set forth above opposite Level I until the financial information and certificates required to be delivered pursuant to Sections 5.1 and 5.2 for the fiscal quarter ending December 25, 2016 have been delivered to the Administrative Agent. In the event that any financial statement or certification delivered pursuant to Sections 5.1 or 5.2 is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage for any period (an “Applicable Period”) than the Applicable Percentage applied for such Applicable Period, the Borrower shall promptly (a) deliver to the Administrative Agent a corrected compliance certificate for such Applicable Period, (b) determine the Applicable Percentage for such Applicable Period based upon the corrected compliance certificate, and (c) pay to the Administrative Agent for the benefit of the Lenders the accrued additional interest and other fees owing as a result of such increased Applicable Percentage for such Applicable Period, which payment shall be promptly distributed by the Administrative Agent to the Lenders entitled thereto. It is acknowledged and agreed that nothing contained herein shall limit the rights of the Administrative Agent and the Lenders under the Credit Documents, including their rights under Sections 2.8 and 7.1.

“Approved Bank” shall have the meaning set forth in the definition of “Cash Equivalents.”

“Approved Fund” shall mean any Fund that is administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” shall mean Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBanc Capital Markets Inc., in their capacities as joint lead arrangers and joint bookrunners.

“Asset Disposition” shall mean the disposition of any or all of the assets (including, without limitation, the Equity Interests of a Subsidiary or any ownership interest in a joint venture) of any Credit Party or any Subsidiary whether by sale, lease, transfer or otherwise, in a single transaction or in a series of transactions.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.6), and accepted by the Administrative Agent, in substantially the form of Exhibit 1.1(b) or any other form approved by the Administrative Agent.

“Authorized Officers” shall mean the Responsible Officers set forth on Schedule 1.1(e).

“Bank of America” shall mean Bank of America, N.A., a national banking association, together with its successors and/or assigns.

“Bankruptcy Code” shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Bankruptcy Event” shall mean any of the events described in Section 7.1(e).

“Borrower” shall have the meaning set forth in the first paragraph of this Credit Agreement.

“Borrowing Date” shall mean, in respect of any Loan, the date such Loan is made.

“Business” shall have the meaning set forth in Section 3.10.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in San Francisco, California, Charlotte, North Carolina or New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan or an Alternate Base Rate Loan as to which the interest rate is determined by reference to LIBOR, the term “Business Day” shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

“Calculation Date” means the date of the applicable Specified Transaction which gives rise to the requirement to calculate the financial covenants set forth in Section 5.9(a), (b) and (c) on a Pro Forma Basis.

“Calculation Period” means, in respect of any Calculation Date, the period of four fiscal quarters of the Borrower and its Subsidiaries ended as of the last day of the most recent fiscal quarter of the Borrower and its Subsidiaries preceding such Calculation Date for which the Administrative Agent shall have received (a) the financial statements required to be delivered pursuant to Section 5.1(a) or (b) for such fiscal period or quarter, and (b) the certificate of a Responsible Officer of the Borrower required by Section 5.2(b) to be delivered with the financial statements described in clause (a) above.

“Capital Lease” shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP; provided that no lease shall be deemed to be a Capital Lease solely as a result of the “continued involvement” of Borrower as such term is used in SFAS 98.

“Capital Lease Obligations” shall mean the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender or Swingline Lender (as applicable) and the Lenders, as collateral for LOC Obligations, obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Issuing Lender or Swingline Lender benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the Issuing Lender or the Swingline Lender, as applicable. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition (“Government Obligations”), (b) Dollar denominated (or foreign currency fully hedged to the Dollar) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short‑term commercial paper rating at the time of the acquisition thereof is at least A‑1 or the equivalent thereof from S&P or is at least P‑1 or the equivalent thereof from Moody’s (any such bank being an “Approved Bank”), in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A‑1 (or the equivalent thereof) or better by S&P or P‑1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements with at term of not more than (30) days with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (e) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (f) money market accounts subject to Rule 2a-7 of the Investment Company Act of 1940 (“Rule 2a-7”) which consist primarily of cash and cash equivalents set forth in clauses (a) through (e) above and of which 95% shall at all times be comprised of First Tier Securities (as defined in Rule 2a-7) and any remaining amount shall at all times be comprised of Second Tier Securities (as defined in Rule 2a-7) and (g) shares of any so-called “money market fund”; provided that such fund is registered under the Investment Company Act of 1940, has net assets of at least $500,000,000 and has an investment portfolio with an average maturity of 365 days or less.

“Cash Flow Sweep” shall have the meaning set forth in 2.7(b)(ii).

“Cash Management Agreement Provider” shall mean (a) any Person that enters into a Secured Cash Management Agreement with a Credit Party or any of its Subsidiaries to the extent such Person is a Lender, an Affiliate of a Lender or (b) any other Person that was a Lender (or an Affiliate of a Lender) at the time it entered into the Secured Cash Management Agreement but has ceased to be a Lender (or whose Affiliate has ceased to be a Lender) under the Credit Agreement.

“Cash Management Agreements” shall mean, with respect to any Person, any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer or other cash management arrangements.

“Cash On Hand” shall mean, as of any date, the unrestricted cash of the Borrower and its Subsidiaries as shown on or reflected in the balance sheet of Borrower and its Subsidiaries as of such date (excluding, for the avoidance of doubt, (1) any amounts for outstanding payments that have been made by the Borrower and its Subsidiaries but not yet reflected on such balance sheet as of such date, (2) any amounts from outstanding checks and (3) other amounts for payments reasonably projected to come due and payable within five (5) Business Days).

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% of the Voting Stock of the Borrower on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right).

“Closing Date” shall mean November 5, 2014.

“Code” shall mean the Internal Revenue Code of 1986.

“Collateral” shall mean a collective reference to the collateral which is identified in, and at any time will be covered by, the Security Documents and any other property or assets of a Credit Party, whether tangible or intangible and whether real or personal, that may from time to time secure the Credit Party Obligations; provided that there shall be excluded from the Collateral (a) any account, instrument, chattel paper or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person or Sanctioned Country or (b) any lease in which the lessee is a Sanctioned Person or Sanctioned Country.

“Commitment” shall mean as to any Lender, the obligation of such Lender to make Revolving Loans for the account of the Borrower and participate in Letters of Credit and Swingline Loans in an aggregate principal and/or stated amount at any time outstanding not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 1.1(a) hereto or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. The aggregate Commitments of all the Lenders on the First Amendment Effective Date is $30,000,000.

“Commitment Fee” shall have the meaning set forth in Section 2.5(a).

“Commitment Period” shall mean (a) with respect to Revolving Loans and Swingline Loans, the period from and including the Closing Date to but excluding the Maturity Date and (b) with respect to Letters of Credit, the period from and including the Closing Date to but excluding the date that is thirty (30) days prior to the Maturity Date.

“Committed Funded Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Loans, LOC Obligations and Swingline Exposure.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Commonly Controlled Entity” shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

“Consolidated” shall mean, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.

“Consolidated Capital Expenditures” shall mean, for any period, all expenditures of the Borrower and its Subsidiaries on a Consolidated basis for such period that in accordance with GAAP would be classified as capital expenditures, including without limitation, Capital Lease Obligations. The term “Consolidated Capital Expenditures” shall not include (a) capital expenditures in respect of the reinvestment of proceeds from Recovery Events or (b) interest expense incurred during construction of a new Restaurant to the extent required to be capitalized in accordance with GAAP.

“Consolidated Cash Interest Expense” shall mean, for any period, all cash interest expense (excluding amortization of debt discount and premium, but including the interest component under Capital Leases) for such period of the Borrower and its Subsidiaries on a Consolidated basis.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period plus (b) the sum of the following to the extent deducted in determining Consolidated Net Income: (i) income taxes, (ii) Consolidated Interest Expense, (iii) amortization, depreciation, non-cash stock compensation expenses and other non‑cash charges (except to the extent that such non‑cash charges are reserved for cash charges to be taken in the future), (iv) extraordinary or unusual losses as determined in accordance with GAAP, and other non‑recurring or unusual losses or charges reasonably acceptable to the Administrative Agent, (v) Transaction Costs in an aggregate amount not to exceed $1,500,000, (vi) Pre‑Opening Costs incurred during such period in an aggregate amount not to exceed $600,000 per new Restaurant in any period, (vii) any charges related to Hedging Agreements permitted under Section 6.1(d), and (viii) any non-cash charges related to option plans, less (c) the sum of the following to the extent included in determining Consolidated Net Income: (i) interest income, (ii) Federal, state, foreign and local income tax credits and (iii) any extraordinary, non‑recurring, unusual or non‑cash gains, plus or minus (as applicable) (d) adjustments to reflect rent expense on a cash basis.

“Consolidated EBITDAR” means, for any period, the sum of (i) the Consolidated EBITDA of the Borrower and its Subsidiaries for such period plus (ii) Consolidated Rental Expense for such period.

“Consolidated Fixed Charges” shall mean, for any period, the sum of (a) Consolidated Cash Interest Expense for such period plus (b) Consolidated Rental Expense for such period, plus (c) Consolidated Scheduled Debt Payments for such period.

“Consolidated Fixed Charge Coverage Ratio” shall mean, as of the end of each fiscal quarter of the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated EBITDAR for the four fiscal quarter period ending on such date minus Consolidated Maintenance Capital Expenditures for such period minus Consolidated Income Cash Taxes for such period to (b) Consolidated Fixed Charges for such period.

“Consolidated Funded Debt” shall mean, as of any date of determination, Funded Debt of the Borrower and its Subsidiaries on a Consolidated basis.

“Consolidated Growth Capital Expenditures” shall mean (a) Consolidated Capital Expenditures relating to the construction, acquisition or opening of new Restaurants operated by Borrower and its Subsidiaries after the Closing

Date minus, without duplication, (b) any capitalized interest expense included in Consolidated Interest Expense with respect to such Consolidated Capital Expenditures described in the foregoing clause (a).

“Consolidated Income Cash Taxes” shall mean, for any period, the aggregate of all income taxes (including, without limitation, any federal, state, local and foreign income taxes) actually paid by the Borrower and its Subsidiaries on a Consolidated basis during such period.

“Consolidated Interest Expense” shall mean, for any period, the gross interest expense (excluding amortization of debt discount and premium, but including the interest component under Capital Leases) for such period of the Borrower and its Subsidiaries on a Consolidated basis.

“Consolidated Lease-Adjusted Leverage Ratio” shall mean, as of the end of each fiscal quarter of the Borrower and its Subsidiaries on a Consolidated basis, the ratio of (a) the sum of (i) Consolidated Funded Debt as of such date plus (ii) the product of Consolidated Rental Expense for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date multiplied by eight (8) to (b) Consolidated EBITDAR for the four fiscal quarter period then ended.

“Consolidated Maintenance Capital Expenditures” shall mean, any Consolidated Capital Expenditures that are not Consolidated Growth Capital Expenditures or Consolidated Reimaging Capital Expenditures, minus, without duplication, any capitalized interest expense included in Consolidated Interest Expense with respect to such Consolidated Capital Expenditures.

“Consolidated Net Income” shall mean, for any period, for the Borrower and its Subsidiaries, the net income (or loss) of the Borrower and its Subsidiaries on a Consolidated basis; provided that there shall be excluded from Consolidated Net Income (a) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time during such period, (b) the net income (or loss) of any Person that is not a Subsidiary, in which the Borrower or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to the Borrower or any of its Subsidiaries by dividend or other distribution during such period and (c) the net income (if positive) of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Borrower or any of its Subsidiaries of such net income is not at the time permitted by operation of the terms of its charter or any agreement or instrument applicable to such Subsidiary or Requirement of Law.

“Consolidated Reimaging Capital Expenditures” shall mean (a) Consolidated Capital Expenditures relating to the reimaging of any existing Restaurants operated by Borrower and its Subsidiaries pursuant to the Borrower’s reimaging program minus, without duplication, (b) any capitalized interest expense included in Consolidated Interest Expense with respect to such Consolidated Capital Expenditures described in the foregoing clause (a).

“Consolidated Rental Expense” shall mean, for any period, all rental expense for such period (determined on a cash basis) of the Borrower and its Subsidiaries on a Consolidated basis.

“Consolidated Scheduled Debt Payments” shall mean, for any period, the sum of all scheduled payments of principal on Consolidated Funded Debt for such period; it being understood that scheduled payments on Consolidated Funded Debt shall not include optional prepayments or the mandatory prepayments required pursuant to Section 2.7. With respect to the calculation of Consolidated Scheduled Debt Payments, it is understood and agreed that, for each of the four fiscal quarter periods ending on December 25, 2016, March 26, 2017 and June 25, 2017, the scheduled payments of principal with respect to the Term Loan shall be deemed to be $4,000,000 for each such period.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any contract, agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright Licenses” shall mean any agreement, whether written or oral, providing for the grant by or to a Person of any right under any Copyright, including, without limitation, any thereof referred to in Schedule 3.14 to this Credit Agreement.

“Copyrights” shall mean all copyrights of the Credit Parties and their Subsidiaries in all Works, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 3.14 and all renewals thereof.

“Credit Documents” shall mean this Credit Agreement, each of the Notes, any Joinder Agreement, the Letters of Credit, LOC Documents and the Security Documents and all other agreements, documents, certificates and instruments delivered to the Administrative Agent or any Lender by any Credit Party in connection therewith (other than any agreement, document, certificate or instrument related to a Hedging Agreement or Cash Management Agreement).

“Credit Party” shall mean any of the Borrower or the Guarantors.

“Credit Party Obligations” shall mean, without duplication, (a) all of the Obligations and (b) solely for purposes of the Security Documents and the Guaranty Obligations, all liabilities and obligations, whenever arising, owing from any Credit Party or any of its Subsidiaries to (i) any Hedging Agreement Provider arising under any Secured Hedging Agreement and (ii) any Cash Management Agreement Provider arising under any Cash Management Agreement; provided, that “Credit Party Obligations” of a Guarantor shall exclude any Excluded Swap Obligations of such Guarantor.

“Debt Issuance” shall mean the issuance of any Indebtedness by any Credit Party or any of its Subsidiaries (excluding any Indebtedness of any Credit Party and its Subsidiaries permitted to be incurred pursuant to Section 6.1 hereof).

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any of the events specified in Section 7.1, whether or not any requirement for giving notice or lapse of time, or both, or any other condition, has been satisfied.

“Default Rate” shall mean (a) when used with respect to the Obligations, other than Letter of Credit Fees, an interest rate equal to (i) for Alternate Base Rate Loans (A) the Alternate Base Rate plus (B) the Applicable Percentage applicable to Alternate Base Rate Loans plus (C) 2.00% per annum and (ii) for LIBOR Rate Loans, (A) the LIBOR Rate plus (B) the Applicable Percentage applicable to LIBOR Rate Loans plus (C) 2.00% per annum, (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Percentage applicable to Letter of Credit Fees plus 2.00% per annum and (c) when used with respect to any other fee or amount due hereunder, a rate equal to the Applicable Percentage applicable to Alternate Base Rate Loans plus 2.00% per annum.

“Defaulting Lender” means, subject to Section 2.20(b), any Lender that, as determined by the Administrative Agent (with notice to the Borrower of such determination), (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in Letters of Credit or Swingline Loans, within two Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest by a Governmental Authority in such Lender or any direct or indirect parent company thereof.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Lending Office” shall mean, initially, the office of each Lender designated as such Lender’s Domestic Lending Office in such Lender’s Administrative Questionnaire; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which Alternate Base Rate Loans of such Lender are to be made.

“Domestic Subsidiary” shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) the Issuing Lender and (iii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (A) any Credit Party or any of the Credit Party’s Affiliates or Subsidiaries, (B) any Person holding Subordinated Debt of the Credit Parties or any of such Person’s Affiliates or (C) any Defaulting Lender (or any of its Affiliates).

“Environmental Laws” shall mean any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Credit Agreement.

“Equity Interests” shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general, preferred or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers or could confer on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, without limitation, options, warrants and any other “equity security” as defined in Rule 3a11-1 of the Exchange Act.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurodollar Reserve Percentage” shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” shall mean any of the events specified in Section 7.1; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means any Subsidiary of a Credit Party formed primarily for the purpose of holding the liquor license for a facility operated by the Credit Parties, if the grant of a security interest in such Subsidiary’s Equity Interests to the Lenders is prohibited by, conflicts with, or constitutes a breach or default under, or requires any consent not obtained under, (i) the articles or certificate of incorporation, by-laws or other organizational or governing documents of such Subsidiary or (ii) the applicable documentation pursuant to which a Credit Party acquired such Subsidiary, and in each case such prohibition or other restrictions in such organizational or other governing documents and/or such acquisition documents are required by applicable state law. The Excluded Subsidiaries as of the First Amendment Effective Date are set forth on Schedule 1.1(f).

“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Credit Party for or the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Credit Party, including under Section 10.10). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Existing Credit Agreement” means the Credit Agreement dated as of October 26, 2010 among the Borrower, certain Subsidiaries and other Affiliates of the Borrower party thereto, as guarantors, the financial institutions party thereto as lenders, and Wells Fargo as administrative agent for such Lenders (as amended or otherwise modified prior to the Closing Date).

“Existing Letters of Credit” means the letters of credit outstanding on the Closing Date and identified on Schedule 1.1(d) hereto.

“Extension of Credit” shall mean, as to any Lender, the making of a Loan by such Lender, the extension of any Loan, or the issuance, extension or renewal of, or participation in, a Letter of Credit by such Lender.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” shall mean (i) the letter agreement dated October 31, 2014, addressed to the Borrower from Wells Fargo and WFS as amended, modified or otherwise supplemented.

“First Amendment” means that First Amendment to Credit Agreement and Waiver, by and among the Borrower, the Guarantors party thereto, the Lenders and the Administrative Agent dated as of the First Amendment Effective Date.

“First Amendment Effective Date” means October 31, 2016.

“Foreign Lender” means each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code).

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s Pro Rata Share of the outstanding LOC Obligations with respect to the Letters of Credit other than LOC Obligations as to which such Defaulting Lender’s Participation Interests have been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Pro Rata Share of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s Participation Interests have been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” shall mean, with respect to any Person, without duplication, all Indebtedness of such Person other than (x) Indebtedness of the types referred to in clauses (i) and (j) (so long as undrawn) of the definition of “Indebtedness” and (y) Indebtedness evidenced by the New Jersey Liquor License Notes.

“GAAP” shall mean generally accepted accounting principles in effect in the United States of America applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in Section 5.9 to the provisions of Section 1.3.

“Government Acts” shall have the meaning set forth in Section 2.18.

“Government Obligations” shall have the meaning set forth in the definition of “Cash Equivalents.”

“Governmental Approvals” shall mean all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” shall have the meaning set forth in the first paragraph of this Agreement; provided that no Immaterial Subsidiary or Foreign Subsidiary shall be or become a Guarantor.

“Guaranty” shall mean the guaranty of the Guarantors set forth in Article X.

“Guaranty Obligations” shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection)

guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

“Hedging Agreement Provider” shall mean any Person that (a) has provided the Administrative Agent with a fully executed Secured Party Designation Notice, substantially in the form of Exhibit 1.1(f) and (b) enters into a Secured Hedging Agreement with a Credit Party or any of its Subsidiaries that is permitted by Section 6.1(d) to the extent that (i) such Person is a Lender, an Affiliate of a Lender or any other Person that was a Lender (or an Affiliate of a Lender) at the time it entered into the Secured Hedging Agreement but has ceased to be a Lender (or whose Affiliate has ceased to be a Lender) under the Credit Agreement or (ii) such Person is a Lender or an Affiliate of a Lender on the Closing Date and the Hedging Agreement was entered into on or prior to the Closing Date (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, in the case of a Secured Hedging Agreement with a Person who is no longer a Lender, such Person shall be considered a Hedging Agreement Provider only through the stated maturity date (without extension or renewal) of such Secured Hedging Agreement.

“Hedging Agreements” shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate hedging agreements.

“Immaterial Subsidiary” means, as of any date, any Subsidiary that (a) had (or would have, if newly formed, created or acquired) total assets representing 1.0% or less of the total consolidated assets of the Borrower and its Subsidiaries on the last day of the most recent fiscal quarter ended prior to such date of determination (such quarter end date, the “Test Date”) and (b) generated (or would have generated, if newly formed, created or acquired) 1.0% or less of the Consolidated EBITDA of the Borrower and its Subsidiaries for the four fiscal quarter period ended as of the Test Date; provided that (i) the total assets held by all Subsidiaries treated as Immaterial Subsidiaries hereunder shall not exceed 2.5% or more of the total consolidated assets of the Borrower and its Subsidiaries as of the Test Date and (ii) the total Consolidated EBITDA generated by all Subsidiaries treated as Immaterial Subsidiaries hereunder shall not exceed 2.5% or more of the Consolidated EBITDA of the Borrower and its Subsidiaries for the four fiscal quarters period ended as of the Test Date. The Immaterial Subsidiaries as of the First Amendment Effective Date are set forth on Schedule 1.1(g).

“Indebtedness” shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations (including, without limitation, earnout obligations and obligations under non‑competition or similar agreements that have not been paid within 30 days of becoming fixed and matured) of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take‑or‑pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all Capital Lease Obligations of such Person plus any accrued interest thereon, (i) all net obligations of such Person under Hedging Agreements, (j) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Equity Interests issued by such Person and which by the terms thereof could at any time prior to the Maturity Date be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, off‑balance sheet loan or similar off‑balance sheet financing product plus any accrued interest thereon and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

“Insolvency” shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

“Intellectual Property” shall mean, collectively, the Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses of the Credit Parties and their Subsidiaries, all goodwill associated therewith and all rights to sue for infringement thereof.

“Interest Determination Date” shall have the meaning specified in the definition of “Applicable Percentage” set forth in this Section 1.1.

“Interest Payment Date” shall mean (a) as to any Alternate Base Rate Loan, the last Business Day of each March, June, September and December and on the Maturity Date, (b) as to any LIBOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any LIBOR Rate Loan having an Interest Period longer than three months, (i) each three (3) month anniversary following the first day of such Interest Period and (ii) the last day of such Interest Period and (d) as to any Loan which is the subject of a mandatory prepayment required pursuant to Section 2.7(b), the date on which such mandatory prepayment is due.

“Interest Period” shall mean, with respect to any LIBOR Rate Loan,

(a)    initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower in the Notice of Borrowing or Notice of Conversion/Extension given with respect thereto; and

(b)    thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that the foregoing provisions are subject to the following:

(i)    if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)    any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

(iii)    if the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have selected an Alternate Base Rate Loan to replace the affected LIBOR Rate Loan;

(iv)    no Interest Period in respect of any Loan shall extend beyond the Maturity Date; and

(v)    no more than six (6) LIBOR Rate Loans may be in effect at any time.

For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

“Investment” shall mean (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of shares of Equity Interests, other ownership interests or other securities of any Person or bonds, notes, debentures or all or substantially all of the assets of any Person or (b) any deposit with, or advance, loan or other extension of credit to, any Person (other than deposits made in the ordinary course of business) or (c) any other capital contribution to or investment in any Person, including, without limitation, any Guaranty Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

“Issuing Lender” shall mean Wells Fargo and any successor in such capacity.

“Issuing Lender Fees” shall have the meaning set forth in Section 2.5(c).

“Joinder Agreement” shall mean a Joinder Agreement in substantially the form of Exhibit 1.1(c), executed and delivered by an Additional Credit Party in accordance with the provisions of Section 5.10.

“Lender” shall have the meaning set forth in the first paragraph of this Credit Agreement.

“Letters of Credit” shall mean any Existing Letter of Credit and any other letter of credit issued by the Issuing Lender pursuant to the terms hereof, as such letter of credit may be amended, modified, restated, extended, renewed, increased or replaced from time to time in accordance with the terms of this Agreement.

“Letter of Credit Fee” shall have the meaning set forth in Section 2.5(b).

“LIBOR” shall mean,

(a)    for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of such Interest Period; and

(b)     for any interest rate calculation with respect to an Alternate Base Rate Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in Dollars for an Interest Period equal to one month (commencing on the date of determination of such interest rate) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 A.M. London time, on such date of determination for a period equal to one month commencing on such date of determination;

provided notwithstanding anything to the contrary above, if LIBOR shall be less than zero, then LIBOR shall be deemed to be zero for the purposes of this Agreement.

“LIBOR Lending Office” shall mean, initially, the office(s) of each Lender designated as such Lender’s LIBOR Lending Office in such Lender’s Administrative Questionnaire; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

“LIBOR Rate” shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =             LIBOR
1.00 ‑ Eurodollar Reserve Percentage

“LIBOR Rate Loan” shall mean Loans the rate of interest applicable to which is based on the LIBOR Rate.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

“Loan” shall mean a Revolving Loan, the Term Loan and/or a Swingline Loan, as appropriate.

“LOC Documents” shall mean, with respect to each Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or (ii) any collateral security for such obligations.

“LOC Obligations” shall mean, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

“LOC Sublimit” shall have the meaning set forth in Section 2.3(a). For the avoidance of doubt, the LOC Sublimit shall be part of, and not in addition to, the aggregate Commitments.

“Mandatory LOC Borrowing” shall have the meaning set forth in Section 2.3(e).

“Mandatory Swingline Borrowing” shall have the meaning set forth in Section 2.4(b)(ii).

“Material Adverse Effect” shall mean a material adverse change in, or a material adverse effect on (a) the business, operations, condition (financial or otherwise), assets, liabilities (whether actual or contingent) or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower and the Guarantors, taken as a whole, to perform their obligations, when such obligations are required to be performed, under this Credit Agreement, any of the Notes or any other Credit Document or (c) the validity or enforceability of this Credit Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Material Contract” shall mean (a) any contract or other agreement, written or oral, of the Credit Parties or any of their Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $10,000,000 per annum and (b) any other contract, agreement, permit or license, written or oral, of the Credit Parties or any of their Subsidiaries as to which the breach, nonperformance, cancellation of failure to renew by any party thereto, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

“Materials of Environmental Concern” shall mean any gasoline or petroleum (including crude oil or any fraction thereof), petroleum products, asbestos, materials containing asbestos, pesticides, lead-based paint, radon, radioactive materials, polychlorinated biphenyls and urea formaldehyde and any hazardous or toxic substances, chemicals, materials or wastes, defined or regulated in or under any Environmental Law.

“Maturity Date” shall mean November 5, 2019.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Disposition or Recovery Event, the gross proceeds received by any Credit Party or any of its Subsidiaries therefrom (including any cash, Cash Equivalents, deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when received) less the sum of (i) in the case of an Asset Disposition, all income taxes and other taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of such transaction (provided that if such estimated taxes exceed the amount of actual taxes required to be paid in cash in respect of such Asset Disposition, the amount of such excess shall constitute Net Cash Proceeds), (ii) all reasonable and customary out-of-pocket fees and expenses incurred in connection with such transaction or event and (iii) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) disposed of, which Indebtedness is required to be repaid in connection with such transaction or event, and (b) with respect to any Debt Issuance, the gross cash proceeds received by any Credit Party or any of its Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting and other fees and expenses incurred in connection therewith.

“New Jersey Liquor License Notes” shall mean those certain promissory notes issued from time to time by the Borrower to landlords of Restaurants with respect to the purchase of liquor licenses for Restaurants operated by the Credit Parties in New Jersey.

“New Property” shall mean any Property that was not owned, operated or leased by the Credit Parties or their Subsidiaries as of the Closing Date.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” or “Notes” shall mean the Revolving Notes, the Term Loan Notes and/or the Swingline Notes, collectively, separately or individually, as appropriate.

“Notice of Borrowing” shall mean a request for a Revolving Loan borrowing pursuant to Section 2.1(b)(i) or a request for a Swingline Loan borrowing pursuant to Section 2.4(b)(i), as appropriate. A Form of Notice of Borrowing is attached as Exhibit 1.1(d).

“Notice of Conversion/Extension” shall mean the written notice of extension or conversion as referenced in Section 2.9, in each case substantially in the form of Exhibit 1.1(e).

“Obligations” shall mean, collectively, all of the obligations, Indebtedness and liabilities of the Credit Parties to the Lenders (including the Issuing Lender) and the Administrative Agent, whenever arising, under this Agreement, the Notes or any of the other Credit Documents, including principal, interest, fees, reimbursements, indemnification obligations and other amounts (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code).

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Operating Lease” shall mean, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Participant” shall have the meaning set forth in Section 9.6(d).

“Participant Register” shall have the meaning assigned thereto in Section 9.6(d).

“Participation Interest” shall mean a participation interest purchased by a Revolving Lender in LOC Obligations as provided in Section 2.3(c) and in Swingline Loans as provided in Section 2.4.

“Patent Licenses” shall mean any agreement, whether written or oral, providing for the grant by or to a Person of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 3.14 to the Credit Agreement.

“Patents” shall mean (a) all letters patent of the United States or any other country, now existing or hereafter arising, and all improvement patents, reissues, reexaminations, patents of additions, renewals and extensions thereof, including, without limitation, any thereof referred to in Schedule 3.14 to this Credit Agreement, and (b) all applications for letters patent of the United States or any other country, now existing or hereafter arising, and all provisionals, divisions, continuations and continuations‑in‑part and substitutes thereof, including, without limitation, any thereof referred to in Schedule 3.14 to this Credit Agreement.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Permitted Investments” shall mean:

(a)    cash and Cash Equivalents;

(b)    Investments set forth on Schedule 1.1(b);

(c)    receivables owing to the Credit Parties or any of their Subsidiaries or any receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(d)    Investments in and loans to any Credit Party;

(e)    loans and advances to officers, directors and employees of the Borrower or any of its Subsidiaries in an aggregate amount not to exceed $500,000 at any time outstanding; provided that such loans and advances shall comply with all applicable Requirements of Law;

(f)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(g)    Investments, acquisitions or transactions permitted under Section 6.4(b);

(h)    Hedging Agreements to the extent permitted hereunder; and

(i)    additional loan advances and/or Investments of a nature not contemplated by the foregoing clauses hereof; provided that such loans, advances and/or Investments made after the Closing Date pursuant to this clause (i) shall not exceed an aggregate amount of $10,000,000; provided further that no such loans, advances and/or Investments made from and after the First Amendment Effective Date pursuant to this clause (i) shall be permitted to be made until the Consolidated Lease-Adjusted Leverage Ratio for two (2) consecutive fiscal quarters of the Borrower and its Subsidiaries is less than 5.00 to 1.0 (as demonstrated in the financial information and certificates delivered to the Administrative Agent pursuant to Sections 5.1 and 5.2(b) for such fiscal quarters).

“Permitted Liens” shall mean:

(a)    Liens created by or otherwise existing under or in connection with this Credit Agreement or the other Credit Documents in favor of the Secured Parties;

(b)    Liens in favor of a Hedging Agreement Provider or a Cash Management Agreement Provider in connection with a Secured Hedging Agreement or a Secured Cash Management Agreement, respectively; provided that such Liens shall secure the Credit Party Obligations and the obligations under such Secured Hedging Agreement and Secured Cash Management Agreements on a pari passu basis;

(c)    Liens securing purchase money indebtedness and Capital Lease Obligations (and refinancings thereof) to the extent permitted under Section 6.1(c); provided, that (A) any such Lien attaches to such property concurrently with or within 30 days after the acquisition thereof and (B) such Lien attaches solely to the property so acquired in such transaction;

(d)    Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed 60 days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries with significant operations outside the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

(e)    statutory Liens such as carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings; provided that a reserve or other appropriate provision shall have been made therefore (other than landlord’s liens for rent not overdue);

(f)    pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self‑insurance arrangements, other than any Lien imposed by ERISA;

(g)    deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h)    Liens in favor of the Issuing Lender and/or Swingline Lender to Cash Collateralize or otherwise secure the obligations of a Defaulting Lender to fund risk participations hereunder;

(i)    easements, rights of way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(j)    any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in this definition (other than Liens set forth on Schedule 1.1(c)); provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

(k)    Liens existing on the Closing Date and set forth on Schedule 1.1(c); provided that (i) no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Closing Date and improvements thereon and (ii) the principal amount of the Indebtedness secured by such Lien shall not be extended, renewed, refunded or refinanced;

(l)    Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set‑off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary;

(m)    any zoning, building or similar laws or rights reserved to or vested in any Governmental Authority;

(n)    restrictions on transfers of securities imposed by applicable Securities Laws;

(o)    Liens arising out of judgments or awards not resulting in a Default; provided that the Borrower or any applicable Subsidiary shall in good faith be prosecuting an appeal or proceedings for review;

(p)    any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased, licensed or subleased;

(q)    assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease; and

(r)    additional Liens so long as the principal amount of Indebtedness and other obligations secured thereby does not exceed $3,000,000 in the aggregate.

“Permitted New Lease” shall mean that lease of real property, for the development and operation of a Restaurant located at Dania Pointe, Dania Beach, Florida.

“Person” shall mean any natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan” shall mean, as of any date of determination, any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” shall mean the Pledge Agreement dated as of the Closing Date given by the Borrower and the Guarantors to the Administrative Agent, for the benefit of the Secured Parties, as the same may from time to time be amended, modified, extended, restated, replaced, amended and restated or supplemented from time to time in accordance with the terms hereof and thereof.

“Pre‑Opening Costs” means “start‑up costs” (such term used herein as defined in SOP 98‑5 published by the American Institute of Certified Public Accountants) related to the acquisition, opening and organizing of new restaurants, including, without limitation, the cost of feasibility studies, staff‑training, and recruiting, travel costs for employees engaged in such start‑up activities advertising and rent accrued prior to opening.

“Prime Rate” shall mean, at any time, the rate of interest per annum publicly announced or otherwise identified from time to time by Wells Fargo as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by Wells Fargo as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Pro Forma Basis” means, in connection with the calculation as of the applicable Calculation Date (utilizing the principles set forth in Section 1.3(c)) of the financial covenants set forth in Section 5.9(a), (b) and (c) in respect of a proposed transaction (a “Specified Transaction”) as of the date on which such Specified Transaction is to be effected, the making of such calculation after giving effect on a pro forma basis to:

(a)    the consummation of such Specified Transaction as of the first day of the applicable Calculation Period;

(b)    the assumption, incurrence or issuance of any Indebtedness by the Borrower or any of its Subsidiaries (including any Person which became a Subsidiary pursuant to or in connection with such Specified Transaction) in connection with such Specified Transaction, as if such Indebtedness had been assumed, incurred or issued (and the proceeds thereof applied) on the first day of such Calculation Period (with any such Indebtedness bearing interest at a floating rate being deemed to have an implied rate of interest for the applicable period equal to the rate which is or would be in effect with respect to such Indebtedness as of the applicable Calculation Date);

(c)    the permanent repayment, retirement or redemption of any Indebtedness (other than revolving Indebtedness, except to the extent accompanied by a permanent commitment reduction) by the Borrower or any of its Subsidiaries (including any Person which became a Subsidiary pursuant to or in connection with such Specified Transaction) in connection with such Specified Transaction, as if such Indebtedness had been repaid, retired or redeemed on the first day of such Calculation Period;

(d)    other than in connection with such Specified Transaction, any assumption, incurrence or issuance of any Indebtedness by the Borrower or any of its Subsidiaries during the period beginning with the first day of the applicable Calculation Period through and including the applicable Calculation Date, as if such Indebtedness had been assumed, incurred or issued (and the proceeds thereof applied) on the first day of such Calculation Period (with any such Indebtedness bearing interest at a floating rate being deemed to have an implied rate of interest for the applicable period equal to the weighted average of the interest rates actually in effect with respect to such Indebtedness during the portion of such period that such Indebtedness was outstanding); and

(e)    other than in connection with such Specified Transaction, the permanent repayment, retirement or redemption of any Indebtedness (other than revolving Indebtedness, except to the extent accompanied by a permanent commitment reduction) by the Borrower or any of its Subsidiaries during the period beginning with the first day of the applicable Calculation Period through and including the applicable Calculation Date, as if such Indebtedness had been repaid, retired or redeemed on the first day of such Calculation Period.

“Properties” shall mean the assets, facilities and properties owned, leased or operated by any of the Credit Parties.

“Pro Rata Share” means, as to each Lender at any time, (a) with respect to such Lender’s Commitment at any time, a fraction (expressed as a percentage) the numerator of which is the amount of the Commitment of such Lender at such time (or, if the Commitments have been terminated, the amount of the outstanding Revolving Loans and participations in LOC Obligations and Swingline Loans of such Lender at such time) and the denominator of which is the amount of the Commitments of all Lenders at such time (or, if the Commitments have been terminated, the amount of the outstanding Revolving Loans and participations in LOC Obligations and Swingline Loans of all Lenders at such time) and (b) with respect to such Lender’s outstanding Term Loan at any time, a fraction (expressed as a percentage), the numerator of which is the principal amount of the Term Loan held by such Lender at such time and the denominator of which is the aggregate principal amount of the Term Loan at such time. The Pro Rata Share of each Lender as of the First Amendment Effective Date is set forth opposite the name of such Lender on Schedule 1.1(a) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Credit Party as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.

“Recovery Event” shall mean the receipt by any Credit Party or any of their Subsidiaries of any cash insurance proceeds or condemnation or expropriation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets other than obsolete property or assets no longer used or useful in the business of the Credit Parties or any of their Subsidiaries.

“Register” shall have the meaning set forth in Section 9.6(c).

“Reimbursement Obligation” shall mean the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 2.3(d) for amounts drawn under Letters of Credit.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Reorganization” shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty‑day notice period is waived under PBGC Reg. §4043.

“Required Lenders” shall mean, as of any date of determination, Lenders holding at least a majority of (a) the unfunded Commitments, the Revolving Exposure and Term Loan or (b) if the Commitments have been terminated, the outstanding Loans and Participation Interests; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender’s Commitments.

“Requirement of Law” means, as to any Person, (a) the articles or certificate of incorporation, by-laws or other organizational or governing documents of such Person, and (b) all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority (in each case whether or not having the force of law); in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean, as to (a) the Borrower, the president, the chief financial officer or the chief operating officer or (b) any other Credit Party, any duly authorized officer thereof.

“Restaurant” means a particular restaurant at a particular location that is owned or operated by the Borrower or one of its Subsidiaries.

“Restricted Payment” shall mean (a) the payment or declaration of any dividend or other distribution, direct or indirect, on account of any shares of any class of Equity Interests of any Credit Party or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Equity Interests of any Credit Party or any of its Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Credit Party or any of its Subsidiaries, now or hereafter outstanding, (d) any payment with respect to any earnout obligation, (e) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt of any Credit Party or any of its Subsidiaries and (f) the payment by any Credit Party or any of its Subsidiaries of any management, advisory or consulting fee to any Person or the payment of any extraordinary salary, bonus or other form of compensation to any Person who is directly or indirectly a significant partner, shareholder, owner or executive officer of any such Person, to the extent such extraordinary salary, bonus or other form of compensation is not included in the corporate overhead of such Credit Party or such Subsidiary.

“Revolving Committed Amount” shall have the meaning set forth in Section 2.1(a).

“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of (a) the aggregate principal amount of all Revolving Loans made by such Revolving Lender that are outstanding at such time, (b) such Lender’s Pro Rata Share of the LOC Obligations at such time and (c) such Lender’s Pro Rata Share of the outstanding Swingline Loans at such time.

“Revolving Facility” shall have the meaning set forth in Section 2.1(a).

“Revolving Lender” shall mean, as of any date of determination, a Lender holding a Commitment, a Revolving Loan or a Participation Interest on such date on such date.

“Revolving Loan” shall have the meaning set forth in Section 2.1(a).

“Revolving Note” or “Revolving Notes” shall mean the promissory notes of the Borrower provided pursuant to Section 2.1(e) in favor of each of the Revolving Lenders evidencing the Revolving Loans provided by any such Revolving Lender pursuant to Section 2.1(a), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of The McGraw Hill Companies, Inc.

“Sale‑Leaseback Transaction” shall have the meaning set forth in Section 6.12.

“Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time.
“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (b) a Person named on the lists maintained by the United Nations Security Council available at http://www.un.org/sc/committees/list_compend.shtml, or as otherwise published from time to time, (c) a Person named on the lists maintained by the European Union available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm, or as otherwise published from time to time, (d) a Person named on the lists maintained by Her Majesty’s Treasury available at http://www.hm-treasury.gov.uk/fin_sanctions_index.htm, or as otherwise published from time to time, or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.
“Sarbanes‑Oxley” means the Sarbanes‑Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any successor Governmental Authority.

“Secured Cash Management Agreement” shall mean any Cash Management Agreement between a Credit Party and a Cash Management Agreement Provider, as amended, restated, amended and restated, modified, supplemented or extended from time to time.

“Secured Hedging Agreement” shall mean any Hedging Agreement between a Credit Party and a Hedging Agreement Provider, as amended, restated, amended and restated, modified, supplemented or extended from time to time.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Lenders, the Issuing Lender, the Hedging Agreement Providers, the Cash Management Agreement Providers, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 8.2, any other holder from time to time of any of any Credit Party Obligations and, in each case, their respective successors and permitted assigns.

“Secured Party Designation Notice” shall mean a notice substantially in the form of Exhibit 1.1(f).
“Securities Act” means the Securities Act of 1933, together with any amendment thereto or replacement thereof and any rules or regulations promulgated thereunder.

“Securities Laws” means the Securities Act, the Exchange Act, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder
“Security Agreement” shall mean the Security Agreement dated as of the Closing Date given by the Borrower and the Guarantors to the Administrative Agent, for the benefit of the Secured Parties, as amended, restated, amended and restated, modified or supplemented from time to time in accordance with its terms.

“Security Documents” shall mean the Security Agreement, the Pledge Agreement, and all other agreements, documents and instruments relating to or arising out of any of the foregoing documents or granting to the Administrative Agent, for the benefit of the Secured Parties, Liens or security interests to secure, inter alia, the Credit Party Obligations whether now or hereafter executed and/or filed, each as may be amended from time to time in accordance with the terms hereof, executed and delivered in connection with the granting, attachment and perfection of the Administrative Agent’s security interests and liens arising thereunder, including, without limitation, UCC financing statements and patent, trademark and copyright filings.

“Single Employer Plan” shall mean any Plan that is not a Multiemployer Plan.

“Specified Credit Party” shall mean each Credit Party that is, at the time on which the relevant guarantee or grant of the relevant security interest under the Credit Documents by such Credit Party becomes effective with respect to a Swap Obligation, a corporation, partnership, proprietorship, organization, trust or other entity that would not be an “eligible contract participant” under the Commodity Exchange Act at such time but for the effect of Section 10.10.

“Specified Sales” shall mean (a) the sale, transfer, lease or other disposition of inventory and materials in the ordinary course of business, (b) the sale, transfer, lease or other disposition of obsolete or worn‑out property or assets in the ordinary course of business and (c) the sale, transfer or other disposition of cash into Cash Equivalents or Cash Equivalents into cash.

“Specified Transaction” has the meaning specified in the definition of “Pro Forma Basis” set forth in this Section 1.1.

“Subordinated Debt” shall mean any Indebtedness incurred by any Credit Party which by its terms is specifically subordinated in right of payment to the prior payment of the Credit Party Obligations and contains subordination and other terms acceptable to the Administrative Agent.

“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Obligation” means with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Exposure” means, with respect to any Revolving Lender, an amount equal to the Pro Rata Share of such Lender multiplied by the principal amount of outstanding Swingline Loans.

“Swingline Lender” shall mean Wells Fargo and any successor swingline lender.

“Swingline Loan” shall have the meaning set forth in Section 2.4(a).

“Swingline Note” shall mean the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.4(d), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Swingline Sublimit” shall have the meaning set forth in Section 2.4(a). For the avoidance of doubt, the Swingline Sublimit shall be part of, and not in addition to, the aggregate Commitments.

“Tax Exempt Certificate” shall have the meaning set forth in Section 2.17.

“Taxes” shall have the meaning set forth in Section 2.17.

“Term Loan” shall have the meaning set forth in Section 2.2(a).

“Term Loan Lender” shall mean a Lender holding a portion of the outstanding Term Loan.

“Term Loan Note” or “Term Loan Notes” shall mean the promissory notes of the Borrower (if any) in favor of any of the Term Loan Lenders evidencing the portion of the Term Loan provided by any such Term Loan Lender pursuant to Section 2.2(d), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, amended and restated, supplemented, extended, renewed or replaced from time to time.

“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to a Person of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 3.14 to this Credit Agreement.

“Trademarks” shall mean (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, elements of package or trade dress of goods or services, logos and other source or business identifiers, together with the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, any thereof referred to in Schedule 3.14 to this Credit Agreement, and (b) all renewals thereof including, without limitation, any thereof referred to in Schedule 3.14.

“Transaction Costs” shall mean all one‑time legal, accounting, consulting, professional, investment banking and other related fees and expenses incurred by the Credit Parties in connection with the Transactions.

“Transactions” shall mean the closing of this Agreement and the other Credit Documents, the refinancing of existing Indebtedness of the Borrower and the other transactions contemplated hereby to occur in connection with such closing (including, without limitation, the initial borrowings under the Credit Documents and the payment of fees and expenses in connection with the foregoing).

“Transfer Effective Date” shall have the meaning set forth in each Assignment and Assumption.

“UCC” shall mean the Uniform Commercial Code from time to time in effect in any applicable jurisdiction.

“Voting Stock” shall mean, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote may be or have been suspended by the happening of such a contingency.

“Wells Fargo” shall mean Wells Fargo Bank, National Association, a national banking association, together with its successors and/or assigns.

“WFS” shall mean Wells Fargo Securities, LLC, together with its successors and assigns.

“Works” shall mean all works which are subject to copyright protection pursuant to Title 17 of the United States Code.

Section 1.2    Other Definitional Provisions.

(a)    Unless otherwise specified therein, all terms defined in this Credit Agreement shall have the defined meanings when used in the Notes or other Credit Documents or any certificate or other document made or delivered pursuant hereto.

(b)    The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and Section, subsection, Schedule and Exhibit references are to this Credit Agreement unless otherwise specified.

(c)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d)    Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (iv) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) all terms defined in this Agreement shall have the defined meanings when used in any other Credit Document or any certificate or other document made or delivered pursuant hereto.

Section 1.3    Accounting Terms.

(a)    Generally. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited Consolidated financial statements of the Borrower delivered to the Lenders.

(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. The Borrower shall deliver to the Administrative Agent and each Lender at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 5.1, (i) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (ii) a reasonable estimate of the effect on the financial statements on account of such changes in application. Notwithstanding anything to the contrary contained herein, to the extent that any change in GAAP after the Closing Date results in any lease which is, or would be, classified as an operating lease under GAAP as it exists on the Closing Date being classified as a capital lease under revised GAAP, such change in classification of leases from operating leases to capital leases shall be ignored for purposes of this Credit Agreement.

(c)    Financial Covenant Calculations. The parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the financial covenants set forth in Section 5.9 (including, without limitation for the purposes of the definitions of “Applicable Percentage” and “Pro Forma Basis” set forth in Section 1.1), (i) after consummation of any acquisition of any Person or substantially all of the assets thereof permitted hereunder, (A) income statement items and other balance sheet items (whether positive or negative) attributable to the target acquired in such transaction shall be included in such calculations to the extent relating to such applicable period, subject to adjustments mutually acceptable to the Borrower and the Administrative Agent, and (B) Indebtedness of such target which is retired in connection with any such acquisition permitted hereunder shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period and (ii) after any Asset Disposition permitted by Section 6.4 of operating assets producing revenue in excess of $3,000,000 during the applicable period, (A) income statement items, cash flow statement items and other balance sheet items (whether positive or negative) attributable to the property or assets disposed of shall be excluded in such calculations to the extent relating to such applicable period, subject to adjustments mutually acceptable to the Borrower and the Administrative Agent (after consultation with the Lenders) and (B) Indebtedness that is repaid with the proceeds of such Asset Disposition shall be excluded from such calculations and deemed to have been repaid as of the first day of such applicable period.

Section 1.4    Time References.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.5    Execution of Documents.

Unless otherwise specified, all Credit Documents and all other certificates executed in connection therewith must be signed by a Responsible Officer.

ARTICLE II

THE LOANS; AMOUNT AND TERMS

Section 2.1    Revolving Loans.

(a)    Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans in Dollars (“Revolving Loans”) to the Borrower from time to time in an aggregate principal amount, as of the First Amendment Effective Date, of up to THIRTY MILLION DOLLARS ($30,000,000) (as such amount may be reduced from time to time as provided in Section 2.6, the “Revolving Committed Amount”) for the purposes hereinafter set forth (such facility, the “Revolving Facility”); provided, however, that after giving effect to any Revolving Loan (i) with regard to each Revolving Lender individually, such Revolving Lender’s Revolving Exposure shall not exceed its Commitment and (ii) with regard to the Revolving Lenders collectively, the Aggregate Revolving Exposure shall not exceed Revolving Committed Amount then in effect. Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, that the Revolving Loans made on the Closing Date, or on any of the three (3) Business Days immediately following the Closing Date, may only consist of Alternate Base Rate Loans unless the Borrower executes and delivers a funding indemnity letter, substantially in the form of Exhibit 2.1(a), not less than three (3) Business Days prior to the Closing Date. LIBOR Rate Loans shall be made by each Revolving Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

(b)    Revolving Loan Borrowings.

(i)    Notice of Borrowing. The Borrower shall request a Revolving Loan borrowing by delivering a written Notice of Borrowing (or telephone notice promptly confirmed in writing by delivery of a written Notice of Borrowing, which delivery may be by fax) to the Administrative Agent not later than 11:00 A.M. on the Business Day prior to the date of the requested borrowing in the case of Alternate Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans. Each such Notice of Borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed and (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (1) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (2) whether the requested Revolving Loan is an Alternate Base Rate Loan or a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder. The Administrative Agent shall give notice to each Revolving Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Revolving Lender’s share thereof.

(ii)    Minimum Amounts. Each Revolving Loan that is made as an Alternate Base Rate Loan shall be in a minimum aggregate amount of $500,000 and integral multiples of $100,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less). Each Revolving Loan that is made as a LIBOR Rate Loan shall be in a minimum aggregate amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

(iii)    Advances. Each Revolving Lender will make its Pro Rata Share of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, upon reasonable advance notice by 1:00 P.M. on the date specified in the applicable Notice of Borrowing, in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office (or such other account that the Borrower may designate in writing to the Administrative Agent) with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent. The Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Loan requested pursuant to this Section for which any Lender is responsible to the extent that such Lender has not made available to the Administrative Agent its Pro Rata Share of such Revolving Loan.

(c)    Repayment. Subject to the terms of this Credit Agreement, Revolving Loans may be borrowed, repaid and reborrowed during the Commitment Period subject to Section 2.7(a). The principal amount of all

Revolving Loans shall be due and payable in full on the Maturity Date, unless accelerated sooner pursuant to Section 7.2.

(d)    Interest. Subject to the provisions of Section 2.8, Revolving Loans shall bear interest as follows:

(i)    Alternate Base Rate Loans. During such periods as Revolving Loans shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

(ii)    LIBOR Rate Loans. During such periods as Revolving Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.

(e)    Revolving Notes. The Borrower’s obligation to pay each Revolving Lender’s Revolving Loans shall be evidenced by this Agreement and, upon such Lender’s request, by a Revolving Note made payable to such Lender in substantially the form of Exhibit 2.1(e). The Borrower covenants and agrees to pay the Revolving Loans in accordance with the terms of this Agreement.

Section 2.2    Term Loan.

(a)    Term Loan. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, as of the First Amendment Effective Date, an aggregate principal amount of THIRTY-FIVE MILLION DOLLARS ($35,000,000) of outstanding Revolving Loans held by the Lenders shall be converted to a term loan (the “Term Loan”) in the amounts for each Lender as set forth opposite the name of such Lender on Schedule 1.1(a). The Term Loan may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request. LIBOR Rate Loans shall be made by each Term Loan Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office. Amounts repaid or prepaid on the Term Loan may not be reborrowed.

(b)    Repayment of Term Loan. The principal amount of the Term Loan shall be repaid in consecutive quarterly installments in an amount equal to $1,000,000 on the last day of each fiscal quarter of the Borrower as set forth on Schedule 2.2(b) (provided, however, that if such payment date is not a Business Day, such payment shall be due on the preceding Business Day), unless accelerated sooner pursuant to Section 7.2. Notwithstanding the foregoing, any outstanding amount of the Term Loan shall be fully due and payable on the Maturity Date.

(c)    Interest on the Term Loan. Subject to the provisions of Section 2.8, the Term Loan shall bear interest as follows:

(i)    Alternate Base Rate Loans. During such periods as the Term Loan shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

(ii)    LIBOR Rate Loans. During such periods as the Term Loan shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

Interest on the Term Loan shall be payable in arrears on each Interest Payment Date.

(d)    Term Loan Notes. The Borrower’s obligation to pay each Term Loan Lender’s portion of the Term Loan shall be evidenced by this Agreement and, upon such Term Loan Lender’s request, by a Term Loan Note made payable to such Term Loan Lender in substantially the form of Exhibit 2.2(d). The Borrower covenants and agrees to pay the Term Loan in accordance with the terms of this Agreement.

Section 2.3    Letter of Credit Subfacility.

(a)    Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, during the Commitment Period the Issuing Lender shall issue, and the Revolving Lenders shall participate in, standby Letters of Credit for the account of the Borrower from time to time upon request in a form reasonably acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed TEN MILLION DOLLARS ($10,000,000) (the “LOC Sublimit”), (ii) with regard to each Revolving Lender individually, such Lender’s Revolving Exposure shall not exceed such Lender’s Commitment, (iii) with regard to the Revolving Lenders collectively, the Aggregate Revolving Exposure shall not exceed the Revolving Committed Amount then in effect, (iv) all Letters of Credit shall be denominated in Dollars and (v) Letters of Credit shall be issued for any lawful corporate purposes, including in connection with workers’ compensation and other insurance programs. Except as otherwise expressly agreed upon in writing by all the Revolving Lenders, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the date that is thirty (30) days prior to the Maturity Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. Each Letter of Credit issued hereunder shall be in a minimum original face amount of $100,000 or such lesser amount as is approved by the Issuing Lender.

The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if (1) such issuance violates any order, judgment or decree of any Governmental Authority that by its terms enjoins or restrains the issuance of such Letter of Credit, (2) any Applicable Law applicable to the Issuing Lender, the Administrative Agent or any Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over it shall prohibit, or request that it refrain from, the issuance of letters of credit generally, (3) such Letter of Credit in particular shall impose upon it or any Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender or any Lender is not otherwise compensated), or any unreimbursed loss, cost or expense which was not applicable or in effect as of the Closing Date or (4) any Lender is at such time a Defaulting Lender, unless the Issuing Lender has entered into arrangements satisfactory to the Issuing Lender with the Borrower or such Lender to eliminate the Issuing Lender’s risk with respect to such Lender’s LOC Obligations.

Wells Fargo shall be the Issuing Lender on all Letters of Credit issued after the Closing Date. The Existing Letters of Credit shall, as of the Closing Date, be deemed to have been issued as “Letters of Credit” hereunder and subject to and governed by the terms and conditions of this Credit Agreement.

(b)    Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least five (5) Business Days prior to the requested date of issuance. The Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the Revolving Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit. The Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding.

(c)    Participations. Each Revolving Lender (i) on the Closing Date with respect to the Existing Letters of Credit and (ii) upon issuance of any Letter of Credit shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Pro Rata Share of the Issuing Lender’s obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Pro Rata Share of the obligations arising under such Letter of Credit; provided that any Person that becomes a Revolving Lender after the Closing Date shall be deemed to have purchased a Participation Interest in all outstanding Letters of Credit on the date it becomes a Lender hereunder and any Letter of Credit issued on or after such date, in each case in accordance with the foregoing terms. Without limiting the scope and nature of each Revolving Lender’s participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Revolving Lender shall pay to the Issuing Lender its Pro Rata Share of such unreimbursed drawing in same day funds pursuant to and in accordance with the provisions of subsection (d) hereof. The obligation of each Revolving Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

(d)    Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower and the Administrative Agent. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit if notified prior to 1:00 P.M. on a Business Day or, if after 1:00 P.M., on the following Business Day (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed amount of such drawing shall automatically bear interest at a per annum rate equal to the Default Rate. Unless the Borrower shall immediately notify the Issuing Lender and the Administrative Agent of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Mandatory LOC Borrowing in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower’s reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set‑off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Administrative Agent will promptly notify the other Revolving Lenders of the amount of any unreimbursed drawing and each Revolving Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such Revolving Lender’s Pro Rata Share of such unreimbursed drawing. Such payment shall be made on the Business Day such notice is received by such Revolving Lender from the Issuing Lender if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such Revolving Lender does not pay such amount to the Administrative Agent for the account of the Issuing Lender in full upon such request, such Revolving Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Revolving Lender pays such amount to the to the Administrative Agent for the account of Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. Each Revolving Lender’s obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)    Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Revolving Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans (each such borrowing, a “Mandatory LOC Borrowing”) shall be made (without giving effect to any termination of the Commitments pursuant to Section 7.2) pro rata based on each Revolving Lender’s respective Pro Rata Share (determined before giving effect to any termination of the Commitments pursuant to Section 7.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans on the day such notice is received by the Revolving Lenders from the Administrative Agent if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received, in each case notwithstanding (i) the amount of Mandatory LOC Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory LOC Borrowing, or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon. In the event that any Mandatory LOC Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the occurrence of a Bankruptcy Event), then each such Revolving Lender hereby agrees that it shall forthwith fund its Participation Interests in the outstanding LOC Obligations on the Business Day such notice to fund is received by such Revolving Lender from the Administrative Agent if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the Business Day such notice is received; provided, further, that in the event any Revolving Lender shall fail to fund its Participation Interest as required herein, then the amount of such Revolving Lender’s unfunded Participation Interest therein shall automatically bear interest payable by such Revolving Lender to the Administrative Agent for the account of the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

(f)    Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

(g)    ISP98 and UCP. Unless otherwise expressly agreed by the Issuing Lender and the Borrower, when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

(h)    Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Agreement, including without limitation Section 2.3(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower; provided that, notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such statement shall not affect the Borrower’s reimbursement obligations hereunder with respect to such Letter of Credit.

(i)    Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application and any LOC Documents relating to the Existing Letters of Credit), this Credit Agreement shall control.

(j)    Cash Collateral. At any point in time in which there is a Defaulting Lender, the Issuing Lender, to the extent permitted under the terms of Section 2.19, may require the Borrower to Cash Collateralize the LOC Obligations in accordance with Section 2.19.

Section 2.4    Swingline Loan Subfacility.

(a)    Swingline Sublimit. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, may, in its discretion and in reliance upon the agreements of the other Lenders set forth in this Section 2.4, make certain revolving credit loans to the Borrower (each a “Swingline Loan” and, collectively, the “Swingline Loans”) for the purposes hereinafter set forth; provided, however, (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed TEN MILLION DOLLARS ($10,000,000) (the “Swingline Sublimit”), (ii) with regard to each Revolving Lender individually (other than the Swingline Lender in its capacity as such), such Revolving Lender’s Revolving Exposure shall not exceed its Commitment and (iii) with regard to the Revolving Lenders collectively, the Aggregate Revolving Exposure shall not exceed Revolving Committed Amount then in effect. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

(b)    Swingline Loan Borrowings.

(i)    Notice of Borrowing and Disbursement. Upon receiving a Notice of Borrowing from the Borrower not later than 2:00 P.M. on any Business Day requesting that a Swingline Loan be made, the Swingline Lender may make Swingline Loans available to the Borrower on the same Business Day such request is received by the Administrative Agent. Swingline Loan borrowings hereunder shall be made in minimum amounts of $100,000 (or the remaining available amount of the Swingline Sublimit if less) and in integral amounts of $100,000 in excess thereof. Notwithstanding anything to the contrary contained herein, the Swingline Lender shall not at any time be obligated to make any Swingline Loan hereunder if any Lender is at such time a Defaulting Lender, unless the Swingline Lender has entered into arrangements satisfactory to the Swingline Lender with the Borrower or such Lender to eliminate the Swingline Lender’s Fronting Exposure with respect to any such Defaulting Lender.

(ii)    Repayment of Swingline Loans. Each Swingline Loan borrowing shall be due and payable on the Maturity Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Administrative Agent, demand repayment of its Swingline Loans by way of a Revolving Loan borrowing, in which case the Borrower shall be deemed to have requested a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans in the amount of such Swingline Loans; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of (A) the Maturity Date, (B) the occurrence of any Bankruptcy Event, (C) upon acceleration of the Obligations hereunder, whether on account of a Bankruptcy Event or any other Event of Default, and (D) the exercise of remedies in accordance with the provisions of Section 7.2 hereof (each such Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as “Mandatory Swingline Borrowing”). Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of each Mandatory Swingline Borrowing in the amount and in the manner specified in the preceding sentence on the date such notice is received by the Revolving Lenders from the Administrative Agent if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 P.M. on the Business Day next succeeding the date such notice is received notwithstanding (1) the amount of Mandatory Swingline Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (2) whether any conditions specified in Section 4.2 are then satisfied, (3) whether a Default or an Event of Default then exists, (4) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1(b)(i), (5) the date of such Mandatory Swingline Borrowing, or (6) any reduction in the Revolving

Committed Amount or termination of the Commitments immediately prior to such Mandatory Swingline Borrowing or contemporaneously therewith. In the event that any Mandatory Swingline Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Swingline Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Revolving Lender to share in such Swingline Loans ratably based upon its respective Pro Rata Share (determined before giving effect to any termination of the Commitments pursuant to Section 7.2); provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased, and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay to the Swingline Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the Mandatory Swingline Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Swingline Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate. The Borrower shall have the right to repay the Swingline Loan in whole or in part from time to time in accordance with Section 2.7(a).

(c)    Interest on Swingline Loans. Subject to the provisions of Section 2.8, Swingline Loans shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Percentage for Revolving Loans that are Alternate Base Rate Loans. Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.

(d)    Swingline Note. The Swingline Loans shall be evidenced by this Agreement and, upon request of the Swingline Lender, by a duly executed promissory note of the Borrower in favor of the Swingline Lender in the original amount of the Swingline Sublimit and substantially in the form of Exhibit 2.4(d). The Borrower covenants and agrees to pay the Swingline Loans in accordance with the terms of this Agreement.

(e)    Cash Collateral. At any point in time in which there is a Defaulting Lender, the Swingline Lender may, to the extent permitted under the terms of Section 2.19, require the Borrower to Cash Collateralize the outstanding Swingline Loans in accordance with Section 2.19.

Section 2.5    Fees.

(a)    Commitment Fee. Subject to Section 2.20, in consideration of the Commitments, the Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Revolving Lenders, a commitment fee (the “Commitment Fee”) in an amount equal to the Applicable Percentage per annum on the average daily unused amount of the Revolving Committed Amount. For purposes of computation of the Commitment Fee, LOC Obligations shall be considered usage of the Revolving Committed Amount but Swingline Loans shall not be considered usage of the Revolving Committed Amount. The Commitment Fee shall be payable on the last Business Day of each calendar quarter, commencing with the first such date to occur after the Closing Date, and on the Maturity Date (and, if applicable, thereafter on demand). The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Percentage during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect.

(b)    Letter of Credit Fees. Subject to Section 2.20, the Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Revolving Lenders, a fee (the “Letter of Credit Fee”) equal to the Applicable Percentage for Revolving Loans that are LIBOR Rate Loans per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration. The Letter of Credit Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the Closing Date, and on the Maturity Date (and, if applicable, thereafter on demand).

(c)    Issuing Lender Fees. In addition to the Letter of Credit Fees payable pursuant to subsection (b) hereof:

(i)    the Borrower shall pay to the Issuing Lender for its own account, without sharing by the other Lenders, the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the “Issuing Lender Fees”); and

(ii)    the Issuing Lender may charge, and retain for its own account without sharing by the other Lenders, an additional facing fee (the “Letter of Credit Facing Fee”) of 0.125% per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it. The Letter of Credit Facing Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the Closing Date, and on the Maturity Date (and, if applicable, thereafter on demand).

(d)    Administrative Fee. The Borrower agrees to pay to the Administrative Agent the annual administrative fee as described in the Fee Letter.

Section 2.6    Commitment Reductions.

(a)    Voluntary Reductions. The Borrower shall have the right to terminate or permanently reduce the unused portion of the Revolving Committed Amount at any time or from time to time upon not less than five (5) Business Days’ prior written notice to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and shall be irrevocable and effective upon receipt by the Administrative Agent; provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Revolving Loans made on the effective date thereof, the Aggregate Revolving Exposure would exceed the Revolving Committed Amount then in effect. Any reduction in the Revolving Committed Amount shall be applied to the Commitment of each Revolving Lender in according to its Pro Rata Share.

(b)    LOC Sublimit. If the Revolving Committed Amount is reduced below the then current LOC Sublimit, the LOC Sublimit shall automatically be reduced by an amount such that the LOC Sublimit equals the Revolving Committed Amount.

(c)    Swingline Sublimit. If the Revolving Committed Amount is reduced below the then current Swingline Sublimit, the Swingline Sublimit shall automatically be reduced by an amount such that the Swingline Sublimit equals the Revolving Committed Amount.

(d)    Maturity Date. The Commitments shall automatically terminate on the Maturity Date.

Section 2.7    Prepayments.

(a)    Optional Prepayments. The Borrower shall have the right to prepay the Term Loan and repay the Revolving Loans and Swingline Loans in whole or in part from time to time as the Borrower may elect; provided, however, that each partial prepayment or repayment of (i) Revolving Loans and the Term Loan shall be in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof and (ii) Swingline Loans shall be in a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof (or the remaining outstanding principal amount). The Borrower shall give at least three (3) Business Days’ (but not more than five (5) Business Days’) irrevocable notice of prepayment in the case of

LIBOR Rate Loans and at least one (1) Business Day’s (but not more than five (5) Business Days’) irrevocable notice in the case of Alternate Base Rate Loans, to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable). To the extent that the Borrower elects to prepay the Term Loan, amounts prepaid under this Section 2.7(a) shall be (i) applied to the remaining amortization payments thereof in the inverse order of maturities and (ii) applied to the Term Loan held by the Term Loan Lenders in accordance with their respective Pro Rata Shares. To the extent the Borrower elects to repay the Revolving Loans and/or Swingline Loans, amounts prepaid under this Section shall be applied to the Revolving Loans and/or Swingline Loans, as applicable of the Revolving Lenders in accordance with their respective Pro Rata Shares. Within the foregoing parameters, prepayments under this Section 2.7(a) shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section shall be subject to Section 2.16, but otherwise without premium or penalty. Interest on the principal amount prepaid shall be payable on the next occurring Interest Payment Date that would have occurred had such loan not been prepaid or, at the request of the Administrative Agent, interest on the principal amount prepaid shall be payable on any date that a prepayment is made hereunder through the date of prepayment.

(b)    Mandatory Prepayments.

(i)    Revolving Committed Amount. If at any time after the Closing Date, the Aggregate Revolving Exposure exceeds the Revolving Committed Amount then in effect, the Borrower shall immediately prepay the Revolving Loans and Swingline Loans and (after all Revolving Loans and Swingline Loans have been repaid) Cash Collateralize the LOC Obligations in an amount sufficient to eliminate such excess (such prepayment to be applied as set forth in clause (vi) below).

(ii)    Cash Flow Sweep. Concurrently with the delivery of the certificate required pursuant to Section 5.2(f) for each fiscal quarter of the Borrower and its Subsidiaries (commencing with the fiscal quarter ending on December 25, 2016), the Borrower shall prepay the Loans and/or Cash Collateralize the LOC Obligations in an amount equal to 100% of Cash On Hand in excess of $2,000,000 as of the last day of such fiscal quarter (the “Cash Flow Sweep”); provided that no payments of the Cash Flow Sweep shall be required to be made to the extent that the Consolidated Lease-Adjusted Leverage Ratio for two (2) most recently ended consecutive fiscal quarters of the Borrower and its Subsidiaries is less than 5.00 to 1.0 (as demonstrated in the financial information and certificates delivered to the Administrative Agent pursuant to Sections 5.1 and 5.2(b) for such fiscal quarters). Any payments of the Cash Flow Sweep shall be applied as set forth in clause (vi) below.

(iii)    Asset Dispositions. Promptly following any Asset Disposition (or related series of Asset Dispositions) (including, without limitation, any Sale-Leaseback Transaction but excluding Asset Dispositions permitted pursuant to clauses (i), (iii), (iv), (v) and (vi) of Section 6.4(a)), the Borrower shall prepay the Loans and/or Cash Collateralize the LOC Obligations in an aggregate amount equal to 100% of the Net Cash Proceeds derived from such Asset Disposition (or related series of Asset Dispositions) (such prepayment to be applied as set forth in clause (vi) below); provided, however, that such Net Cash Proceeds from Asset Dispositions in any fiscal year shall not be required to be so applied until the aggregate amount of such Net Cash Proceeds is equal to or greater than $1,000,000 for such fiscal year.

(iv)    Debt Issuances. Immediately upon receipt by any Credit Party or any of its Subsidiaries of proceeds from any Debt Issuance, the Borrower shall prepay the Loans and/or Cash Collateralize the LOC Obligations in an aggregate amount equal to 100% of the Net Cash Proceeds of such Debt Issuance (such prepayment to be applied as set forth in clause (vi) below).

(v)    Recovery Event. Promptly upon receipt by any Credit Party or any of its Subsidiaries of proceeds from any Recovery Event, the Borrower shall prepay the Loans and/or Cash Collateralize the LOC Obligations in an aggregate amount equal to one hundred percent (100%) of such Net Cash Proceeds (such prepayment to be applied as set forth in clause (vi) below); provided that the Net Cash

Proceeds from Recovery Events in any fiscal year shall not be required to be so applied until the aggregate amount of such Net Cash Proceeds is equal to or greater than $1,000,000 for such fiscal year; provided, further that the Net Cash Proceeds from any Recovery Event shall be excluded from the Borrower’s obligation to prepay the Loans under this Section 2.7(b)(v) if the Borrower, at its option, direction or through one or more of its Subsidiaries invests such Net Cash Proceeds within one hundred eighty (180) days of receipt thereof in assets of the type used in the business of the Borrower and its Subsidiaries, which investment may include the repair, restoration or replacement of the affected assets.

(vi)    Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.7(b) shall be applied as follows:

(A)    with respect to all amounts prepaid pursuant to Section 2.7(b)(i), (1) first to the outstanding Swingline Loans, (2) second to the outstanding Revolving Loans and (3) third to Cash Collateralize the LOC Obligations; and

(B)    with respect to all amounts prepaid pursuant to Sections 2.7(b)(ii) through (v), (1) first to the Term Loan in the inverse order of maturities of the remaining amortization payments pursuant to Section 2.2(b)), (2) second to outstanding Swingline Loans, (3) third to the outstanding Revolving Loans (without a corresponding permanent reduction in the Revolving Committed Amount) and (4) fourth to Cash Collateralize the LOC Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.7(b) shall be subject to Section 2.16 and be accompanied by interest on the principal amount prepaid through the date of prepayment.

(c)    Hedging Obligations Unaffected. Any repayment or prepayment made pursuant to this Section 2.7 shall not affect the Borrower’s obligation to continue to make payments under any Secured Hedging Agreement, which shall remain in full force and effect notwithstanding such repayment or prepayment, subject to the terms of such Secured Hedging Agreement.

Section 2.8    Default Rate and Payment Dates.

(a)    If all or a portion of the principal amount of any Loan which is a LIBOR Rate Loan shall not be paid when due or continued as a LIBOR Rate Loan in accordance with the provisions of Section 2.9 (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount of such Loan shall be converted to an Alternate Base Rate Loan at the end of the Interest Period applicable thereto.

(b)    Upon the occurrence and during the continuance of (i) an Event of Default under Section 7.1(a) or (e), the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall automatically bear interest at a rate per annum which is equal to the Default Rate and (ii) any other Event of Default hereunder, at the option of the Required Lenders, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall automatically bear interest, at a per annum rate which is equal to the Default Rate, in each case from the date the Borrower receives written notice that the Required Lenders desire to exercise such option until such Event of Default is cured or waived in accordance with Section 9.1. Any default interest owing under this Section 2.8(b) shall be due and payable on the earlier to occur of (x) demand by the Administrative Agent (which demand the Administrative Agent shall make if directed by the Required Lenders) and (y) the Maturity Date.

(c)    Interest on each Loan shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (b) of this Section 2.8 shall be payable from time to time on demand.

Section 2.9    Conversion Options.

(a)    The Borrower may, in the case of Revolving Loans and the Term Loan, elect from time to time to convert Alternate Base Rate Loans to LIBOR Rate Loans or to continue LIBOR Rate Loans by delivered a Notice of Conversion/Extension to the Administrative Agent at least three Business Days’ prior to the proposed date of such conversion or extension. In addition, the Borrower may elect from time to time to convert all or any portion of a LIBOR Rate Loan to an Alternate Base Rate Loan by giving the Administrative Agent irrevocable written notice thereof by 11:00 A.M. one (1) Business Day prior to the proposed date of conversion. If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. LIBOR Rate Loans may only be converted to Alternate Base Rate Loans on the last day of the applicable Interest Period. If the date upon which a LIBOR Rate Loan is to be converted to an Alternate Base Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein; provided that (i) no Loan may be converted into a LIBOR Rate Loan when any Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. All or any part of outstanding LIBOR Rate Loans may be converted as provided herein; provided that partial conversions shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.

(b)    Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.9(a); provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto. If the Borrower shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or the continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR Rate Loans shall be automatically converted to Alternate Base Rate Loans at the end of the applicable Interest Period with respect thereto.

Section 2.10    Computation of Interest and Fees.

(a)    Interest payable hereunder with respect to any Alternate Base Rate Loan based on the Prime Rate shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

(b)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Credit Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate.

(c)    It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this subsection which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any Obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under Applicable Law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under Applicable Law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under Applicable Law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by Applicable Law.

Section 2.11    Pro Rata Treatment and Payments.

(a)    Allocation of Payments Prior to Exercise of Remedies. Each borrowing of Revolving Loans and any reduction of the Commitments shall be made pro rata according to the respective Pro Rata Shares of the Revolving Lenders. Unless otherwise required by the terms of this Agreement, each payment under this Credit Agreement shall be applied, first, to any fees then due and owing by the Borrower pursuant to Section 2.5, second, to interest then due and owing hereunder and, third, to principal then due and owing hereunder. Each payment on account of any fees pursuant to Section 2.5 shall be made pro rata in accordance with the respective amounts due and owing (except as to the Letter of Credit Facing Fees and the Issuing Lender Fees, which shall be paid to the Issuing Lender). Each optional repayment and prepayment by the Borrower on account of principal of and interest (i) on the Revolving Loans shall be applied to such Loans on a pro rata basis and (ii) on Term Loan shall be applied in the inverse order of maturities on the remaining scheduled principal installments thereof, in each case, to the extent applicable, in accordance with the terms of Section 2.7(a) hereof. Each mandatory prepayment on account of principal of the Loans shall be applied to such Loans, as applicable, in accordance with Section 2.7(b). All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without defense, set‑off or counterclaim (except as provided in Section 2.17(b)) and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent’s office specified on Section 9.2 in Dollars and in immediately available funds not later than 1:00 P.M. on the date when due. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

(b)    Allocation of Payments After Exercise of Remedies. Notwithstanding any other provisions of this Agreement to the contrary, after the exercise of remedies (other than the application of default interest pursuant to Section 2.8(b)) by the Administrative Agent or the Lenders pursuant to Section 7.2 (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall automatically become due and payable in accordance with the terms of such Section), all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows (irrespective of whether the following costs, expenses, fees, interest, premiums, scheduled periodic payments or Credit Party Obligations are allowed, permitted or recognized as a claim in any proceeding resulting from the occurrence of a Bankruptcy Event):

FIRST, to the payment of all reasonable out‑of‑pocket costs and expenses (including without limitation reasonable attorneys’ fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Security Documents;

SECOND, to the payment of any fees owed to the Administrative Agent and the Issuing Lender;

THIRD, to the payment of all reasonable out‑of‑pocket costs and expenses (including without limitation, reasonable attorneys’ fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest, and including, with respect to any Secured Hedging Agreement and any Secured Cash Management Agreement, any fees, premiums and scheduled periodic payments due under such Secured Hedging Agreement or such Secured Cash Management Agreement and any interest accrued thereon, respectively;

FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations, including the payment or Cash Collateralization of the outstanding LOC Obligations and, with respect to any Secured Hedging Agreement or Secured Cash Management Agreement, any breakage, termination or other payments due under such Secured Hedging Agreement or such Secured Cash Management Agreement and any interest accrued thereon, respectively;

SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses ”FIRST” through “FIFTH” above; and

SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Secured Parties shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender or the outstanding obligations payable to such Hedging Agreement Provider bears to the aggregate then outstanding Loans, LOC Obligations and obligations payable under all Secured Hedging Agreements) of amounts available to be applied pursuant to clauses ”THIRD,” “FOURTH,” “FIFTH” and “SIXTH” above; and (iii) to the extent that any amounts available for distribution pursuant to clause ”FIFTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a Cash Collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses ”FIFTH” and “SIXTH” above in the manner provided in this Section 2.11(b). Notwithstanding the foregoing terms of this Section 2.11(b), only Collateral proceeds and payments under the Guaranty with respect to Secured Hedging Agreements and Secured Cash Management Agreements shall be applied to obligations under any Secured Hedging Agreement or Secured Cash Management Agreement, respectively.

Section 2.12    Non‑Receipt of Funds by the Administrative Agent.

(a)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received written notice from a Lender prior to the proposed date of any Extension of Credit that such Lender will not make available to the Administrative Agent such Lender’s share of such Extension of Credit, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Agreement and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Extension of Credit available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate for the applicable borrowing pursuant to the Notice of Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Extension of Credit to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Extension of Credit. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under subsections (a) and (b) of this Section shall be conclusive, absent manifest error.

(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Extension of Credit set forth in Article IV are not satisfied or waived in accordance with the terms thereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.5(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any such payment under Section 9.5(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.5(c).

(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.13    Inability to Determine Interest Rate.

Notwithstanding any other provision of this Credit Agreement, if (a) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan or (ii) by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining the LIBOR Rate for such Interest Period with respect to a proposed LIBOR Rate Loan or any Alternate Base Rate Loan as to which the interest rate is determined with reference to LIBOR, or (b) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans that the Borrower has requested be outstanding as a LIBOR Rate Loan during such Interest Period or an Alternate Base Rate Loan as to which the interest rate is determined with reference to LIBOR, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower, and the Lenders at least two (2) Business Days prior to the first day of such Interest Period.

Unless the Borrower shall have notified the Administrative Agent upon receipt of such telephone notice that it wishes to rescind or modify their request regarding such LIBOR Rate Loans or Alternate Base Rate Loans as to which the interest rate is determined with reference to LIBOR, any Loans that were requested to be made as LIBOR Rate Loans or Alternate Base Rate Loans as to which the interest rate is determined with reference to LIBOR shall be made as Alternate Base Rate Loans as to which the interest rate is not determined by reference to LIBOR and any Loans that were requested to be converted into or continued as LIBOR Rate Loans shall remain as or be converted into Alternate Base Rate Loans as to which the interest rate is not determined by reference to LIBOR. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected or Alternate Base Rate Loans as to which the interest rate is determined with reference to LIBOR.

Section 2.14    Illegality.

Notwithstanding any other provision of this Credit Agreement, if , after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective lending offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective lending offices) to make or maintain LIBOR Rate Loans as contemplated by this Credit Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Administrative Agent and the Borrower thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender’s Loans then outstanding as LIBOR Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law as Alternate Base Rate Loans (provided that if any Lender may not lawfully continue to maintain a LIBOR Rate Loan to the last day of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to an Alternate Base Rate Loan). The Borrower hereby agrees to promptly pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate (which certificate shall include a description of the basis for the computation) as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

Section 2.15    Requirements of Law.

(a)    If any Change in Law:

(i)    shall subject such Lender to any tax (other than (x) Taxes the indemnification of which is addressed by Section 2.17 and (y) those taxes listed as excluded in the definition of “Taxes” as set forth in Section 2.17) of any kind whatsoever with respect to any Letter of Credit, any participation therein or any application relating thereto, any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for changes in the rate of tax on the overall net income of such Lender);

(ii)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

(iii)    shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Rate Loans, Alternate Base Rate Loans as to which the interest rate is determined with reference to LIBOR or the Letters of Credit or the participations therein or to reduce any amount receivable hereunder or under any Note, LIBOR Rate Loan or Letter of Credit, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its LIBOR Rate Loans or Letters of Credit. A certificate as to any additional amounts payable and setting out in reasonable detail the determination thereof pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

(b)    If any Lender shall have reasonably determined that any Change in Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy or liquidity requirements) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender, the Borrower shall pay to such Lender such additional amount as shall be certified by such Lender as being required to compensate it for such reduction suffered from and after the date which is 180 days before the day such Lender first notifies the Borrower thereof and requests compensation. Such a certificate as to any additional amounts payable under this Section submitted by a Lender (which certificate shall include a description of the basis for the computation and computation thereof in reasonable detail), through the Administrative Agent, to the Borrower shall be conclusive absent manifest error.

(c)    The agreements in this Section 2.15 shall survive the termination of this Credit Agreement and payment of the Notes and all other amounts payable hereunder.

Section 2.16    Indemnity.

The Borrower hereby agrees to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (a) the failure by the Borrower to pay the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof, (b) the failure of the Borrower to accept a borrowing after the Borrower has given a notice in accordance with the terms hereof, (c) the failure of the Borrower to make any prepayment after the Borrower has given a notice in accordance with the terms hereof, and/or (d) the making by the Borrower of a prepayment of a Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender, through the Administrative Agent, to the Borrower (which certificate must be delivered to the Administrative Agent within thirty days following such default, prepayment or conversion) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive termination of this Credit Agreement and payment in full of the Credit Party Obligations. This Section 2.16 shall not apply with respect to taxes.

Section 2.17    Taxes.

(a)    All payments made by the Borrower hereunder or under any Note will be, except as provided in Section 2.17(b), made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments and all interest, penalties or similar liabilities with respect thereto (but excluding, with respect to any Recipient, (i) any taxes imposed on or measured by the net income or profits of a Recipient, any franchise taxes, and any branch profit taxes that are, in each case (A) imposed pursuant to the laws of the jurisdiction in which such Recipient is organized or the jurisdiction in which the principal office or applicable lending office of such Recipient is located or any subdivision thereof or therein or (B) Other Connection Taxes, (ii) any U.S. Federal withholding taxes imposed under FATCA, (iii) any U.S. Federal backup withholding taxes, (iv) in the case of a Lender, U.S. Federal withholding taxes imposed on amounts payable under any Credit Document pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan, Commitment or Note (other than pursuant to an assignment request by the Borrower under Section 9.19) or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to this Section 2.17, amounts with respect to such taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (v) any taxes attributable to such Recipient’s failure to comply with Section 2.17(b) or (c) and (vi) any interest, penalties or similar liabilities with respect to any tax described in (i) through (v)) (all such non‑excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any taxes are so levied or imposed under applicable law, the Borrower agrees to withhold such taxes and pay the full amount thereof to the relevant taxing authority. If taxes so withheld are properly treated as Taxes hereunder, the Borrower will pay such additional amounts as may be necessary to the applicable Recipient so that every payment of all amounts due under this Credit Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Administrative Agent as soon as practicable after the date the payment of any Taxes is due pursuant to Applicable Law certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Recipient, and reimburse such Recipient upon its written request, for the amount of any Taxes so levied or imposed and paid by such Recipient.

(b)    Each Foreign Lender agrees, to the extent it is legally entitled to do so, to deliver to the Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Credit Agreement pursuant to Section 9.6 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) if the Lender is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, two accurate and complete original signed copies of Internal Revenue Service Form W‑8BEN-E or W‑8ECI (or successor forms) certifying such Lender’s entitlement to an exemption from or reduction in United States withholding tax with respect to payments to be made under this Credit Agreement and under any Note, or (ii) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, either (x) Internal Revenue Service Form W‑8BEN-E or W‑8ECI as set forth in clause (i) above, or (y) a certificate in substantially the form of Exhibit 2.16 (any such certificate, a “Tax Exempt Certificate”) and two accurate and complete original signed copies of Internal Revenue Service Form W‑8BEN-E (or successor form) certifying such Lender’s entitlement to an exemption from or reduction in United States withholding tax with respect to payments of interest to be made under this Credit Agreement and under any Note. In addition, each Lender agrees that it will deliver upon the Borrower’s request updated versions of the foregoing, as applicable, whenever the previous certification has become obsolete or inaccurate in any material respect, together with such other forms as may be required in order to confirm or establish the entitlement of such Lender to any available exemption from or reduction in United States withholding tax with respect to payments under this Credit Agreement and any Note.

If a payment made to any Lender under any Credit Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender’s status for U.S. withholding tax purposes, each Lender agrees promptly to deliver to the Administrative Agent or the Borrower, as the Administrative Agent or the Borrower shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such other documents and forms required by any relevant taxing authorities under the Requirements of Law of any other jurisdiction, duly executed and completed by such Lender, as are required under such Requirements of Law and which such Lender is able to lawfully complete and deliver, to confirm such Lender’s entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such Lender outside of the United States by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in such other jurisdiction. Each Lender shall promptly (i) notify the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the sole judgment of such Lender, and as may be reasonably necessary (including the re-designation of its LIBOR Lending Office) to avoid any requirement of applicable Requirements of Law of any such jurisdiction that the Borrower make any deduction or withholding for taxes from amounts payable to such Lender. Additionally, the Borrower shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the

Requirements of Law of any jurisdiction, duly executed and completed by the Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Requirements of Law in connection with any payment by the Administrative Agent or any Lender of Taxes, or otherwise in connection with the Credit Documents, with respect to such jurisdiction.

(c)    Any Lender that is not a Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower of the Administrative Agent), executed originals of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(d)    Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

(e)    If the Borrower pays any additional amount pursuant to this Section 2.17 with respect to a Lender, such Lender shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that such Lender shall have no obligation to use such reasonable efforts if either (i) it is in an excess foreign tax credit position or (ii) it believes in good faith, in its sole discretion, that claiming a refund or credit would cause adverse tax consequences to it. In the event that such Lender receives such a refund or credit, such Lender shall pay to the Borrower an amount that such Lender reasonably determines is equal to the net tax benefit obtained by such Lender as a result of such payment by the Borrower. In the event that no refund or credit is obtained with respect to the Borrower’s payments to such Lender pursuant to this Section 2.17, then such Lender shall upon request provide a certification that such Lender has not received a refund or credit for such payments. Nothing contained in this Section 2.17 shall require a Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount or the basis of its determination referred to in the proviso to the first sentence of this Section 2.17 to the Borrower or any other party.

(f)    The agreements in this Section 2.17 shall survive the termination of this Credit Agreement and the payment of the Notes and all other amounts payable hereunder.

Section 2.18    Indemnification; Nature of Issuing Lender’s Duties.

(a)    In addition to its other obligations under Section 2.4, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender and each Revolving Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) that the Issuing Lender or such Revolving Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called “Government Acts”).

(b)    As between the Borrower and the Issuing Lender and each Revolving Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. Neither the Issuing Lender nor any Revolving Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender or any Revolving Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender’s rights or powers hereunder.

(c)    In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender or any Revolving Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuing Lender or such Revolving Lender under any resulting liability to the Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender and each Revolving Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any Government Authority. The Issuing Lender and the Revolving Lenders shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender and the Revolving Lenders.

(d)    Nothing in this Section 2.18 is intended to limit the reimbursement obligation of the Borrower contained in Section 2.4(b) hereof. The obligations of the Borrower under this Section 2.18 shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender and the Revolving Lenders to enforce any right, power or benefit under this Credit Agreement.

(e)    Notwithstanding anything to the contrary contained in this Section 2.18, the Borrower shall have no obligation to indemnify the Issuing Lender or any Revolving Lender in respect of any liability incurred by the Issuing Lender or such Revolving Lender arising out of the gross negligence or willful misconduct of the Issuing Lender (including action not taken by the Issuing Lender or such Revolving Lender), as determined by a court of competent jurisdiction or pursuant to arbitration.

Section 2.19    Cash Collateral.

At any time that there shall exist a Defaulting Lender, and to the extent such Defaulting Lender’s LOC Obligations and its Swingline Exposure cannot be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares as provided in Section 2.20(a)(iv) below, then within three (3) Business Days following the request of the Administrative Agent, the Issuing Lender or the Swingline Lender, as applicable, the Borrower shall deliver Cash Collateral to the Administrative Agent in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.20 and any Cash Collateral provided by such Defaulting Lender).

(a)    Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts with the Administrative Agent. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender and the Lenders (including the Swingline Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(b)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section or Section 2.20 in respect of Letters of Credit or Swingline Loans, shall be held and applied to the satisfaction of the specific LOC Obligations, Swingline Loans, Participation Interests therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(c)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee)), or (ii) the Issuing Lender’s or Swingline Lender’s, as applicable, good faith determination that there exists excess Cash Collateral; provided, however, (A) that Cash Collateral furnished by or on behalf of a Credit Party shall not be released during the continuance of a Default or an Event of Default (and following application as provided in this Section may be otherwise applied in accordance with Section 2.11), and (B) the Person providing Cash Collateral and the Issuing Lender or Swingline Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 2.20    Defaulting Lenders.

(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 9.1.

(ii)    Reallocation of Payments. Any payment of principal, interest, fees (to the extent payable to such Defaulting Lender pursuant to Section 2.20(a)(iii)) or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Administrative Agent, the Issuing Lender and the Swingline Lender hereunder; second, if so determined by the Administrative Agent or requested by the Issuing Lender or Swingline Lender, to be held as Cash Collateral for future funding obligations of such Defaulting Lender in respect of any Participation Interest in any Swingline Loan or Letter of Credit; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans and other amounts under this Agreement; fifth, to the payment of any amounts owing to the Lenders, the Issuing Lender or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or LOC Obligations in respect of which such Defaulting Lender has not fully funded its Pro Rata Share, such payment shall be applied solely to pay the Loans of, and LOC Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LOC Obligations owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Defaulting Lender Fees.

(A)    Commitment Fees. A Defaulting Lender shall not be entitled to receive any Commitment Fee for any period during which it is a Defaulting Lender (and the Borrower shall not be required to pay any such Commitment Fee that otherwise would have been required to have been paid to such Defaulting Lender), except that such Defaulting Lender shall be entitled to receive a Commitment Fee with respect to the sum of (1) the outstanding amount of the Loans theretofore funded by such Defaulting Lender, and (2) such Defaulting Lender’s Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.19 and Section 2.20.

(B)    Letter of Credit Fees. A Defaulting Lender shall not be entitled to receive any Letter of Credit Fee for any period during which it is a Defaulting Lender, except that a Defaulting Lender shall be entitled to receive a Letter of Credit Fee with respect to each Letter of Credit or portion thereof for which it has provided Cash Collateral pursuant to Section 2.19 and Section 2.20. With respect to any Letter of Credit Fee that a Defaulting Lender is not entitled to receive in accordance with the terms of this Section, such Letter of Credit Fee shall be paid to the non-Defaulting Lenders to the extent such Defaulting Lender’s LOC Obligations have been reallocated to the Non-Defaulting Lenders in accordance with clause (iv) below; provided that if any portion of such Defaulting Lender’s LOC Obligations have not been reallocated to the Non-Defaulting Lenders and have not been Cash Collateralized by the Defaulting Lender (the “Exposed LOC Obligations”), the Letter of Credit Fees corresponding to the Exposed LOC Obligations (1) shall not be payable by the Borrower to the extent the Borrower has Cash Collateralized such Exposed LOC Obligations and (2) shall be payable to the Issuing Lender to the extent the Borrower has not Cash Collateralized such Exposed LOC Obligations.

(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s LOC Obligations and its Swingline Exposure shall automatically (effective on the day such Lender becomes a Defaulting Lender) be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (i) no Default or Event of Default exists at the time of such reallocation and (ii) such reallocation does not cause the aggregate Committed Funded Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.

(v)    Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, immediately following notice by the Administrative Agent, the Issuing Lender or the Swingline Lender, (x) first, repay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize such Defaulting Lender’s LOC Obligations (after giving effect to any partial reallocation pursuant to clause (iv) above) in accordance with the procedures set forth in Section 2.19 for so long as such LOC Obligations are outstanding.

(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the Issuing Lender each agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Defaulting Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded Participation Interests to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.20(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

(c)    Termination of Commitment. The Borrower may terminate the entire Commitment of a Defaulting Lender to the extent there are no Loans or Letters of Credit outstanding at the time of such termination upon not less than ten Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof); provided that (A) no Event of Default shall have occurred and be continuing, and (B) such termination shall not be deemed to be a waiver or release of any claim the Credit Parties, the Administrative Agent, the Issuing Lender, the Swingline Lender or any Lender may have against such Defaulting Lender.
ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into this Credit Agreement and to make the Extensions of Credit herein provided for, each of the Credit Parties hereby represents and warrants to the Administrative Agent and to each Lender that:

Section 3.1    Financial Condition; Projections.

(a)    The Borrower has delivered the following financial statements to the Administrative Agent:

(i)    balance sheets and the related statements of income and of cash flows for the fiscal year ended December 27, 2015 for the Borrower and its Subsidiaries, audited by nationally recognized independent certified public accountants; and

(ii)    company‑prepared unaudited quarterly balance sheets and related statements of income and cash flows for the Borrower and its Subsidiaries for the fiscal quarters ended March 27, 2016, June 26, 2016 and September 25, 2016.

The financial statements referred to in subsections (i) and (ii) above are complete and correct in all material respects and present fairly the financial condition of the Borrower and its Subsidiaries as of such dates. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein), subject, in the case of interim statements, to the absence of footnotes and normal year‑end audit adjustments.

(b)    Projections. The projections of the annual operating budgets of the Borrower and its Subsidiaries on a Consolidated basis, balance sheets and cash flow statements for the 2015 to 2019 fiscal years, copies of which have been delivered to the Administrative Agent, disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of the Credit Parties as of the date hereof, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections or the pro forma balance sheet. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein.

Section 3.2    No Change.

Since December 27, 2015, there has been no development or event which, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect. Except as disclosed in the financial statements provided to the Administrative Agent prior to the Closing Date, from December 27, 2015 through the Closing Date, there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the balance sheet of Borrower and its Subsidiaries as at December 27, 2015 or the statement of income for the fiscal period then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of Borrower and its Subsidiaries.

Section 3.3    Corporate Existence.

Each of the Credit Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (b) has the requisite power and authority and the legal right to own and operate all its material property, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged, and (c) is duly qualified to conduct business and in good standing under the laws of (i) the jurisdiction of its organization or formation, (ii) the jurisdiction where its chief executive office is located and (iii) each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.4    Corporate Power; Authorization; Enforceable Obligations.

Each of the Credit Parties has full power and authority and the legal right to make, deliver and perform the Credit Documents to which it is party and has taken all necessary limited liability company, corporate or partnership action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Document by any of the Credit Parties (other than those which have been obtained) or with the validity or enforceability of any Credit Document against any of the Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents). Each Credit Document to which it is a party has been duly executed and delivered on behalf of the applicable Credit Party. Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of each such Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 3.5    Compliance with Laws; No Conflict; No Default.

(a)    The execution, delivery and performance by each Credit Party of the Credit Documents to which such Credit Party is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval (other than such Governmental Approvals that have been obtained or made and not subject to suspension, revocation or termination) or violate any Requirement of Law relating to such Credit Party, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws, articles of organization, operating agreement or other organizational documents of such Credit Party or any material indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Credit Documents.

(b)    Each Credit Party (i)(x) has all Governmental Approvals required by law for it to conduct its business, each of which is in full force and effect, (y) each such Governmental Approval is final and not subject to review on appeal and (z) each such Governmental Approval is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, in each case except to the extent as could not reasonably be expected to have a Material Adverse Effect and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Requirements of Law relating to it or any of its respective properties, in each case except to the extent the failure to comply with such Governmental Approval or Requirement of Law could not reasonably be expected to have a Material Adverse Effect. Each Credit Party possesses or has the right to use, all leaseholds, licenses, easements and franchises and all authorizations and other rights that are material to and necessary for the conduct of its business. Except to the extent noncompliance with the foregoing leaseholds, easements and franchises could not reasonably be expected to have a Material Adverse Effect, all of the foregoing are in full force and effect, and the Credit Parties are in substantial compliance with the foregoing without any known conflict with the valid rights of others. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such Governmental Approval, leasehold, license, easement, franchise or other right, which termination or revocation could, individually or in the aggregate, reasonably be expected to have Material Adverse Effect.

(c)    None of the Credit Parties is in default under or with respect to any of its Material Contracts or under or with respect to any of its other Contractual Obligations, or any judgment, order or decree to which it is a party, in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

Section 3.6    No Material Litigation.

No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Credit Parties, threatened by or against any Credit Party or any Subsidiaries of the Credit Parties or against any of its or their respective properties or revenues (a) with respect to the Credit Documents or any Loan or any of the transactions contemplated hereby, or (b) which could reasonably be expected to have a Material Adverse Effect. No permanent injunction, temporary restraining order or similar decree has been issued against the Borrower or any of their Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

Section 3.7    Investment Company Act; Etc.

None of the Credit Parties is (a) an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to any other law or regulation limiting its ability to incur Indebtedness and/or the Credit Party Obligations.

Section 3.8    Margin Regulations.

No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Credit Parties are not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” “margin stock” within the respective meanings of each of such terms under Regulation U.

Section 3.9    ERISA.

Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five‑year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except to the extent that any such occurrence or failure to comply could not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five‑year period which could reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which, as determined in accordance with GAAP, could reasonably be expected to have a Material Adverse Effect. None of the Credit Parties, none of the Subsidiaries of the Borrower and no Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

Section 3.10    Environmental Matters.

(a)    Except where such violation or liability could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Properties do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) could give rise to liability under, any Environmental Law.

(b)    Except where such violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Properties and all operations of the Credit Parties at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, except for any non-compliances that are no longer outstanding and unresolved, and there has been no release of Materials of Environmental Concern by the Credit Parties or, to the knowledge of the Credit Parties, any other Person at, under or about the Properties or violation by the Credit Parties of any Environmental Law with respect to the Properties or the business operated by the any of the Credit Parties (the “Business”).

(c)    None of the Credit Parties has received any written notice of violation, alleged violation, non‑compliance, liability or potential liability regarding an actual or threatened release of Materials of Environmental Concern or compliance with Environmental Laws with regard to any of the Properties or the Business which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, nor does any of the Credit Parties have knowledge of any such threatened notice.

(d)    Except where such violation or liability, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

(e)    No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Credit Party, threatened, under any Environmental Law to which any of the Credit Parties is or to the knowledge of the Credit Parties will be named as a party with respect to the Properties or the Business, nor are the Credit Parties liable for the fulfillment of any outstanding requirements of any consent decrees or other decrees, consent orders, administrative orders or other orders, under any Environmental Law with respect to the Properties or the Business which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f)    Except where such violation or liability, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any of the Credit Parties in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

Section 3.11    Subsidiaries.

Set forth on Schedule 3.11(a) is a complete and accurate list of all Subsidiaries, joint venture and partnerships of the Credit Parties as of the First Amendment Effective Date. Information on such Schedule includes the following: (i) the number of shares of each class of Equity Interests of each Subsidiary outstanding and (ii) the number and percentage of outstanding shares of each class of Equity Interests owned by the Credit Parties or any of their Subsidiaries as of the First Amendment Effective Date. The outstanding Equity Interests of all such Subsidiaries are validly issued, fully paid and non‑assessable and is owned, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). As of the First Amendment Effective Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of any Credit Party or any Subsidiary thereof.

Section 3.12    Ownership of Property and Assets.

Each of the Credit Parties and their Subsidiaries is the owner of, and has good and marketable title to or a valid leasehold interest in, all of its respective assets, which, together with assets leased or licensed by the Credit Parties and their Subsidiaries, represents all assets individually or in the aggregate material to the conduct of the businesses of the Credit Parties and their Subsidiaries, taken as a whole on the date hereof, and none of such assets is subject to any Lien other than Permitted Liens. Each Credit Party and its Subsidiaries enjoys peaceful and undisturbed possession under all of its leases and all such leases are valid and subsisting and in full force and effect except where any such failure could not reasonably be expected to have a Material Adverse Effect.

Section 3.13    Taxes.

Each of the Credit Parties and its Subsidiaries has filed, or caused to be filed, all federal, state and other material tax returns required to be filed and paid (a) all federal, state and other material amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) known by such Credit Party to be owing by it, except in each case for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. None of the Credit Parties is aware as of the First Amendment Effective Date of any proposed tax assessments against it or any of its Subsidiaries which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.14    Intellectual Property Rights.

Each of the Credit Parties and their Subsidiaries owns, or has the legal right to use, the Intellectual Property necessary for each of them to conduct its business as currently conducted. Set forth on Schedule 3.14 is a list of all registered or issued Intellectual Property owned by each of the Credit Parties and their Subsidiaries and all applications for registration or issuance of Intellectual Property filed on the name of the Credit Parties or their Subsidiaries. Except as disclosed in Schedule 3.14 hereto, (a) one or more of the Credit Parties has the right to use the Intellectual Property disclosed in Schedule 3.14 hereto without payment of royalties and (b) all registrations with and applications to Governmental Authorities in respect of such Intellectual Property are in full force and effect. Except as in each case could not reasonably be expected to have a Material Adverse Effect, none of the Credit Parties is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use any Intellectual Property; no claim has been asserted in writing or is pending by any Person challenging or questioning the use of any Intellectual Property in their business or the validity or effectiveness of any Intellectual Property, nor does the Credit Parties or any of their Subsidiaries know of any claim; and, to the knowledge of the Credit Parties or any of their Subsidiaries, the use of such Intellectual Property by the Credit Parties or any of their Subsidiaries does not infringe on the rights of any Person. Schedule 3.14 may be updated from time to time by the Borrower to include new Intellectual Property acquired after the Closing Date by giving written notice thereof to the Administrative Agent.

Section 3.15    Solvency.

After giving effect to the Transactions, the fair saleable value of the Credit Parties assets, measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to this Credit Agreement. After giving effect to the Transactions, the Credit Parties, taken as a whole (a) do not have unreasonably small capital in relation to the business in which it is or proposes to be engaged or (b) have not incurred, and do not believe that they will incur after giving effect to the transactions contemplated by this Credit Agreement, debts beyond their ability to pay such debts as they become due. In executing the Credit Documents and consummating the Transactions, none of the Credit Parties intends to hinder, delay or defraud either present or future creditors or other Persons to which one or more of the Credit Parties is or will become indebted.

Section 3.16    Collateral Representations.

(a)    Set forth on Schedule 3.16(a) is list of the all real Property owned by each Credit Party as of the First Amendment Effective Date showing for each such real Property as of the date hereof the street address, county or other relevant jurisdiction, state and record owner thereof. Each Credit Party and each Subsidiary has good, marketable and insurable fee simple title to the real Property owned by such Person, free and clear of all Liens, other than Permitted Liens.

(b)    Set forth on Schedule 3.16(b) is list of the all real Property leased by each Credit Party as of the First Amendment Effective Date as a lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. To the knowledge of the Credit Parties, each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms (except as such enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles).

(c)    Set forth on Schedule 3.16(c) is a list of all locations (other than owned locations) where any tangible personal property of the Credit Parties and their Subsidiaries with a fair market value in excess of $250,000 is located as of the First Amendment Effective Date, including county and state where located. Except as specifically noted on Schedule 3.16(c), as of the First Amendment Effective Date, no personal property of any Credit Party is (i) is stored with a bailee, warehouseman, processor or similar Person or (ii) consigned to any Person.

(d)    Set forth on Schedule 3.16(d) is the following information for each Credit Party as of the First Amendment Effective Date (i) exact legal name and any former legal names during the five years prior to the First Amendment Effective Date, (ii) the state of incorporation or formation, (iii) the type of organization, (iv) the location of the chief executive office and principal place of business, (v) the federal tax identification number and, if applicable, state organization number and (vi) business phone number.

(e)    Set forth on Schedule 3.16(e) is a list as of the First Amendment Effective Date of all deposit and securities accounts of each Credit Party at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person as of the First Amendment Effective Date, including the same of the applicable depository institution/securities intermediary and average amount held in such deposit account.

(f)    Set forth on Schedule 3.16(f) a list as of the First Amendment Effective Date of all Investments (other than Investments in Subsidiaries) held by any Credit Party on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof (and, in the case of Investment Property, an indication of whether such property is certificated or uncertificated.

(g)    Set forth on Schedule 3.16(g) is a list of as of the First Amendment Effective Date of the following owned or held by each Credit Party: all Documents (as defined in the UCC), Instruments (as defined in the UCC), Tangible Chattel Paper (as defined in the UCC), Electronic Chattel Paper (as defined in the UCC)

and Letter-of-Credit Rights (as defined in the UCC), including the name of (i) the applicable Credit Party, (ii) in the case of Electronic Chattel Paper, the account debtor, and (iii) in the case of Letter-of-Credit Rights, the issuer or nominated person, as applicable.

(h)    Set forth on Schedule 3.16(h) is a description as of the First Amendment Effective Date of all Commercial Tort Claims (as defined in the UCC) of the Credit Parties (detailing such Commercial Tort Claim in such detail as reasonably requested by the Administrative Agent).

Section 3.17    No Burdensome Restrictions.

None of the Credit Parties or their Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any Applicable Law that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 3.18    Labor Matters.

There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Credit Parties or any of their Subsidiaries as of the First Amendment Effective Date, other than as set forth in Schedule 3.18 hereto, and as of the First Amendment Effective Date none of the Credit Parties or their Subsidiaries has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years, other than as set forth in Schedule 3.18 hereto. There is are no strikes, walkouts, work stoppages or other material labor difficulty pending or threatened against the Borrower or any Subsidiary except such as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.19    Accuracy and Completeness of Information.

All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of the Credit Parties in writing to the Administrative Agent or any Lender for purposes of or in connection with this Credit Agreement or any other Credit Document, or any transaction contemplated hereby or thereby, is or will be true and accurate in all material respects and not incomplete by omitting to state any material fact necessary to make such information not misleading as of the date furnished. There is no fact now known to any of the Credit Parties which has, or could reasonably be expected to have, a Material Adverse Effect which fact has not been set forth herein, in the financial statements of the Credit Parties furnished to the Administrative Agent and/or the Lenders, or in any certificate, opinion or other written statement made or furnished by or on behalf of the Credit Parties to the Administrative Agent and/or the Lenders.

Section 3.20    Material Contracts.

Schedule 3.20 sets forth a complete and accurate list of all Material Contracts of the Credit Parties and their Subsidiaries in effect as of the First Amendment Effective Date. Other than as set forth in Schedule 3.20, each such Material Contract is, and after giving effect to the Transactions will be, in full force and effect in accordance with the terms thereof. The Credit Parties and their Subsidiaries have delivered to the Administrative Agent a true and complete copy of each Material Contract. Schedule 3.20 may be updated from time to time by the Borrower to include new Material Contracts by giving written notice thereof to the Administrative Agent.

Section 3.21    Insurance.

The insurance coverage of the Credit Parties and their Subsidiaries as of the First Amendment Effective Date is outlined as to carrier, policy number, expiration date, type and amount on Schedule 3.21 and such insurance coverage complies with the requirements set forth in Section 5.5(b).

Section 3.22    Security Documents.

The Security Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently (or will be, upon the execution of control agreements with respect to deposit and securities accounts and the filing or recording of appropriate financing statements and notices of grants of security interests in Intellectual Property, in each case in favor of the Administrative Agent on behalf of the Secured Parties) perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

Section 3.23    Classification of Senior Indebtedness.

The Credit Party Obligations constitute “Senior Indebtedness”, “Designated Senior Indebtedness” or any similar designation under and as defined in any agreement governing any Subordinated Debt and the subordination provisions set forth in each such agreement are legally valid and enforceable against the parties thereto.

Section 3.24    Foreign Assets Control Regulations, FCPA, Etc.

(a)    Neither any Credit Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. Neither any Credit Party nor any or its Subsidiaries is in violation of (i) the Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (iii) the Patriot Act) (collectively, the “Anti-Terrorism Laws”). None of the Credit Parties (A) is a blocked person described in Section 1 of the Anti‑Terrorism Order or (B) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

(b)    Each of the Credit Parties and their Subsidiaries is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereto. None of the Credit Parties or their Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (i) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (ii) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (iii) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Credit Party or its Subsidiary or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

Section 3.25    Compliance with OFAC Rules and Regulations.

None of the Credit Parties or their Subsidiaries or their respective Affiliates is a Sanctioned Person. No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country, or in any other manner that will result in any violation by any Person (including any Lender, the Arrangers, the Administrative Agent, the Issuing Lender or the Swingline Lender) of any Anti-Terrorism Laws.

Section 3.26    Certain Transactions.

Except for transactions set forth on Schedule 3.26 hereto, none of the Affiliates, officers, directors, or employees of the Credit Parties or any of their Subsidiaries is presently a party to any transaction with any Credit Party or any of their Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Credit Parties, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Section 3.27    Use of Proceeds.

On the Closing Date, the proceeds of the Extensions of Credit hereunder shall be used (i) to pay certain costs, fees and expenses in connection with the Transactions, (ii) to refinance certain existing Indebtedness of the Borrower, (iii) to pay any fees and expenses associated with this Credit Agreement on the Closing Date and (iv) for working capital and other general corporate purposes (including, without limitation, Capital Expenditures), in each case not in contravention of any Law or Credit Document.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.1    Conditions to Closing Date.

This Credit Agreement shall become effective upon, and the obligation of each Lender to make the initial Revolving Loans and the Swingline Loan on the Closing Date was subject to, the satisfaction of the following conditions precedent (all of which have previously been satisfied):

(a)    Execution of Credit Agreement and Credit Documents. The Administrative Agent shall have received (i) counterparts of this Credit Agreement, executed by a duly authorized officer of each party hereto, (ii) for the account of each Lender with a Commitment requesting a promissory note, a Revolving Note, (iii) for the account of the Swingline Lender, the Swingline Note, (iv) counterparts of the Security Agreement and the Pledge Agreement, in each case conforming to the requirements of this Credit Agreement and executed by duly authorized officers of the Credit Parties or other Person, as applicable, and (v) counterparts of any other Credit Document, executed by the duly authorized officers of the parties thereto.

(b)    Authority Documents. The Administrative Agent shall have received the following:

(i)    Articles of Incorporation; Partnership Agreement. Copies of the articles of incorporation, partnership agreement or other charter documents of each Credit Party certified (A) by an officer of such Credit Party to be true and correct and in full force and effect as of the Closing Date and (B) to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its incorporation or formation.

(ii)    Resolutions. Copies of resolutions of the board of directors or other comparable managing body of each Credit Party approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by an officer or managing member of such Credit Party attached hereto) as of the Closing Date to be true and correct and in force and effect as of such date.

(iii)    Bylaws. A copy of the bylaws or other operating agreement of each Credit Party certified by an officer or managing member of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.

(iv)    Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to the each Credit Party certified as of a recent date by the appropriate governmental authorities of the state of incorporation or formation.

(v)    Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

Each officer’s certificate delivered pursuant to this Section 4.1(b) shall be substantially in the form of Exhibit 4.1(b) hereto.

(c)    Legal Opinion of Counsel. The Administrative Agent shall have received, in each case, dated the Closing Date and addressed to the Administrative Agent and the Lenders and in form and substance acceptable to the Administrative Agent:

(i)    a legal opinion of Dechert LLP, counsel for the Credit Parties;

(ii)    a legal opinion of special local counsel for the Borrower and each other Credit Party incorporated or organized in the State of Ohio.

(d)    Personal Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

(i)    (A) searches of UCC filings in the jurisdiction of the chief executive office and jurisdiction of formation or organization of each Credit Party, as applicable, and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and Liens that are to be terminated on the Closing Date and (B) tax lien and judgment searches;

(ii)    UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(iii)    searches of ownership of Intellectual Property in the appropriate governmental offices;

(iv)    such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent’s security interest in the Intellectual Property;

(v)    all stock certificates, if any, evidencing the Equity Interests pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank undated stock powers attached thereto;

(vi)    all instruments and chattel paper in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent’s security interest in the Collateral; and

(vii)    duly executed consents as are necessary, in the Administrative Agent’s sole discretion, to perfect the Lenders’ security interest in the Collateral.

(e)    Liability and Casualty Insurance. The Administrative Agent shall have received copies of insurance policies or certificates of insurance evidencing liability and casualty insurance (including, but not limited to, business interruption insurance) meeting the requirements set forth herein or in the Security Documents. The Administrative Agent (for the benefit of the Secured Parties) shall be named as lenders’ loss payee, as its interests may appear, on all casualty insurance policies providing coverage in respect of any Collateral and as additional insured, as its interests may appear on all liability insurance policies, in each case for the benefit of the Lenders.

(f)    Litigation. There shall not exist any pending litigation or investigation affecting or relating to (i) any Credit Party or any of its Subsidiaries that in the reasonable judgment of the Administrative Agent and Lenders could materially adversely affect the any Credit Party or any of its Subsidiaries, this Agreement or the other Credit Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date or (ii) this Agreement, the other Credit Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date.

(g)    Solvency Certificate. The Administrative Agent shall have received an officer’s certificate prepared by the chief financial officer of the Borrower as to the financial condition, solvency and related matters of the Credit Parties and their Subsidiaries, taken as a whole, after giving effect to the initial borrowings under the Credit Documents, in substantially the form of Exhibit 4.1(g) hereto.

(h)    Account Designation Notice. The Administrative Agent shall have received the executed Account Designation Notice in the form of Exhibit 1.1(a) hereto.

(i)    Consents. The Administrative Agent shall have received evidence that all boards of directors, governmental, shareholder and material third party consents and approvals necessary in connection with the Transactions have been obtained and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of the foregoing.

(j)    Compliance with Laws. The financings and other Transactions contemplated hereby shall be in compliance with all Applicable Laws and regulations (including all applicable securities and banking laws, rules and regulations).

(k)    Bankruptcy. There shall be no bankruptcy or insolvency proceedings with respect to Credit Parties or any of their Subsidiaries.

(l)    Existing Indebtedness of the Credit Parties. The Existing Credit Agreement shall be terminated, all Indebtedness of the Borrower thereunder and all other existing Indebtedness for borrowed money of the Borrower and its Subsidiaries (other than Indebtedness permitted to exist pursuant to Section 6.1) shall be repaid in full and all security interests related thereto shall be terminated on the Closing Date.

(m)    Financial Statements. The Administrative Agent and the Lenders shall have received copies of the financial statements referred to in Section 3.1 hereof, each in form and substance reasonably satisfactory to them.

(n)    Financial Condition Certificate. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Closing Date stating that (i) no action, suit, investigation or proceeding is pending, ongoing or, to the knowledge of any Credit Party, threatened in any court or before any other Governmental Authority that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, which action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect and (ii) immediately after giving effect to this Credit Agreement, the other Credit Documents, and all the Transactions contemplated to occur on such date, (A) no Default or Event of Default exists, (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (C)  each of the Credit Parties, as applicable, have satisfied each of the conditions set forth in Sections 4.1 and 4.2.

(o)    Patriot Act Certificate. The Administrative Agent shall have received a certificate satisfactory thereto, for benefit of itself and the Lenders, provided by the Borrower that sets forth information required by the Patriot Act including, without limitation, the identity of the Borrower and the Guarantors, the name and address of the Borrower and the Guarantors and other information that will allow the Administrative Agent or any Lender, as applicable, to identify the Borrower and the Guarantors in accordance with the Patriot Act.

(p)    Fees and Expenses. The Administrative Agent and the Lenders shall have received all fees and expenses, if any, owing pursuant to the Fee Letter and Section 2.5.

(q)    Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

Without limiting the generality of the provisions of Section 8.4, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.2    Conditions to All Extensions of Credit.

The obligation of each Lender to make any Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

(a)    Representations and Warranties. The representations and warranties made by the Credit Parties herein, in the other Credit Documents or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date, which shall remain true and correct as of such earlier date).

(b)    No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

(c)    Compliance with Commitments. Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the Aggregate Revolving Exposure shall not exceed the Revolving Committed Amount then in effect, (ii) the outstanding LOC Obligations shall not exceed the LOC Sublimit and (iii) the outstanding Swingline Loans shall not exceed the Swingline Sublimit.

(d)    Financial Covenant Compliance. Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), the Credit Parties shall be in pro forma compliance with the applicable Consolidated Lease-Adjusted Leverage Ratio set forth in Section 5.9(a) (with such covenants being calculated (for the purposes of this Section 4.2(d) only) based upon (i) the amount of Indebtedness outstanding after giving effect to the incurrence of such Extension of Credit and to the concurrent retirement of any other Indebtedness of the Borrower and its Subsidiaries and (ii) Consolidated EBITDA for the most recent four fiscal quarter period for which the Administrative Agent has received financial statements required to be delivered pursuant to Section 5.1(a) or (b)).

(e)    Additional Conditions to Revolving Loans. If a Revolving Loan is requested, all conditions set forth in Section 2.1 shall have been satisfied.

(f)    Additional Conditions to Letters of Credit. If the issuance of a Letter of Credit is requested, (i) all conditions set forth in Section 2.3 shall have been satisfied and (ii) there shall exist no Lender that is a Defaulting Lender unless the Issuing Lender has entered into satisfactory arrangements with the Borrower or such Defaulting Lender to eliminate the Issuing Lender’s risk with respect to such Defaulting Lender’s LOC Obligations

(g)    Additional Conditions to Swingline Loans. If a Swingline Loan is requested, (i) all conditions set forth in Section 2.4 shall have been satisfied and (ii) there shall exist no Lender that is a Defaulting Lender unless the Swingline Lender has entered into satisfactory arrangements with the Borrower or such Defaulting Lender to eliminate the Swingline Lender’s Fronting Exposure with respect to such Defaulting Lender.

Each request for an Extension of Credit and each acceptance by the Borrower of any such Extension of Credit shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a) through (g) of this Section, as applicable, have been satisfied.

ARTICLE V

AFFIRMATIVE COVENANTS

The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated and the Credit Party Obligations have been paid in full other than contingent obligations that survive the termination of the Credit Agreement pursuant to the terms thereof, the Credit Parties shall, and shall cause each of their Subsidiaries to:

Section 5.1    Financial Statements.

Furnish to the Administrative Agent and each of the Lenders:

(a)    Annual Financial Statements. As soon as available, but in any event within ninety-one (91) days after the end of each fiscal year of the Borrower, (i) a copy of the Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related Consolidated statements of income and retained earnings and of cash flows of the Borrower and its Consolidated Subsidiaries for such year, audited by a firm of independent certified public accountants reasonably acceptable to the Administrative Agent, setting forth in each case in comparative form the figures for the preceding fiscal year, all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, together with management discussion and analysis relating to important operation and financial developments during such fiscal period, reported on without a “going concern” or like qualification or exception (other than any such exception or explanatory paragraph that results from an upcoming maturity date under the Loans that is scheduled to occur within one year from the time such report and opinion are delivered), or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification (it being understood and agreed that the delivery of the Borrower’s Form 10-K (as filed with the SEC), if certified as required by Section 5.2(b) below, shall satisfy the requirements in this clause) and (ii) a list of any new Restaurants acquired or opened (or any Restaurants closed or sold) within the last fiscal quarter of such fiscal year and, if applicable, an amended Schedule 3.16(a) reflecting the addition of any new owned or leased Properties (or the deletion of any owned or leased Properties) as applicable, which amended Schedule 3.16(a) shall, upon consummation of the applicable acquisition or opening, or closing or sale, be substituted as a replacement Schedule 3.16(a); and

(b)    Quarterly Financial Statements. As soon as available and in any event within forty‑six (46) days after the end of each fiscal quarter of the Borrower (for the avoidance of doubt, after giving effect to the First Amendment Effective Date, commencing with the fiscal quarter ending as of September 25, 2016), (i) a company‑prepared Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such period and related company‑prepared Consolidated statements of income and retained earnings and of cash flows for the Borrower and its Consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form the figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year‑end audit adjustments), all in reasonable detail and prepared in accordance with GAAP, together with management discussion and analysis relating to important operation and financial developments during such fiscal period, (it being understood and agreed that the delivery of the Borrower’s Form 10-Q (as filed with the SEC), if certified as required by Section 5.2(b) below, shall satisfy the requirements in this clause) and (ii) a list of any new Restaurants acquired or opened (or any Restaurants closed or sold) within such fiscal quarter and, if applicable, an amended Schedule 3.16(a) reflecting the addition of any new owned or leased Properties (or the deletion of any owned or leased Properties) as applicable, which amended Schedule 3.16(a) shall, upon consummation of the applicable acquisition or opening, or closing or sale, be substituted as a replacement Schedule 3.16(a);

(c)    Annual Financial Plans. As soon as practicable and in any event within sixty (60) days after the end of each fiscal year, a Consolidated budget and cash flow projections prepared on a monthly basis of the Borrower and its Consolidated Subsidiaries for the following fiscal year, in form and detail reasonably acceptable to the Administrative Agent and the Required Lenders, such budget to be prepared by the Borrower in a manner consistent with GAAP and to include an operating and capital budget, a summary of the material assumptions made in the preparation of such budget. Such budget shall be accompanied by a certificate of the managing partner or chief financial officer of the Borrower to the effect that the budgets and other financial data are based on reasonable estimates and assumptions, all of which are fair in light of the conditions which existed at the time the budget was made, have been prepared on the basis of the assumptions stated therein, and reflect, as of the time so furnished, the reasonable estimate of the Borrower and its Consolidated Subsidiaries of the budgeted results of the operations and other information budgeted therein;

all such financial statements to fairly present in all material respects the financial condition and results from operations of the entities and for the periods specified and to be prepared in reasonable detail and in accordance with GAAP (subject, in the case of interim statements, to normal recurring year‑end audit adjustments and the absence of footnotes) applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change in the application of accounting principles as provided in Section 1.3.

Notwithstanding the foregoing, financial statements and reports required to be delivered pursuant to the foregoing provisions of this Section may be delivered electronically and if so, shall be deemed to have been delivered on the date (i) on which the Borrower files such documents with the SEC, (ii) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address http://www.bbrg.com, (iii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), or (iv) on which the Administrative Agent receives such reports from the Borrower through electronic mail; provided, that, in the cases of (i), (ii) and (iii) above, the Borrower shall notify the Administrative Agent (by fax or electronic mail) of the posting of any such documents and provide the Administrative Agent by electronic mail electronic versions of such documents and, provided, further, that at the Administrative Agent’s request the Borrower shall provide paper copies of any documents required hereby to the Administrative Agent.

Section 5.2    Certificates; Other Information.

Furnish to the Administrative Agent and each of the Lenders:

(a)    concurrently with the delivery of the financial statements referred to in Section 5.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under Section 5.9, except as specified in such certificate;

(b)    concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and, for each of the first three fiscal quarters of the Borrower, 5.1(b) above (after giving effect to the First Amendment Effective Date, commencing with the delivery of the financial statements for the fiscal quarter ended September 25, 2016), a certificate of a Responsible Officer substantially in the form of Exhibit 5.2(b) (i) stating that (A) such financial statements present fairly the financial position of the Borrower and its Consolidated Subsidiaries for the periods indicated in conformity with GAAP applied on a consistent basis (subject, in the case of interim financial statements, to normal year‑end audit adjustments and the absence of footnotes), (B) each of the Credit Parties during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Credit Agreement to be observed, performed or satisfied by it, and (C) such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) providing calculations in reasonable detail required to indicate compliance with Section 5.9 (as in effect from and after the First Amendment Effective Date) as of the last day of such period;

(c)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)    promptly upon receipt thereof, a copy or summary of any other report, or “management letter” submitted or presented by independent accountants to the Borrower or any of their respective Subsidiaries in connection with any annual, interim or special audit of the books of such Person;

(e)    promptly upon their becoming available, copies of (i) all press releases and other statements made available generally by the Credit Parties to the public concerning material developments in the business of the Credit Parties and their Subsidiaries, to the extent such documents are not filed with the SEC, and (ii) any non‑routine correspondence or official notices received by the Credit Parties or any of their Subsidiaries material to the business of the Credit Parties from any federal, state or local governmental authority which regulates the operations of the Credit Parties and their Subsidiaries;

(f)    within ten (10) Business Days after the end of each fiscal quarter of the Borrower and its Subsidiaries, a certificate of a Responsible Officer of the Borrower setting forth (i) the amount of the Cash On Hand as of the last day of such fiscal quarter and (ii) calculations of the amount of the payment of the Cash Flow Sweep required to be made pursuant to Section 2.7(b)(ii) with respect to such fiscal quarter (if any), in each case, in form satisfactory to the Administrative Agent; and

(g)    promptly, such additional financial and other information as the Administrative Agent, on behalf of any Lender, may from time to time reasonably request.

Section 5.3    Payment of Taxes and Other Obligations.

Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with industry practice (subject, where applicable, to specified grace periods) all its taxes (Federal, state, local and any other taxes) and other obligations and liabilities of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such taxes, obligations and liabilities, except when the amount or validity of any such taxes, obligations and liabilities is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Credit Parties.

Section 5.4    Conduct of Business and Maintenance of Existence.

Continue to engage in business of the same general type as now conducted by it on the Closing Date (and other businesses ancillary or related thereto) and preserve, renew and keep in full force and effect its existence and good standing take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business and to maintain its goodwill; comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.5    Maintenance of Property; Insurance.

(a)    Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear and obsolescence excepted).

(b)    Maintain with financially sound and reputable insurance companies insurance on all its property (including without limitation its tangible Collateral) in at least such amounts and against at least such risks as are usually insured against in the same geographical area by companies engaged in the same or a similar business (including, without limitation, hazard and business interruption insurance); and furnish to the Administrative Agent, upon written request, full information as to the insurance carried. The Administrative Agent shall be named as loss payee, as its interest may appear, with respect to any such casualty insurance providing coverage in respect of any Collateral, and the Administrative Agent shall be named as an additional insured with respect to any liability insurance, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of any Credit Party or any other Person shall affect the rights of the Administrative Agent or the Lenders under such policy or policies.

(c)    In case of any material loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such damage or destruction. In case of any loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Credit Party’s cost and expense, will promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed unless such Credit Party shall have reasonably determined that such repair or replacement of the affected Collateral is not economically feasible or is not deemed in the best business interest of such Credit Party.

Section 5.6    Inspection of Property; Books and Records; Discussions.

Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Administrative Agent, the Administrative Agent (and any of its representatives, including, without limitation, counsel, accountants, environmental consultants or engineers and other professional advisors) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time (at the Borrower’s sole cost and expense only for the initial visit and inspection each calendar year, except as otherwise provided below) and upon reasonable notice and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Credit Parties with officers and employees of the Credit Parties and with their independent certified public accountants; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the sole cost and expense of the Borrower at any time during normal business hours, with reasonable advance notice.

Section 5.7    Notices.

(a)    Immediately after any Credit Party obtains actual knowledge thereof, provide written notice to the Administrative Agent (which shall transmit such notice to each Lender as soon as practicable) of the occurrence of any Default or Event of Default.

(b)    Promptly (but in no event later than five (5) Business Days after any Credit Party obtains actual knowledge thereof) provide written notice of the following to the Administrative Agent (which shall transmit such notice to each Lender as soon as practicable):

(i)    the occurrence of any default or event of default under any Contractual Obligation of any of the Credit Parties which could reasonably be expected to have a Material Adverse Effect or involve a monetary claim in excess of $5,000,000;

(ii)    any litigation, or any investigation or proceeding (A) affecting any of the Credit Parties and involving amounts in controversy in excess of $5,000,000 or involving injunctions or requesting injunctive relief by or against any Credit Party or any Subsidiary of the Credit Parties or (B) affecting or with respect to this Credit Agreement, any other Credit Document;

(iii)    (A) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC (other than a Permitted Lien) or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (B) the institution of proceedings or the taking of any other action by the PBGC or any Credit Party or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

(iv)    any notice of any material violation received by any Credit Party from any Governmental Authority including, without limitation, any notice of material violation of Environmental Laws;

(v)    any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party which could reasonably be expected to have a Material Adverse Effect;

(vi)    any attachment, judgment, lien, levy or order exceeding $5,000,000 that may be assessed against or threatened against any Credit Party other than Permitted Liens; and

(vii)    any other development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto. In the case of any notice of a Default or Event of Default, the Borrower shall specify that such notice is a Default or Event of Default notice on the face thereof.

Section 5.8    Environmental Laws.

(a)    Comply in all material respects with all applicable Environmental Laws and obtain and comply in all material respects with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except, in each case, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)    Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.

(c)    Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Credit Parties or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Notes and all other amounts payable hereunder.

Section 5.9    Financial Covenants.

Comply with the following financial covenants:

(a)    Consolidated Lease-Adjusted Leverage Ratio. As of the end of each fiscal quarter ending during the following periods, the Consolidated Lease-Adjusted Leverage Ratio shall be less than or equal to:

Period	Maximum Ratio
First Amendment Effective Date through December 31, 2016	6.25 to 1.00
January 1, 2017 through June 30, 2017	6.00 to 1.00
July 1, 2017 through September 30, 2017	5.75 to 1.00
October 1, 2017 and thereafter	5.50 to 1.00

(b)    Consolidated Fixed Charge Coverage Ratio. As of the end of each fiscal quarter ending during the following periods, the Consolidated Fixed Charge Coverage Ratio shall be greater than or equal to:

Period	Minimum Ratio
First Amendment Effective Date through March 31, 2017	1.10 to 1.00
April 1, 2017 through September 30, 2017	1.15 to 1.00
October 1, 2017 and thereafter	1.20 to 1.00

(c)    Minimum Consolidated EBITDA. As of the end of each fiscal quarter ending during the following periods, Consolidated EBITDA for the applicable four fiscal quarter period ending on such date shall be not less than:

Period	Minimum Consolidated EBITDA
First Amendment Effective Date through September 30, 2017	$15,000,000
October 1, 2017 and thereafter	$20,000,000

Section 5.10    Additional Guarantors.

The Credit Parties will cause each of their Domestic Subsidiaries (including any Excluded Subsidiary but excluding any Immaterial Subsidiary), whether newly formed, after acquired or otherwise existing, to promptly (and in any event within thirty (30) days after such Domestic Subsidiary is formed or acquired (or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion)) become a Guarantor hereunder by way of execution of a Joinder Agreement. In connection therewith, the Credit Parties shall give notice to the Administrative Agent not less than ten (10) days prior to creating a Domestic Subsidiary (or such shorter period of time as agreed to by the Administrative Agent in its reasonable discretion), or acquiring the Equity Interests of any other Person. The Credit Party Obligations shall be secured by, among other things, a first priority perfected security interest in the Collateral of such new Guarantor and a pledge of 100% of the Equity Interests of such new Guarantor and its Domestic Subsidiaries and 65% (or such higher percentage that would not result in material adverse tax consequences for such Credit Party) of the voting Equity Interests and 100% of the non‑voting Equity Interests of its first‑tier Foreign Subsidiaries; provided, that in no event shall any Credit Party be obligated to provide a pledge of any of the Equity Interests of any Excluded Subsidiary. In connection with the foregoing, the Credit Parties shall deliver to the Administrative Agent, with respect to each new Guarantor to the extent applicable, substantially the same documentation required pursuant to Sections 4.1(b)‑(e) and 5.12 and such other documents or agreements as the Administrative Agent may reasonably request.

Section 5.11    Compliance with Law.

Comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property, except in such instances in which (a) such law, rule, regulation, order or restriction is being contested in good faith by appropriate proceedings diligently conducted or (b) such noncompliance with any such law, rule, regulation, order or restriction, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.12    Pledged Assets.

(a)    Cause 100% of the Equity Interests in each of its direct or indirect Domestic Subsidiaries (other than Excluded Subsidiaries) and 65% of the voting Equity Interests and 100% of the non-voting Equity Interests in each of its first-tier Foreign Subsidiaries to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Security Documents or such other security documents as the Administrative Agent shall reasonably request.

(b)    If, subsequent to the Closing Date, a Credit Party shall acquire any securities, instruments, chattel paper or other personal property required for perfection to be delivered to the Administrative Agent as Collateral hereunder or under any of the Security Documents, promptly (and in any event within three (3) Business Days) after any Responsible Officer of a Credit Party acquires knowledge of same notify the Administrative Agent of same.

(c)    Each Credit Party shall, and shall cause each of its Subsidiaries (other than Excluded Subsidiaries) to, take such action at its own expense as requested by the Administrative Agent (including, without limitation, any of the actions described in Section 4.1(d) or (e) hereof and delivery of opinions of counsel) to ensure that the Administrative Agent has a first priority perfected Lien (subject to Permitted Liens) to secure the Credit Party Obligations in (i) subject to the limitations set forth in the Security Agreement, all personal property of the Credit Parties located in the United States (other than any liquor licenses held by Excluded Subsidiaries) and (ii) subject to the limitations set forth in the Security Agreement, to the extent deemed to be material by the Administrative Agent or the Required Lenders in its or their sole reasonable discretion, all other personal property of the Credit Parties (other than any liquor licenses held by Excluded Subsidiaries). Each Credit Party shall, and shall cause each of its Subsidiaries to, adhere to the covenants regarding the location of personal property as set forth in the Security Documents.

Section 5.13    Covenants Regarding Patents, Trademarks and Copyrights.

(a)    Notify the Administrative Agent promptly if it knows or has reason to know that any application, letters patent or registration relating to any Patent, Patent License, Trademark or Trademark License of the Credit Parties or any of their Subsidiaries may become abandoned, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding a Credit Party’s or any of its Subsidiary’s ownership of any Patent or Trademark, its right to patent or register the same, or to enforce, keep and maintain the same, or its rights under any Patent License or Trademark License, in each case to the extent any such developments could reasonably be expected to have a Material Adverse Effect.

(b)    Notify the Administrative Agent promptly after it knows or has reason to know of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in any court) regarding any Copyright or Copyright License of the Credit Parties or any of their Subsidiaries, whether (i) such Copyright or Copyright License may become invalid or unenforceable prior to its expiration or termination, or (ii) such Credit Party’s or any of its Subsidiary’s ownership of such Copyright, its right to register the same or to enforce, keep and maintain the same, or its rights under such Copyright License, may become affected, in each case to the extent any such developments could reasonably be expected to have a Material Adverse Effect.

(c)    (i) Concurrently, with the delivery of annual financial statements of the Borrower pursuant to Section 5.1 hereof, provide the Administrative Agent and its counsel a complete and correct list of all Intellectual Property owned by the Credit Parties or any of their Subsidiaries that have not been set forth as annexes of such documents and instruments; and (ii) upon request of the Administrative Agent, execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in the Intellectual Property and the general intangibles referred to in clause (i) owned by the Credit Parties.

(d)    Take all necessary actions, including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain each material item of Intellectual Property owned by the Credit Parties and their Subsidiaries, including, without limitation, payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

(e)    In the event that any Credit Party becomes aware that any Intellectual Property owned by a Credit Party is infringed, misappropriated or diluted by a third party in any material respect, notify the Administrative Agent promptly after it learns thereof and, unless the Credit Parties shall reasonably determine that such Intellectual Property is not material to the business of the Credit Parties and their Subsidiaries taken as a whole take such actions as the Credit Parties shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

Section 5.14    Deposit and Securities Accounts.

The Credit Parties shall maintain each of their deposit and securities accounts with (a) a Lender or (b) a financial institution that has entered into an account control agreement in form and substance reasonably satisfactory to the Administrative Agent; provided that (i) any account with a financial institution (other than a Lender) that has an outstanding balance, or contains assets that are valued, at all times less than $1,000,000 shall not be subject to the requirements of this Section 5.14 and (ii) the outstanding balance of, or the amount of assets in, all accounts excluded from the requirements of this Section 5.14 pursuant to clause (i) above shall not exceed $2,000,000 at any time.
Section 5.15    Use of Proceeds.

Use the proceeds of the Extensions of Credit (i) to pay certain costs, fees and expenses in connection with the Transactions, (ii) to refinance certain existing Indebtedness of the Borrower, (iii) to pay any fees and expenses associated with this Credit Agreement on the Closing Date and (iv) for working capital and other general corporate purposes (including, without limitation, Capital Expenditures), in each case not in contravention of any Law or Credit Document.

Section 5.16    Further Assurances.

Upon the reasonable request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Secured Parties, Liens on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Credit Parties under, the Credit Documents and all applicable Requirements of Law.

Section 5.17    Exercise of Rights.

The Credit Parties will, and will cause each of their Subsidiaries to, enforce all of the Credit Parties’ and their Subsidiaries’ material rights, and pursue all material remedies available to the Credit Parties and their Subsidiaries with diligence and in good faith in connection with the enforcement of any such rights, in each case in accordance with the reasonable business judgment of their respective boards of directors after taking into account the interests of the Lenders and the Administrative Agent.

ARTICLE VI

NEGATIVE COVENANTS

The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated and the Credit Party Obligations (other than contingent indemnification obligations) have been paid in full other than contingent obligations that survive the termination of the Credit Agreement pursuant to the terms thereof, that:

Section 6.1    Indebtedness.

The Credit Parties will not, nor will they permit any Subsidiary to, contract, create, incur, assume or permit to exist any Indebtedness, except:

(a)    Indebtedness arising or existing under this Credit Agreement and the other Credit Documents;

(b)    Indebtedness existing as of the Closing Date as set forth on Schedule 6.1(b) and any renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;

(c)    Indebtedness incurred after the Closing Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset; provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset; (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and (iii) the total amount of all such Indebtedness (excluding any such Indebtedness consisting of a Sale-Leaseback Transaction permitted under Section 6.12 to the extent such lease is deemed to be a Capital Lease) shall not exceed $10,000,000 at any time outstanding;

(d)    Indebtedness and obligations owing under Secured Hedging Agreements and other Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

(e)    Indebtedness owed from a Credit Party to another Credit Party;

(f)    Guaranty Obligations in respect of Indebtedness and other obligations of the Borrower or a Subsidiary to the extent such Indebtedness or other obligation is permitted to exist or be incurred pursuant to this Section 6.1, in each case to the extent the related Investment made by the provider of such Guaranty Obligation is permitted under Section 6.5;

(g)    Indebtedness evidenced by the New Jersey Liquor License Notes; and

(h)    other unsecured Indebtedness of Credit Parties which does not exceed $10,000,000 in the aggregate at any time outstanding.

Section 6.2    Liens.

The Credit Parties will not, nor will they permit any Subsidiary to, contract, create, incur, assume or permit to exist any Lien with respect to any of their respective property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens. Notwithstanding the foregoing, if a Credit Party shall grant a Lien on any of its assets in violation of this Section 6.2, then it shall be deemed to have simultaneously granted an equal and ratable Lien on any such assets in favor of the Administrative Agent for the benefit of the Lenders. For the avoidance of doubt, each of the Credit Parties will not, nor will it permit any Subsidiary to, grant consensual Liens or other security interests on real property owned by any Credit Party or its Subsidiaries in favor of any party other than the Administrative Agent other than Permitted Liens.

Section 6.3    Nature of Business.

The Credit Parties will not, nor will they permit any Subsidiary to, alter in any material respect the character or conduct the businesses conducted by the Borrower and its Subsidiaries as of the Closing Date, and other businesses that are ancillary or related thereto.

Section 6.4    Consolidation, Merger, Sale or Purchase of Assets, etc.

The Credit Parties will not, nor will they permit any Subsidiary to:

(a)    dissolve, liquidate or wind up its affairs, consolidate or merge with another Person, or sell, transfer, lease or otherwise dispose of its property or assets or agree to do so at a future time except the following, without duplication, shall be expressly permitted:

(i)    Specified Sales;

(ii)    the disposition of property or assets as a result of a Recovery Event;

(iii)    the sale, lease or transfer of property or assets from a Credit Party to another Credit Party; provided that prior to or simultaneously with any such sale, lease or transfer, all actions reasonably required by the Administrative Agent shall be taken to insure the continued perfection and priority of the Administrative Agent’s Liens on such property and assets;

(iv)    the consolidation, liquidation or merger of a Credit Party into another Credit Party or any Subsidiary into a Credit Party; provided that (A) prior to or simultaneously with any such consolidation, liquidation or merger, all actions reasonably required by the Administrative Agent shall be taken to insure the continued perfection and priority of the Administrative Agent’s Liens on the property and assets of each such Credit Party and (B) if such consolidation, liquidation or merger involves the Borrower, the Borrower shall be the surviving entity;

(v)    the dissolution, liquidation or winding up of a Immaterial Subsidiary or any sale, transfer or other disposition of assets from a Immaterial Subsidiary to a Credit Party or another Immaterial Subsidiary;

(vi)    the termination of any Hedging Agreement permitted pursuant to Section 6.1;

(vii)    Sale‑Leaseback Transactions permitted pursuant to Section 6.12(ii);

(viii)    the closing or relocation of Restaurants; provided that (i) the sale, transfer or other disposition of property or assets in connection with the closing or relocation of Restaurants does not to exceed $10,000,000 in any fiscal year or $25,000,000 in the aggregate during the term of this Credit Agreement or (ii) the transfer of any property or assets in connection with the closing or relocation of Restaurants is made to a Credit Party; and

(ix)    other sales, leases or transfers of property or assets (excluding sale and lease‑back transactions) in an amount not to exceed $25,000,000 in the aggregate during the term of this Credit Agreement;

provided, that, with respect to clauses (i) and (v) above, at least 75% of the consideration received therefor by such Credit Party shall be in the form of cash or Cash Equivalents; or

(b)    (i) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials, property and equipment in the ordinary course of business, except as otherwise limited or prohibited herein) or (ii) enter into any transaction of merger or consolidation, except for (A) transactions permitted pursuant to Section 6.4(a) and (B) Investments permitted pursuant to Section 6.5.

Section 6.5    Advances, Investments and Loans.

The Credit Parties will not, nor will they permit any Subsidiary to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person except for Permitted Investments.

Section 6.6    Transactions with Affiliates.

Except for transactions expressly permitted hereunder, the Credit Parties will not, nor will they permit any Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm’s‑length transaction with a Person other than an officer, director, shareholder or Affiliate; provided that the Credit Parties shall provide the Administrative Agent with a written notice of any such proposed permitted transaction a reasonable number of Business Days in advance of the consummation of such transaction (which written notice shall set forth a summary of the material terms of such transaction and a copy of all documentation proposed to be executed or delivered in connection therewith); and provided further that so long as no Default or Event of Default is continuing the foregoing restriction shall not apply to management fees and expenses permitted by Section 6.14.

Section 6.7    Ownership of Subsidiaries; Restrictions.

The Credit Parties will not, nor will they permit any Subsidiary to, (a) permit any person (other than the Borrower or any a wholly owned Subsidiary of the Borrower) to own any Equity Interests of any Subsidiary of the Borrower (other than to satisfy the requirements of applicable state law with respect to ownership of Equity Interests of a Subsidiary formed primarily for the purpose of holding the liquor license for a facility operated by the Credit Parties), (b) permit any Subsidiary of the Borrower to issue or have outstanding any shares of preferred Equity Interests, (c) permit, create, incur or assume or suffer to exist any Lien on any Equity Interests of any Subsidiary of the Borrower, except for Permitted Liens, or (d) become a general partner in a partnership.

Section 6.8    Fiscal Year; Organizational Documents; Material Contracts; Etc.

No Credit Party will, nor will they permit any of its Subsidiaries to, (a) change its fiscal year, (b) amend, modify or change its articles of incorporation, certificate of designation (or corporate charter or other similar organizational document) operating agreement or bylaws (or other similar document) in any respect adverse to the interests of the Lenders without the prior written consent of the Required Lenders, (c) change its state of incorporation, organization or formation or have more than one state of incorporation, organization or formation, or (d) make any change in accounting policies or reporting practices, except as required by GAAP.

Section 6.9    Limitation on Restricted Actions.

The Credit Parties will not, nor will they permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor or encumber its assets pursuant to the Credit Documents, except (in respect of any of the matters referred to in clauses (a)‑(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) Applicable Law, (iii) any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith or (iv) any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

Section 6.10    Restricted Payments; Prepayments of Other Indebtedness.

The Credit Parties will not, nor will they permit any Subsidiary to, directly or indirectly:

(a)    declare, order, make or set apart any sum for or pay any Restricted Payment, except:

(i)    to make dividends payable solely in the same class of Equity Interests of such Person;

(ii)    to make dividends or other distributions payable to any Credit Party;

(iii)    [reserved];

(iv)    with respect to each fiscal year beginning on or after January 1, 2016, the Borrower may repurchase, redeem, or otherwise acquire for value any Equity Interests of the Borrower and/or make additional dividends and distributions to its shareholders not otherwise permitted pursuant to this Section 6.10 so long as, with respect to any such Restricted Payment, (A) no Default or Event of Default then exists or would exist after giving effect to such Restricted Payment, (B) the Credit Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent that, after giving effect to such Restricted Payment on a Pro Forma Basis, the Credit Parties are in compliance with each of the financial covenants set forth in Section 5.9, (C) the Borrower shall have at least $20,000,000 of borrowing availability under the Revolving Committed Amount after giving effect to such Restricted Payment and (D) the aggregate amount of Restricted Payments made by the Borrower in reliance on this clause (iv) do not exceed $10,000,000 in any such fiscal year; provided that no such repurchases, redemptions, acquisitions or additional dividends and distributions shall be permitted to be made pursuant to this clause (iv) from and after the First Amendment Effective Date until the Consolidated Lease-Adjusted Leverage Ratio for two (2) consecutive fiscal quarters of the Borrower and its Subsidiaries is less than 5.00 to 1.0 (as demonstrated in the financial information and certificates delivered to the Administrative Agent pursuant to Sections 5.1 and 5.2(b) for such fiscal quarters); and

(v)    there shall be permitted hereunder (A) the repurchase of Equity Interests by the Borrower deemed to occur upon the exercise of options, warrants or other convertible securities to the extent such Equity Interests represents a portion of the exercise price of those options, warrants or other convertible securities, and (B) cash payments in lieu of the issuance of fractional shares in connection with the exercise of options, warrants or other convertible securities.

(b)    if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, make (or give any notice with respect thereto) any voluntary, optional or other non‑scheduled payment, prepayment, redemption, acquisition for value (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness of such Person (other than Indebtedness under the Credit Documents) (in each case, whether or not mandatory); or

(c)    make any payment in respect of any Subordinated Debt in violation of the relevant subordination provisions.

Section 6.11    Amendment of Debt Documents.

The Credit Parties will not, nor will they permit any Subsidiary to, directly or indirectly:

(a)    if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, amend or modify any of the terms of any Indebtedness of such Person (other than Indebtedness under the Credit Documents) if such amendment or modification would add or change any terms in a manner adverse to such Person, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto;

(b)    designate any Indebtedness (other than the Obligations) as “Designated Senior Indebtedness” (or any comparable term) for the purposes of the documentation governing any Subordinated Debt, or otherwise provide the holders of any Indebtedness (other than the Obligations) with the right to deliver a “Blockage Notice” or other rights customarily granted to the holders of “Designated Senior Indebtedness” (or any comparable term); or

(c)    amend or modify any of the terms of any Subordinated Debt of such Person if such amendment or modification would add or change any terms in a manner adverse to such Person, shorten the final maturity or average life to maturity thereof or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof.

Section 6.12    Sale‑Leaseback Transactions.

The Credit Parties will not, nor will they permit any Subsidiary to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Credit Party or any of their Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than the Borrower or any of its Subsidiaries) or (b) which the Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to any Person (other than the Borrower or any of its Subsidiaries) in connection with such lease (any such transaction, a “Sale‑Leaseback Transaction”); provided that:

(i)    the Credit Parties may remain liable as lessee or as a guarantor or other surety with respect to any lease entered into by any such Credit Party prior to the Closing Date and set forth on Schedule 6.12 hereto; and

(ii)    to the extent such Sale‑Leaseback Transaction relates to a New Property, the Credit Parties may become liable as lessee, guarantor or other surety with respect to a new lease that would otherwise be prohibited by this Section 6.12 to the extent that (A) such lease, if a Capital Lease, is permitted pursuant to Section 6.1(c), (B) the consideration received shall be at least equal to the fair market value of the property sold as determined in good faith by the Credit Party’s board of directors or other comparable managing body, (C) such Sale‑Leaseback Transaction shall be completed on an arm’s‑length basis on terms reasonably acceptable to the Administrative Agent, (D) no Default or Event of Default shall exist or would exist after giving effect thereto, (E) the Credit Parties shall be in pro forma compliance with the financial covenants set forth in Section 5.9, (F) such Sale‑Leaseback Transaction shall be completed within 360 days of the acquisition or completion of construction, improvement or remodeling, as the case may be, of such property or asset by the Credit Parties; (G) the aggregate amount of assets sold pursuant to all Sale‑Leaseback Transactions made under this subsection (ii) shall not exceed $20,000,000 during the term of this Credit Agreement.

Section 6.13    No Further Negative Pledges.

The Credit Parties will not, nor will they permit any Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Credit Agreement and the other Credit Documents, (b) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, and (c) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

Section 6.14    Management Fees.

The Credit Parties shall not, nor will they permit any Subsidiary to, directly or indirectly, pay any management, consulting or similar fees to any Affiliate or to any manager, director, officer or employee of the Credit Parties or any of their Subsidiaries.

Section 6.15    Use of Proceeds.

The Credit Parties will not, and will not permit any Subsidiary to, use the proceeds of any Extension of Credit, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

Section 6.16    Immaterial Subsidiaries.

None of the Immaterial Subsidiaries shall engage in any activities or operations whatsoever, other than general administrative and other functions required by law.

Section 6.17    New Leases and Consolidated Capital Expenditures.

(a)    The Credit Parties and their Subsidiaries, other than with respect to the Permitted New Lease which shall not be subject to the restrictions set forth in this Section 6.17, shall not be permitted to enter into leases of real property for the development of new Restaurants permitted hereunder (or make any Consolidated Growth Capital Expenditures with respect thereto) to the extent that the Consolidated Lease-Adjusted Leverage Ratio is greater than or equal to 5.50 to 1.0 at the time of the signing of any lease agreement for such real property after giving effect thereto on a Pro Forma Basis; provided that:

(i)    to the extent that the Consolidated Lease-Adjusted Leverage Ratio is less than 5.50 to 1.0 but greater than or equal to 5.00 to 1.0 at the time of the signing of any lease agreement for such real property after giving effect thereto on a Pro Forma Basis, the Borrower and its Subsidiaries shall be permitted to enter into leases of real property for the development of up to three (3) new Restaurants permitted hereunder in any fiscal year; and

(ii)    to the extent that the Consolidated Lease-Adjusted Leverage Ratio is less than 5.00 to 1.0 at the time of the signing of any lease agreement for such real property after giving effect thereto on a Pro Forma Basis, there shall be no restrictions on the number of leases of real property for the development of new Restaurants permitted hereunder in any fiscal year.

(b)    No Credit Party shall, nor shall any Credit Party permit any Subsidiary to, directly or indirectly make or become legally obligated to make (x) for the fiscal year ending on December 25, 2016, Consolidated Reimaging Capital Expenditures in excess of $4,000,000 in the aggregate during such fiscal year and (y) for each fiscal year thereafter, Consolidated Reimaging Capital Expenditures in excess of $3,000,000 in the aggregate during any such fiscal year.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.1    Events of Default.

An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a)    Payment Default. (i) The Borrower shall fail to pay any principal on any Loan or Note when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms thereof or hereof; or (ii) the Borrower shall fail to reimburse the Issuing Lender for any LOC Obligations when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof; or (iii) the Borrower shall fail to pay any interest on any Loan or any fee or other amount payable hereunder when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof and such failure shall continue unremedied for three (3) Business Days; or (iv) any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guaranty Obligations hereunder.

(b)    Misrepresentation. Any representation or warranty made or deemed made herein, in the Security Documents or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Credit Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made.

(c)    Covenant Default. (i) Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 5.1, 5.2, 5.4, 5.6, 5.7, 5.9 or Article VI hereof; or (ii) any Credit Party shall fail to comply with any other covenant contained in this Credit Agreement or the other Credit Documents or any other agreement, document or instrument among any Credit Party, the Administrative Agent and the Lenders or executed by any Credit Party in favor of the Administrative Agent or the Lenders (other than as described in Sections 7.1(a) or 7.1(c)(i) above), and such breach or failure to comply is not cured within thirty (30) days of its occurrence.

(d)    Debt Cross‑Default. (i) any Credit Party shall default in any payment of principal of or interest on any Indebtedness (other than the Loans, Reimbursement Obligations, the Guaranty) in a principal amount outstanding of at least $5,000,000 for the Borrower and any of its Subsidiaries in the aggregate beyond any applicable grace period (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created; (ii) any Credit Party shall default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans, Reimbursement Obligations, the Guaranty) in a principal amount outstanding of at least $5,000,000 in the aggregate for the Credit Parties and their Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or required to be repurchased, prepaid, defeased or redeemed prior to its stated maturity or to be repurchased, prepaid, deferred or redeemed (automatically or otherwise); or (iii) any Credit Party shall breach or default any Secured Hedging Agreement or Secured Cash Management Agreement.

(e)    Bankruptcy Default. (i) The Credit Parties or any of their Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to have it judged bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding‑up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Credit Parties or any of their Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the any Credit Party or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days (provided that no Lender shall be required to make an Extension of Credit during such 60 day period); or (iii) there shall be commenced against any Credit Party or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof (provided that no Lender shall be required to make an Extension of Credit during such 60 day period); or (iv) the Credit Parties or any of their Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Credit Parties or any of their Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

(f)    Judgment Default. One or more judgments, orders, decrees or arbitration awards shall be entered against the Credit Parties or any of their Subsidiaries involving in the aggregate a liability (to the extent not paid when due or covered by insurance) of $5,000,000 or more and all such judgments, orders, decrees or arbitration awards shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof.

(g)    ERISA Default. The occurrence of any of the following: (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) the determination that a Plan is in “at risk status” as defined in Section 430 of the Code or any Lien in favor of the PBGC or a Plan (other than a Permitted Lien) shall arise on the assets of the Borrower, any of its Subsidiaries or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a Trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower, any of its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect.

(h)    Change of Control. A Change of Control shall have occurred.

(i)    Failure of Credit Documents. This Credit Agreement (including the Guaranty) or any other Credit Document or any provision hereof or thereof shall cease to be in full force and effect (other than in accordance with its terms) or to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby, or any Credit Party or any Person acting by or on behalf of any Credit Party shall (i) deny or disaffirm any Credit Party’s obligations under this Credit Agreement or any other Credit Document or (ii) assert the invalidity or lack of perfection or priority of any Lien granted to the Administrative Agent pursuant to the Security Documents.

(j)    Hedging Agreement. Any termination payment shall be due by a Credit Party under any Hedging Agreement and such amount is not paid within the later to occur of five (5) Business Days after the due date thereof or the expiration of grace periods, if any, in such Hedging Agreement.

(k)    Subordinated Debt. Any default (which is not waived or cured within the applicable period of grace) or event of default shall occur under any Subordinated Debt or the subordination provisions contained therein shall cease to be in full force and effect or to give the Lenders the rights, powers and privileges purported to be created thereby.

Section 7.2    Acceleration; Remedies.

Upon the occurrence and during the continuation of an Event of Default, then, and in any such event, (a) if such event is a Bankruptcy Event, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable, and the Borrower shall immediately pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit in an amount equal to the maximum amount which may be drawn under Letters of Credit then outstanding, and (b) if such event is any other Event of Default, subject to the terms of Section 8.5, with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, take any or all of the following actions: (i) by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) by notice of default to the Borrower declare the Loans (with accrued interest thereon) and all other amounts owing under this Credit Agreement and the Notes to be due and payable forthwith and direct the Borrower to pay to the Administrative Agent Cash Collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit in an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable; and/or (iii) exercise on behalf of the Lenders all of its other rights and remedies under this Credit Agreement, the other Credit Documents and
Applicable Law. Except as expressly provided above in this Section 7.2, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Credit Parties.

Section 7.3    Rights and Remedies Cumulative; Non-Waiver.

The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Credit Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Credit Documents or to constitute a waiver of any Event of Default.

Section 7.4    Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or LOC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LOC Obligations and all other Obligations arising under the Credit Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.4 and 9.5) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.4 and 9.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 7.5    Credit Bidding.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or LOC Obligation shall then be due and payable as herein expressed or by declaration or otherwise The Administrative Agent, on behalf of itself and the Lenders, shall have the right to credit bid and purchase for the benefit of the Administrative Agent and the Lenders all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law.

Each Lender hereby agrees that, except as otherwise provided in any Credit Documents or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Credit Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Section 8.1    Appointment and Authority.

Each of the Lenders and the Issuing Lender hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions. The Administrative Agent shall also act as the “collateral agent” under the Credit Documents, and each of the Lenders (including in its capacity as a potential Hedging Agreement Providers or Cash Management Agreement Providers) and the Issuing Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Credit Party Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Credit Documents or supplements to existing Credit Documents on behalf of the Secured Parties). In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article VIII for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of Articles VIII and IX (including Section 9.5, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Credit Documents) as if set forth in full herein with respect thereto.

Section 8.2    Nature of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub‑agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 8.3    Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or Applicable Law; and

(c)    shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.1 and 7.2) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or an Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.4    Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel

(who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.5    Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Credit Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

Section 8.6    Non‑Reliance on Administrative Agent and Other Lenders.

Each Lender and the Issuing Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.7    Indemnification.

The Lenders agree to indemnify the Administrative Agent, the Issuing Lender, and the Swingline Lender in its capacity hereunder and their Affiliates and their respective officers, directors, agents and employees (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective Pro Rata Shares in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Credit Party Obligations) be imposed on, incurred by or asserted against any such indemnitee in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the Transactions or any action taken or omitted by any such indemnitee under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such indemnitee’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction. The agreements in this Section shall survive the termination of this Agreement and payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder.

Section 8.8    The Administrative Agent in Its Individual Capacity.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Credit Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.9    Successor Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the Borrower’s approval unless an Event of Default has occurred and is continuing (such approval not to be unreasonably withheld), to appoint a Lender or an Affiliate of a Lender as a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent; provided, that such successor Administrative Agent has minimum capital and surplus of at least $500,000,000. If no successor administrative agent has accepted appointment as Administrative Agent within sixty (60) days after the Administrative Agent giving notice of resignation, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article and Section 9.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Wells Fargo Bank, as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Lender and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (b) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit; provided that Wells Fargo Bank shall remain an Issuing Lender hereunder with respect to any outstanding Letter of Credit issued prior to its resignation until such Letter of Credit has expired or is replaced.

Section 8.10    Other Agents.

None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “book runner,” “lead manager,” “arranger,” “lead arranger” or “co-lead arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 8.11    Collateral and Guaranty Matters.

(a)    The Lenders irrevocably authorize and direct the Administrative Agent:

(i)    to release any Lien on any Property granted to or held by the Administrative Agent under any Credit Document (A) upon termination of the Commitments and payment in full of all Credit Party Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (B) that is transferred or to be transferred as part of or in connection with any sale or other disposition permitted under Section 6.4, or (C) subject to Section 9.1, if approved, authorized or ratified in writing by the Required Lenders;

(ii)    to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such Collateral that is permitted by Section 6.2; and

(iii)    to release any Guarantor from its obligations under the applicable Guaranty if such Person ceases to be a Guarantor as a result of a transaction permitted hereunder.

(b)    In connection with a termination or release pursuant to this Section 8.11, the Administrative Agent shall promptly execute and deliver to the applicable Credit Party, at the Borrower’s expense, all documents that the applicable Credit Party shall reasonably request to evidence such termination or release. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of Collateral, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 8.11.

Section 8.12    Secured Hedging Agreements and Cash Management Agreements.

Except as otherwise expressly provided in Section 9.1, no Hedging Agreement Provider or Cash Management Agreement Provider that obtains the benefits of Sections 2.11 and 7.2, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Credit Documents. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Hedging Agreement or Secured Cash Management Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedging Agreement Provider or Cash Management Agreement Provider.

ARTICLE IX

MISCELLANEOUS

Section 9.1    Amendments, Waivers and Release of Collateral.

(a)    General. Neither this Credit Agreement nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, modified, extended, restated, replaced or supplemented, (by amendment, waiver, consent or otherwise) except in accordance with the provisions of this Section nor may the Borrower or any Guarantor be released except as specifically provided herein or in the Security Documents or otherwise in accordance with the provisions of this Section 9.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (i) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Credit Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower or any other Credit Party hereunder or thereunder or (ii) waive or consent to the departure from, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Credit Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, waiver, supplement, modification, release waiver or consent shall:

(A)    reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (except in connection with a waiver of interest at the Default Rate which shall be determined by a vote of the Required Lenders) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby; provided that, it is understood and agreed that (1) no waiver, modification, reduction or deferral of a mandatory prepayment required pursuant to Section 2.7(b), nor any amendment of Section 2.7(b) or the definitions of Asset Disposition, Debt Issuance, Cash Flow Sweep or Recovery Event, shall constitute a reduction of the amount of, or an extension of the scheduled date of, any principal installment of any Loan or Note, (2) any reduction in the stated rate of interest on Revolving Loans shall only require the written consent of each Lender holding a Commitment and (3) any reduction in the stated rate of interest on the Term Loan shall only require the written consent of each Lender holding a portion of the outstanding Term Loan; or

(B)    amend, modify or waive any provision of this Section 9.1(a) or reduce the percentage specified in the definition of Required Lenders, without the written consent of all the Lenders; or

(C)    amend, modify or waive any provision of Article VIII without the written consent of the then Administrative Agent; or

(D)    except as otherwise provided in Section 8.11, release the Borrower or all or substantially all of the Guarantors from their respective obligations hereunder or under the Guaranty, without the written consent of all of the Lenders; or

(E)    except as otherwise provided in Section 8.11, release all or substantially all of the value of the Collateral without the written consent of all the Lenders; or

(F)    subordinate the Loans to any other Indebtedness without the written consent of all of the Lenders; or

(G)    permit a Letter of Credit to have an original expiry date more than twelve (12) months from the date of issuance without the consent of each of the Revolving Lenders; provided, that the expiry date of any Letter of Credit may be extended in accordance with the terms of Section 2.3(a); or

(H)    permit the Borrower to assign or transfer any of its rights or obligations under this Credit Agreement or other Credit Documents without the written consent of all of the Lenders; or

(I)    amend, modify or waive any provision of the Credit Documents requiring consent, approval or request of the Required Lenders or all Lenders without the written consent of the Required Lenders or all the Lenders as appropriate;

(J)    (i) amend, modify or waive the definition of “Secured Hedging Agreement,” “Hedging Agreement Provider” or “Secured Party” without the consent of each Hedging Agreement Provider; or (ii) amend, modify or waive the definition of “Secured Cash

Management Agreement,” “Cash Management Agreement Provider” or “Secured Party” without the consent of each Cash Management Agreement Provider;

(K)    so long as the Commitments remain outstanding, without the written consent of the Revolving Lenders holding in the aggregate more than 50% of the Commitments (or if the Commitments have been terminated, 50% of the outstanding Revolving Loans and Participation Interests (including the Participation Interests of the Issuing Lender (in its capacity as a Lender) in any Letters of Credit and of the Swingline Lender (in its capacity as a Lender) in any Swingline Loans)), amend, modify or waive any provision in Section 4.2 or, solely as such waiver or amendment relates to the satisfaction of Section 4.2(b), waive any payment Default or payment Event of Default or any Event of Default under Section 5.9 (or amend any Credit Document to effectively waive any existing payment Default or payment Event of Default or any existing Event of Default under Section 5.9); or

(L)    amend, modify or waive the order in which Credit Party Obligations are paid in Section 2.7(b)(vi) or the pro rata treatment of payments in Section 2.11(a), without the written consent of Lenders holding in the aggregate at least a majority of the outstanding Term Loan;

provided, further, that no amendment, waiver or consent affecting the rights or duties of the Administrative Agent, the Issuing Lender or the Swingline Lender under any Credit Document shall in any event be effective, unless in writing and signed by the Administrative Agent, the Issuing Lender and/or the Swingline Lender, as applicable, in addition to the Lenders required hereinabove to take such action.

Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Credit Parties, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the other Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding any of the foregoing to the contrary, the consent of the Credit Parties shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9); provided, however, that the Administrative Agent will provide written notice to the Borrower of any such amendment, modification or waiver.

(b)    Voting Rights in Bankruptcy; Defaulting Lenders. Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (A) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein, (B) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding, and (C) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (x) that the Commitments of such Lender may not be increased or extended without the consent of such Lender and (y) to the extent such amendment, waiver or consent is of the type contemplated by clauses (A)-(J) above and such Defaulting Lender is adversely impacted by such amendment, waiver or consent more than the other Lenders.

Section 9.2    Notices.

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i)     If to the Borrower or any other Credit Party:

Bravo Brio Restaurant Group
777 Goodale Boulevard
Columbus, Ohio 43212
Attention:  Jim O’Connor
Telecopier: (614) 340-7923
Telephone: (614) 355-0163
Email: joconnor@bbrg.com

(ii)    If to the Administrative Agent:

Wells Fargo Bank, National Association
MAC D 1109-019
1525 West W.T. Harris Blvd.
Charlotte, NC 28262
Attention of: Syndication Agency Services
Telephone No.: (704) 590-2703
Facsimile No.: (704) 715-0092

with a copy to:

Wells Fargo Bank, National Association
1808 Aston Avenue, Suite 250
Carlsbad, CA 92008
Attention: Scott Martin
Telephone No.: (760) 918-2712
Facsimile No.: (760) 918 2727
E-mail: Scott.Jay.Martin@wellsfargo.com

(iii)    if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)    Electronic Communications. Notices and other communications to the Lenders, the Swingline Lender and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender, the Swingline Lender or the Issuing Lender pursuant to Article II if such Lender, the Swingline Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e‑mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e‑mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e‑mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)    Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

Section 9.3    No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 9.4    Survival of Representations and Warranties.

All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Credit Agreement and the Notes and the making of the Loans; provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all Credit Party Obligations have been paid in full.

Section 9.5    Payment of Expenses.

(a)    Costs and Expenses. The Credit Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of outside counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender and the Swingline Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or Swingline Loan or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender, the Issuing Lender or the Swingline Lender (including the fees, charges and disbursements of any outside counsel for the Administrative Agent, any Lender, the Swingline Lender or the Issuing Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)    Indemnification by the Credit Parties. The Credit Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, the Issuing Lender and the Swingline Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, penalties, damages, liabilities and related expenses (including the fees, charges and disbursements of any outside counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned or operated by any Credit Party or any of its Subsidiaries, or any liability under Environmental Law related in any way to any Credit Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (B) result from a claim brought by the Borrower or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if the Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)    Reimbursement by Lenders. To the extent that the Credit Parties for any reason fail to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender, Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender, Swingline Lender or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Issuing Lender or Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), Issuing Lender or Swingline Lender in connection with such capacity.

(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, none of the Credit Parties shall assert, and each of the Credit Parties hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the Transactions, other than for actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)    Payments. All amounts due under this Section shall be payable promptly/not later than five (5) days after demand therefor.

(f)    Scope. This Section 9.5 shall not apply to taxes other than taxes that represent losses, claims or damages arising from any non-tax claim.

(g)    Survival. The agreements contained in this Section shall survive the resignation of the Administrative Agent, the Swingline Lender and the Issuing Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of the Credit Party Obligations.

Section 9.6    Successors and Assigns; Participations.

(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)     Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 (provided, however, that simultaneous assignments shall be aggregated in respect of a Lender and its Approved Funds), unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)     Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii)     Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C)    the consent of the Issuing Lender and Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment.

(iv)     Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that only one (1) such fee shall be payable in respect of simultaneous assignments by a Lender and its Approved Funds), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)     No Assignment to a Credit Party. No such assignment shall be made to any Credit Party or any Credit Party’s Affiliates or Subsidiaries.

(vi)     No Assignment to a Defaulting Lender. No such assignment shall be made to any Defaulting Lender or any Defaulting Lender’s Affiliates or Subsidiaries.

(vii)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(viii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and Participation Interests in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.14, 2.16 and 9.5 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or any Credit Party or any Credit Party’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders, Issuing Lender and Swingline Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Extensions of Credit or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding any notice to the contrary.

(e)    Limitations Upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.15 and 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant shall not be entitled to the benefits of Section 2.17 unless such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17 as though it were a Lender.

(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 9.7    Right of Set‑off; Sharing of Payments.

(a)    If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Lender, the Swingline Lender or the Issuing Lender, irrespective of whether or not such Lender, the Swingline Lender or the Issuing Lender shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, the Swingline Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Credit Party Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Swingline Lender, the Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Swingline Lender, the Issuing Lender or their respective Affiliates may have. Each Lender, the Swingline Lender and the Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b)    If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(A)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(B)    the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letters of Credit to any assignee or participant, other than to any Credit Party or any Subsidiary thereof (as to which the provisions of this paragraph shall apply) or (z) (1) any amounts applied by the Swingline Lender to outstanding Swingline Loans and (2) any amounts received by the Issuing Lender and/or Swingline Lender to secure the obligations of a Defaulting Lender to fund risk participations hereunder.

(c)    Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation interest in the Loans of another Lender pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

Section 9.8    Table of Contents and Section Headings.

The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Credit Agreement.

Section 9.9    Counterparts; Effectiveness; Electronic Execution.

(a)    Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when all of the conditions set forth in Section 4.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrower, the Guarantors and the Administrative Agent and the Lenders, and the Administrative Agent shall have received copies hereof and thereof (telefaxed or otherwise), and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.10    Integration; Continuing Agreement.

(a)    This Credit Agreement and the other Credit Documents represent the agreement of the Credit Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Collateral Agent, any Credit Party or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

(b)    This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Credit Party Obligations (other than those obligations that expressly survive the termination of this Credit Agreement) have been paid in full and all Commitments and Letters of Credit have been terminated. Upon termination, the Credit Parties shall have no further obligations (other than those obligations that expressly survive the termination of this Credit Agreement) under the Credit Documents and the Administrative

Agent shall, at the request and expense of the Borrower, deliver all the Collateral in its possession to the Borrower and release all Liens on the Collateral; provided that should any payment, in whole or in part, of the Credit Party Obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all Liens of the Administrative Agent shall reattach to the Collateral and all amounts required to be restored or returned and all costs and expenses incurred by the Administrative Agent or any Lender in connection therewith shall be deemed included as part of the Credit Party Obligations.

Section 9.11    Severability.

Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.12    Governing Law.

This Credit Agreement and the Notes and the rights and obligations of the parties under this Credit Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York) without regard to conflicts or choice of law principles that would require application of the laws of another jurisdiction.

Section 9.13    Consent to Jurisdiction; Service of Process; Venue.

(a)    Consent to Jurisdiction. The Borrower and each other Credit Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, the Issuing Lender, the Swingline Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Credit Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Credit Document shall affect any right that the Administrative Agent, any Lender, the Swingline Lender or the Issuing Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction

(b)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

(c)    Venue. The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 9.14    Confidentiality.

Each of the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder, under any other Credit Document, or Secured Hedging Agreement or Secured Cash Management Agreement or any action or proceeding relating to this Agreement, any other Credit Document, Secured Hedging Agreement or Secured Cash Management Agreement, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) (i) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, in each case to the extent such party agrees to maintain confidentiality, (ii) an investor or prospective investor in securities issued by an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such securities issued by the Approved Fund and agrees to maintain confidentiality, (iii) a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for securities issued by an Approved Fund, in each case to the extent such party agrees to maintain confidentiality, or (iv) a nationally recognized rating agency that requires access to information regarding the Credit Parties, the Loans and Credit Documents in connection with ratings issued in respect of securities issued by an Approved Fund (in each case, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Swingline Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” shall mean all information received from any Credit Party or any of its Subsidiaries relating to any Credit Party or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender, the Swingline Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by any Credit Party or any of its Subsidiaries; provided that, in the case of information received from any Credit Party or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential or as to which it is otherwise reasonably clear that such information is not public. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.15    Acknowledgments.

The Borrower and the other Credit Parties each hereby acknowledges that:

(a)    it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

(b)    neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any other Credit Party arising out of or in connection with this Credit Agreement and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor; and

(c)    no joint venture exists among the Lenders or among the Borrower or the other Credit Parties and the Lenders.

Section 9.16    Waivers of Jury Trial; Waiver of Consequential Damages.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.17    Patriot Act Notice.

Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and the Guarantors and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and the Guarantors in accordance with the Patriot Act.

Section 9.18    Subordination of Intercompany Debt.

Each Credit Party agrees that all intercompany Indebtedness among Credit Parties (the “Intercompany Debt”) is subordinated in right of payment, to the prior payment in full of all Obligations. Notwithstanding any provision of this Agreement to the contrary, provided that no Event of Default has occurred and is continuing, Credit Parties may make and receive payments with respect to the Intercompany Debt to the extent otherwise permitted by this Agreement; provided that in the event of and during the continuation of any Event of Default, no payment shall be made by or on behalf of any Credit Party on account of any Intercompany Debt. In the event that any Credit Party receives any payment of any Intercompany Debt at a time when such payment is prohibited by this Section 9.18, such payment shall be held by such Credit Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the Administrative Agent.

Section 9.19    Replacement of Lenders.

If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) a Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Credit Document that requires the consent of each Lender and that has been approved by the Required Lenders or (iv) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.6), all of its interests, rights and obligations under this Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)    the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 9.6(b)(iv);

(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in any unreimbursed drawings under any Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 2.15) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)    in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)    such assignment does not conflict with applicable Requirements of Laws; and

(e)    in the case of any such assignment resulting from a Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Credit Document, the applicable amendment, modification and/or waiver of this Credit Agreement that the Borrower has requested shall become effective upon giving effect to such assignment (and any related assignments required to be effected in connection therewith in accordance with Section 9.19).

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 9.20    Resolution of Drafting Ambiguities.

Each party hereto acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Agreement and the other Credit Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

Section 9.21    Press Releases and Related Matters.

The Credit Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Credit Documents without the prior written consent of such Person, unless (and only to the extent that) the Credit Parties or such Affiliate is required to do so under law and then, in any event, the Credit Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure. The Credit Parties consent to the publication by Administrative Agent or any Lender of customary advertising material relating to the Transactions using the name, product photographs, logo or trademark of the Credit Parties.

Section 9.22    Appointment of Borrower.

Each of the Guarantors hereby appoints the Borrower to act as its agent for all purposes under this Agreement and agrees that (a) the Borrower may execute such documents on behalf of such Guarantor as the Borrower deems appropriate in its sole discretion and each Guarantor shall be obligated by all of the terms of any such document executed on its behalf, (b) any notice or communication delivered by the Administrative Agent or the Lender to the Borrower shall be deemed delivered to each Guarantor and (c) the Administrative Agent or the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by the Borrower on behalf of each Guarantor.

Section 9.23    No Advisory or Fiduciary Responsibility.

In connection with all aspects of each Transaction, each of the Credit Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Credit Parties and their Affiliates, on the one hand, and the Administrative Agent and WFS, on the other hand, and the Credit Parties are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the Transactions and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction, the Administrative Agent and WFS each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any Credit Party or any of their Affiliates, stockholders, creditors or employees or any other Person; (c) neither the Administrative Agent nor WFS has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Credit Party with respect to any of the Transactions or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or WFS has advised or is currently advising any Credit Party or any of its Affiliates on other matters) and neither the Administrative Agent nor WFS has any obligation to any Credit Party or any of their Affiliates with respect to the Transactions except those obligations expressly set forth herein and in the other Credit Documents; (d) the Administrative Agent and WFS and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their Affiliates, and neither the Administrative Agent nor WFS has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) the Administrative Agent and WFS have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the Transactions (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Credit Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent or WFS with respect to any breach or alleged breach of agency or fiduciary duty.

Section 9.24    Responsible Officers and Authorized Officers.

The Administrative Agent and each of the Lenders are authorized to rely upon the continuing authority of the Responsible Officers and the Authorized Officers with respect to all matters pertaining to the Credit Documents including, but not limited to, the selection of interest rates, the submission of requests for Extensions of Credit and certificates with regard thereto. Such authorization may be changed only upon written notice to Administrative Agent accompanied by evidence, reasonably satisfactory to Administrative Agent, of the authority of the Person giving such notice and such notice shall be effective not sooner than five (5) Business Days following receipt thereof by Administrative Agent (or such earlier time as agreed to by the Administrative Agent).

ARTICLE X

GUARANTY

Section 10.1    The Guaranty.

In order to induce the Lenders to enter into this Credit Agreement, any Hedging Agreement Provider to enter into any Secured Hedging Agreement and any Cash Management Agreement Provider to enter into any Secured Cash Management Agreement and to extend credit hereunder and thereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder, any Secured Hedging Agreement and any Secured Cash Management Agreement, each of the Guarantors hereby agrees with the Administrative Agent, the Lenders the Hedging Agreement Providers and the Cash Management Agreement Providers as follows: Each Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Borrower to the Administrative Agent, the Lenders, the Hedging Agreement Providers and the any Cash Management Agreement Providers. If any or all of the indebtedness becomes due and payable hereunder, under any Secured Hedging Agreement or under any Secured Cash Management Agreement, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent, the Secured Parties or their respective order, or demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Secured Parties in collecting any of the Credit Party Obligations. The word “indebtedness” is used in this Article X in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of the Borrower arising in connection with this Credit Agreement, the other Credit Documents, any Secured Hedging Agreement or any Secured Cash Management Agreement, including specifically all Credit Party Obligations, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under Applicable Law (whether federal or state and including, without limitation, Bankruptcy Laws).

Section 10.2    Bankruptcy.

Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all Credit Party Obligations of the Borrower to the Secured Parties whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 7.1(e), and unconditionally promises to pay such Credit Party Obligations to the Administrative Agent for the account of the Secured Parties, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent or any Secured Party, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrower or a Guarantor, the estate of the Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

Section 10.3    Nature of Liability.

The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Credit Party Obligations of the Borrower whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor’s liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Credit Party Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent or any Secured Party on the Credit Party Obligations which the Administrative Agent or such Secured Party repays the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

Section 10.4    Independent Obligation.

The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or the Borrower and whether or not any other Guarantor or the Borrower is joined in any such action or actions.

Section 10.5    Authorization.

Each of the Guarantors authorizes the Administrative Agent and each Secured Party without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Credit Party Obligations or any part thereof in accordance with this Agreement, any Secured Hedging Agreement and any Secured Cash Management Agreement, as applicable, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any Guarantor or any other party for the payment of this Guaranty or the Credit Party Obligations and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine, (d) release or substitute any one or more endorsers, Guarantors, the Borrower or other obligors and (e) to the extent otherwise permitted herein, release or substitute any Collateral.

Section 10.6    Reliance.

It is not necessary for the Administrative Agent or any Secured Party to inquire into the capacity or powers of the Borrower or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Credit Party Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

Section 10.7    Waiver.

(a)    Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or any Secured Party to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent’s or any Secured Party’s power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the Credit Party Obligations (other than contingent indemnity obligations), including without limitation any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Credit Party Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Credit Party Obligations. The Administrative Agent may, at its election, foreclose on any security held by the Administrative Agent or any Lender by one or more judicial or nonjudicial sales (to the extent such sale is permitted by Applicable Law), or exercise any other right or remedy the Administrative Agent or any Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Credit Party Obligations have been paid in full and the Commitments have been terminated. Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent or any of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security.

(b)    Each of the Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Credit Party Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Credit Party Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

(c)    Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of any Secured Party against the Borrower or any other guarantor of the Credit Party Obligations of the Borrower owing to such Secured Party (collectively, the “Other Parties”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Credit Party Obligations shall have been paid in full and the Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent or any Secured Party now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Credit Party Obligations of the Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Secured Parties to secure payment of the Credit Party Obligations of the Borrower until such time as the Credit Party Obligations (other than contingent indemnity obligations) shall have been paid in full and the Commitments have been terminated.

Section 10.8    Limitation on Enforcement.

The Secured Parties agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders and that no Secured Party shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Secured Parties under the terms of this Credit Agreement and under any Secured Hedging Agreement. The Secured Parties further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of the Guarantors.

Section 10.9    Confirmation of Payment.

The Administrative Agent and the Lenders will, upon request after payment of the Credit Party Obligations which are the subject of this Guaranty and termination of the Commitments relating thereto, confirm to the Borrower, the Guarantors or any other Person that such indebtedness and obligations have been paid and the Commitments relating thereto terminated, subject to the provisions of Section 10.2.

Section 10.10    Keepwell.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Specified Credit Party to honor all of such Specified Credit Party’s obligations under this Agreement and the other Credit Documents in respect of Swap Obligations; provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.10 or otherwise under this Agreement voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. The obligations of each Qualified ECP Guarantor under this Section 10.10 shall remain in full force and effect until the Credit Party Obligations have been paid in full and the Commitments have expired or terminated. Each Qualified ECP Guarantor intends that this Section 10.10 constitute, and this Section 10.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Credit Party for all purposes of Section la(18)(A)(v)(II) of the Commodity Exchange Act.
[REMAINDER OF PAGE INTENTIONALLY BLANK]

EXHIBIT B

Amendments to Schedules

Schedule 1.1(a)

COMMITMENTS AND PRO RATA SHARES

Lender	Revolving Commitment	Outstanding Term Loan	Pro Rata Share

Wells Fargo Bank, National Association	$9,000,000.00	$10,500,000.00	30.000000000%

Bank of America, N.A.	$7,500,000.00	$8,750,000.00	25.000000000%

KeyBank National Association	$7,500,000.00	$8,750,000.00	25.000000000%

The Huntington National Bank	$6,000,000.00	$7,000,000.00	20.000000000%

Total	$30,000,000.00	$35,000,000.00	100.000000000%

Schedule 1.1(b)

Existing Investments

None.

Schedule 1.1(c)

Existing Liens

Existing Liens

None.

Schedule 1.1(d)

Existing Letters of Credit

Issue Date	Expiry Date	LC#	Beneficiary	Balance
3/3/2010	4/1/2015	SM220571	Continental Casualty Company (Evergreen)	$18,000
4/14/2010	4/1/2015	SM225374	Ace American Insurance Company (Evergreen)	$1,920,277
3/31/2010	4/23/2015	SM234593	International Fidelity Insurance Company	$100,000
4/9/2010	3/1/2015	SM231223	Ohio Bureau of Workers' Compensation	$185,000
8/10/2010	11/30/2015	SM237655	Baja Sol Ohio, LLC and W. Cooper Enterprises, LLC	$133,100

*Balance as of October 31, 2014.

Schedule 1.1(e)

Authorized Officers

Brian O'Malley - President, Chief Executive Officer and Director

James J. O’Connor - Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Khanh Collins - Chief Operating Officer

Schedule 1.1(f)

Excluded Subsidiaries

Subsidiary
Cherry Hill Two, LLC

Schedule 1.1(g)

Immaterial Subsidiaries

Subsidiary
Bravo Development of Kansas, Inc.
Brio Tuscan Grille of Maryland, Inc.
Cherry Hill Two, LLC
Brio Tuscan Grille of Baltimore, LLC
Brio Tuscan Grille of Bethesda, LLC
Brio Marlton LLC
Brio Tuscan Grille, of Cherokee, LLC

Schedule 2.2(b)

Fiscal Quarters

December 25, 2016
March 26, 2017
June 25, 2017
September 24, 2017
December 31, 2017
April 1, 2018
July 1, 2018
September 30, 2018
December 30, 2018
March 31, 2019
June 30, 2019
September 29, 2019
December 29, 2019

Schedule 3.11(a)

Subsidiaries

Subsidiary	Authorized Shares/Units	Outstanding Shares/Units	Ownership
Bravo Development of Kansas, Inc.	100 shares of Common Stock	20 shares of Common Stock	100% by the Borrower
Brio Tuscan Grille of Maryland, Inc.	40 shares of Common Stock	40 shares of Common Stock	38 shares (95.0%) owned by the Borrower [1]
Cherry Hill Two, LLC	1 membership unit	1 membership unit	100% owned by the Borrower*
Brio Tuscan Grille of Baltimore, LLC	1 membership unit	1 membership unit	100% owned by the Borrower
Brio Tuscan Grille of Bethesda, LLC	1 membership unit	1 membership unit	100% owned by the Borrower
Brio Marlton LLC	1 membership unit	1 membership unit	100% owned by the Borrower
Brio Tuscan Grille, of Cherokee, LLC	1 membership unit	1 membership unit	100% owned by the Borrower

* The membership unit in Cherry Hill Two, LLC has been pledged to Cherry Hill Towne Partners, L.L.C. pursuant to that certain Pledge and Purchase Agreement, dated as of November 2006.

1     1 share owned by each of James J. O'Connor and Debra Noone

Schedule 3.14

Intellectual Property

Trademarks

Trademark	Status	Country	Application No.	Application Date	Registration No.	Registration Date
BON VIE	Registered	USA	76/225708	3/16/2001	2773908	10/14/2003
BON VIE (LOGO)	Registered	USA	76/314784	9/18/2001	2668498	12/31/2002

BRAVO BRIO Restaurant Group, Inc.	Registered	USA	85/198149	12/15/2010	3,997,375	7/19/2011
BRAVO!	Registered	USA	77/558272	8/28/2008	3,602,083	4/7/2009
BRAVO! CUCINA ITALIANA	Registered	USA	76/048342	5/15/2000	2,622,987	9/24/2002
BRAVO! ITALIAN KITCHEN	Registered	USA	77/239451	7/26/2007	3,404,924	4/1/2008
BRAVO! Stylized	Registered	USA	77/558263	8/28/2008	3,602,082	4/7/2009

BRIO & Design	Registered	USA	74/725916	9/7/1995	2,018,983	11/26/1996

BRIO	Registered	USA	76/603870	7/23/2004	2,996,778	9/20/2005
BRIO TUSCAN GRILLE & Design	Registered	USA	78/605918	4/11/2005	3,191,292	1/2/2007

BRIO TUSCANY GRILLE	Registered	USA - California	57,661	5/9/2003	57,661	5/9/2003
CUCINA BRAVO! ITALIANA	Registered	USA	76/048071	5/15/2000	2,622,985	9/24/2002

Domain Names

•	www.workatbravo.com

·	www.workatbrio.com

·	www.bravoitalian.com

·	www.brioitalian.com

·	www.bonvie.com

·	www.bbrg.com

·	www.bestitalianusa.com

·	www.mybravoreward.com

·	www.mybrioreward.com

·	www.tellbravo.com

·	www.tellbrio.com

·	www.earnthereturn.com

·	www.brioreward.com

·	www.bravoreward.com

·	www.briorewards.com

·	www.bravorewards.com

·	www.bravobriorestaurantgroup.com

Schedule 3.16(a)

Owned Real Property

Property Address	County	Owner
3000 Hayden Road, Columbus, Ohio 43235	Franklin	Bravo Brio Restaurant Group, Inc. 777 Goodale Blvd Suite 100 Columbus, OH 43212
8651 Castle Creek Parkway, Indianapolis, Indiana 46250	Marion	Bravo Brio Restaurant Group, Inc. 777 Goodale Blvd Suite 100 Columbus, OH 43212
7470 Vantage Drive, Columbus, Ohio 43235	Franklin	Bravo Brio Restaurant Group, Inc. 777 Goodale Blvd Suite 100 Columbus, OH 43212
4976 McKnight Road, Pittsburgh, Pennsylvania 15237	Allegheny	Bravo Brio Restaurant Group, Inc. 777 Goodale Blvd Suite 100 Columbus, OH 43212

Schedule 3.16(b)

Leased Real Property

Property	Address	County	Lessor	Lessee	Expiration Date	Annual Rental Cost
Corporate Office	777 Goodale Street, Suite 100 Columbus, OH 43212	Franklin	777 Goodale Partners, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	3/31/2026; may be renewed for two five-year terms	$272,610 subject to adjustment in future years; first renewal term $370,696; second renewal term $404,714
Bravo! Dayton #4	2770 Miamisburg – Centerville Road Dayton, Ohio 45459	Montgomery	Dayton Mall Venture, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2022 may be renewed through 1/31/2027	$91,800 2/1/2017: $93,525 subject to adjustment in future years
Bravo! Willowlake #9	2658 Lake Circle Drive Indianapolis, IN 46268	Marion	USRP Willow East LLC/Regency Centers Corporation	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2018, one renewal term remains	$177,930; rent increases annually, renewal term; $200,283
Bravo! Metairie #10	3413 Veteran’s Memorial Blvd Metairie, LA 70002	Jefferson	Greater Lakeside Corporation, agent for Causeway Associates	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	2/28/2024	$225,000; years 6-10; $250,000

Property	Address	County	Lessor	Lessee	Expiration Date	Annual Rental Cost
Brio Easton #11	3993 Easton Station Columbus, OH 43219	Franklin	Easton Town Center LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	12/31/2024, one renewal term remains	$387,987; years 5-8 $434,536; years 9-12 $486,687; first renewal; $535,507
Bravo! Robinson #12	211 Summit Park Drive Pittsburgh, PA 15275	Allegheny	Lafayette Partners	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2025; no additional renewal terms	;
Bravo! Cranberry #13	2001 – Route #19 Cranberry Township, PA 16066	Butler	Palt Partners Cranberry	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2025; no additional renewal terms	4/1/16 - 1/31/2020; $175,614 2/1/2020 - 1/31/2025 = $182,638
Brio Winter Park #14	480 N. Orlando Avenue – Ste. #108 Winter Park, FL 32789	Orange	Winter Park Town Center, Ltd.	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2020; may be renewed for two five-year terms	Thru 1/31/2015 $191,490.00; second renewal term: $204,490; third renewal term: $217,490; fourth renewal term: $230,490

Property	Address	County	Lessor	Lessee	Expiration Date	Annual Rental Cost
Brio Buckhead #15	2964 Peachtree Road N.W. Atlanta, GA 30305	Fulton	TSO Buckhead Centre Partners LP	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	11/30/2017; may be renewed for one two-year term	$197,256; 12/2015- 11/2017 rent changes - $209,124 renewal option 12/17 – 11/18 $209,124 12/18 – 11/19; $221,616
Bravo! Waterfront #16	250 W. Bridge St. W. Homestead, PA 15120	Allegheny	M & J Wilkow Properties, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2021; may be renewed for one five-year term	first renewal term: $229,026; second renewal term: $251,928
Bon Vie Easton #17	4089 The Strand East Columbus, OH 43219	Franklin	Easton Town Center LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2022 no additional renewals;	$242,928 renewal term 2/1/2017: $263,172
Brio Birmingham #18	591 Brookwood Village Birmingham, AL 35209	Jefferson	CAPREF Brookwood Village LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2022; may be renewed for one five-year term	$293,114; first renewal term: $332,724; second renewal term: $380,256

Property	Address	County	Lessor	Lessee	Expiration Date	Annual Rental Cost
Brio Newport #20	1 Levee Way – Ste. #1140 Newport, KY 41071	Campbell	Newport on the Levee LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2023; may be renewed for one five-year terms	$264,757.50; 2/2018 – 1/2023 $304,429; second renewal term 2/2023-1/2028: $350,068
Bravo! Lansing #21	2970 Towne Centre Blvd. Lansing, MI 48912	Ingham	Inland Western Lansing Eastwood LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	9/30/2022; no additional renewals	$229,000; renewal term 10/1/2017-9/30/2022: $252,890.
Brio Millenia #22	The Mall at Millenia 4200 Conroy Rd., Ste. 154 Orlando, FL 32839	Orange	Forbes Taubman Orlando LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	10/31/2017; may be renewed for one five-year term	$294,320; Renewal term 11/1/2017-10/31/2022: $316,394
Bravo! Rochester #23	Village of Rochester Hills 286 N. Adams Rd. Rochester Hills, MI 48309-1359	Oakland	Vorh Associates LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	12/31/2017; may be renewed for two five-year terms	$253,044; Renewal term years 16-20: $281,160; Renewal term years 21-25: $316,305
Brio Perimeter #24	700 Ashwood Parkway Atlanta, GA 30338	Dekalb	Branch Ashwood Associates, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	10/31/17; may be renewed for two five-year terms	$160,425; second renewal term: 11/17-10/22 $235,736; third renewal term 11/22-10/27: $271,036

Property	Address	County	Lessor	Lessee	Expiration Date	Annual Rental Cost
Brio Crocker Park #25	200 Crocker Park Blvd. Westlake, OH 44145	Cuyahoga	CP Commercial Delware LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	7/31/2020; may be renewed for two five-year terms	7/2015 $231,300; renewal years 8/2015 – 7/2020; $259,056 renewal years 8/2020 – 7/2025 $285,270
Bravo! Eton #26	28889 Chagrin Blvd. Woodmere, OH 44122	Cuyahoga	Chagrin Retail LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	9/30/2018; may be renewed for one five-year terms	$238,795; second renewal term: $262,958
Bravo! Leawood #27	5005 West 117th St. Leawood, Kansas 66211	Johnson	Leawood TCP, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	3/31/2018; may be renewed for two five-year terms	$185,328; second renewal term: $203,832; third renewal term: $224,215

Property	Address	County	Lessor	Lessee	Expiration Date	Annual Rental Cost
Bravo! Louisville #28	206 Bullitt Lane Louisville, KY 40222	Jefferson	PNC Bank, National Association and Stock Yards Bank & Trust Company	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	9/30/2017; may be renewed for four five-year terms	$82,955; first renewal term 10/2017-9/2020: $95,398; second renewal term 10/2020-9/2025: $109,708; third renewal term: 10/2025-9/2030 $126,164; fourth renewal term: 10/2030-9/2035 $145,089
Brio Legacy #29	24325 Cedar Road, Legacy Village Lyndhurst, OH 44124	Cuyahoga	Legacy Village Partners LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	12/31/2018; may be renewed for one five-year term	$270,000; second renewal term: $300,000
Brio West Palm #30	The Gardens Mall 3101 PGA Blvd. Palm Beach Gardens, FL 33410	Palm Beach	Forbes/Cohen Florida Limited Partnership	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	6/30/2018; may be renewed for one five-year term	$225,000; renewal term: $247,500

Property	Address	County	Lessor	Lessee	Expiration Date	Annual Rental Cost
Bravo! West Chester #31	9436 Waterfront Dr. West Chester, OH 45069	Butler	ARC SWWCHOH001, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	7/31/2018; may be renewed for two five-year terms	$232,560; second renewal term: $255,816; third renewal term: $279,072
Brio Frontenac #32	1601 South Lindbergh Blvd. St. Louis, MO 63131	Saint Louis	Plaza Frontenac Acquisition, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	12/31/2018; may be renewed for three five-year terms remaining	$281,361; second renewal term: $309,497; third renewal term: $340,423 fourth renewal term: $374,466
Brio Stony Point #33	9210 Stony Point Parkway Richmond, VA 23235	Chesterfield	TM Stony Point Park, LP	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	9/30/2018; may be renewed for one five-year term	$273,175; renewal term: $312,200
Bravo! Galleria #34	1500 Washington Rd. Pittsburgh, PA 15228	Allegheny	Continental/Galleria (Limited Partnership)	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	6/30/2026 may be renewed for one five-year term	$236,203; 1/1/2019 – 6/30/2026 : $253,075; one renewal term: $269,946
Brio Woodlands #35	1201 Lake Woodlands Dr. Ste. 303 (Woodlands Shopping Center) The Woodlands, TX 77380	Montgomery	The Woodlands Mall Associates	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2020; may be renewed for two remaining five-year term	first renewal term: $272,250; second renewal term: $299,475; third renewal term: $329,400

Property	Address	County	Lessor	Lessee	Expiration Date	Annual Rental Cost
Bravo! Knoxville #36	106 Major Reynolds Place (Knollwood Commercial Park) Knoxville, TN 37919-4853	Knox	Spartan Holdings, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2019; may be renewed for three five-year terms	$135,000; years 11-15: $150,000; first renewal term: $165,000; second renewal term: $180,000; third renewal term: $200,000
Bravo! Glenview #37	2600 Navy Blvd. Glenview, IL 60025	Cook	T Glenview Center IL, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	12/31/2023; may be renewed for two five-year terms	$187,500; years 8/2016 – 12/2020: $202,500; 1/2021 – 12/2023: $225,000 first renewal term: $262,500; second renewal term; $285,000
Bravo! Zona Rosa #38	7301 N.W. 87th Street Kansas City, MO 64153	Platte	Zona Rosa Development, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2020; may be renewed for one five-year term	$212,463; years 11-15: $228,201; renewal term: $267,546
Bravo! Virginia Beach #39	193 Central Park Avenue Virginia Beach, VA 23462	Virginia Beach City	Town Center Associates 8, L.L.C.	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2020; may be renewed for three five-year terms	$238,380; years 11-15: $254,272; first renewal term: $286,056; second renewal term: $317,840; third renewal term: $357,570

Property	Address	County	Lessor	Lessee	Expiration Date	Annual Rental Cost
Bravo! Jordan Creek #40	Jordan Creek Town Center 120 South Jordan Creek Parkway West Des Moines, IA 50266	Dallas	GGP Jordan Creek L.L.C.	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2020; may be renewed for two five-year terms	$214,191; years 6-10: $235,610; years 11-15: $259,171; First renewal $285,111; Second renewal: $306,769
Brio Country Club #41	Country Club Plaza 502 Nichols Drive Kansas City, MO 64112	Jackson	Country Club Plaza JV, LLC C/oThe Taubman Company, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2020; may be renewed for one five-year term	$281,313; years 11-15: $305,775; renewal term: $346,545
Bravo! Livonia #42	17700 Haggerty Road Livonia, MI 48152	Wayne	Schoolcraft Commons Unit 3, L.L.C.	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2020; may be renewed for four five-year terms	$152,500; years 11-15: $167,500; first renewal term: $181,500; second renewal term: $199,650; third renewal term: $219,615; fourth renewal term: $241,576
Bravo! Mentor #43	7787 Reynolds Road Mentor, OH 44060	Lake	Torrent Properties, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2020; may be renewed for three five-year terms	$185,000; years 11-15: $195,000; first renewal term: $210,000; second renewal term: $225,000; third renewal term: $240,000

Property	Address	County	Lessor	Lessee	Expiration Date	Annual Rental Cost
Bravo! Memorial Square #44	13810 North Pennsylvania Avenue Oklahoma City, OK 73134	Oklahoma	Memorial Square 1031 L.L.C.SC, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2021; may be renewed for three five-year terms	$110,000; years 12-15: $125,000; first renewal term: $140,000; second renewal term: $150,000; third renewal term: $160,000
Bravo! Brookfield Square #45	Brookfield Square, Unit D68 95 N. Moorland A147 Brookfield, WI 53005	Waukesha	Brookfield Square Joint Venture	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2021; may be renewed for one five-year terms	first renewal term: $231,420; second renewal term: $264,480
Bravo! Franklin Park #46	5001 Monroe Street, Suite R-3 Toledo, OH 43623	Lucas	Starwest Franklin Park Mall, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2021; may be renewed for one five-year terms	first renewal term: $255,000; second renewal term: $280,500
Brio Somerset #47	Somerset Collection 2801 West Big Beaver Road, Suite E150 Troy, MI 48084-3201	Oakland	Somerset Collection Limited Partnership	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2021	Months 1-60: $234,850; months 61-120: $261,600; balance of term: $288,530

Property	Address	County	Lessor	Lessee	Expiration Date	Annual Rental Cost
Brio Tysons Corner #48	7854L Tysons Corner Center McLean, VA 22102	Fairfax	Tysons Corner Holdings LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2021; may be renewed for two five-year terms	$312,132; years 11-15: $354,312; first renewal term: $396,492; second renewal term: $438,672
Brio La Cantera #94	The Shops at La Cantera 15900 La Cantera Parkway, Bldg #11, Suite 11200 San Antonio, TX 78256	Bexar	La Cantera Retail Limited Partnership	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	See store 94
Bravo! Belden Village #52	4224 Everhard Road NW Canton, OH 44718	Stark	Belden Mall, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2022; may be renewed for three five-year terms	$191,250; 2/1/2012-1/31/2017: $206,250; 2/1/2017-1/31/2022: $221,250; first renewal term: $243,750; second renewal term: $251,250; third renewal term: $266,250
Brio Waterside #53	5505 Tamiami Trail N Suite J1 Naples, FL 34108	Collier	Waterside Shops at Pelican Bay Trust	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/22	Months 1-60: $216,000; months 61-120: $252,000; balance of term: $288,000

Property	Address	County	Lessor	Lessee	Expiration Date	Annual Rental Cost
Brio Southlake #54	Southlake Town Square 1431 Plaza Place Southlake, TX 76092	Tarrant	SLTS Grand Avenue II, L.P.	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2022; may be renewed for three five-year terms	$212,204; years 6-10: $235,145; years 11-15: $258,086; first renewal term: $282,556; second renewal term: $309,474; third renewal term: $339,144
Brio Piedmont #55	4720 Piedmont Row Drive, Suite 150 Charlotte, NC 28209	Mecklenburg	Piedmont Row Drive, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	6/30/2021; may be renewed for three five-year terms	$245,910; years 16-20: $266,402; years 21-25: $286,896; years 26-30: market rate
Brio The Green #56	4459 Cedar Park Drive Beaver Creek, OH 45440	Greene	The Greene, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2022; may be renewed for one five-year terms	$250,824; 2/1/2012-1/31/2017: $286,656; first renewal term: $322,488; second renewal term: $358,320
Bravo! Greensboro #57	3324 West Friendly Avenue Greensboro, NC 27410	Guilford	CBL-Shops at Friendly, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2022; may be renewed for two five-year terms	$218,950; 2/1/2012-1/31/2017: $228,950; 2/1/17-1/31/2022: $238,950; first renewal term: $120,000; second renewal term: $130,000

Property	Address	County	Lessor	Lessee	Expiration Date	Annual Rental Cost
Bravo! Walden #58	Sublot: TH133 One Walden Galleria Buffalo, NY 14225	Erie	Pyramid Walden Company, L.P.	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2023; may be renewed for two five-year terms	$200,775; years 6-10: $212,025; years 11-15: $230,775; first renewal term: $268,275; second renewal term: $287,025
Bravo! Uptown #60	2220 Louisiana Boulevard, NE Albuquerque, NM	Bernalillo	ABQ Uptown, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2027; may be renewed for four five-year terms	$215,000; years 6-10: $236,500;years 11-15: $260,150; years 16-20: $286,165; first renewal term: $314,781; second renewal term: $346,259; third renewal term: $380,885; fourth renewal term: $418,974
Brio Cherry Hill #62	901 Haddonfield Road, Suite C Cherry Hill, NJ 08002	Camden	Cherry Hill Towne Center Partners, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2023; may be renewed for two five-year terms	$342,920; years 6-10: $377,212; years 11-15: 4414,933; first renewal term: $456,426; second renewal term: $502,035

Property	Address	County	Lessor	Lessee	Expiration Date	Annual Rental Cost
Brio Lombard #63	330 Yorktown Shopping Center Lombard, IL 60148	Dupage	YTC Butterfield Owner, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2018; may be renewed for three five-year terms	$232,000; years 6-10: $260,000; first renewal term: $285,000; second renewal term: $319,200; third renewal term: $357,504
Brio Pembroke #64	14576 S.W. Fifth Street Pembroke Pines, FL 33027	Broward	JRA HHF Venture, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2019; may be renewed for two five-year terms	$236,124; years 6-10: $252,990; first renewal term: $278,289; second renewal term: $306,117
Brio Allen #65	810 Central Expressway Allen, TX 75013	Collin	Watters Creek Owner, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	4/30/2018; may be renewed for two five-year terms	$224,000; years 6-10: $240,640; first renewal term: $271,040; second renewal term: $298,160
Bravo! Lehigh #66	950 Lehigh Lifestyle Center Whitehall, PA 18052	Lehigh	Mall At Lehigh Valley, L.P.	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2018; may be renewed for two five-year terms	Months 1-60: $224,756; months 60 to end of term: $240,810; first renewal term: $280,945; second renewal term: $321,080

Property	Address	County	Lessor	Lessee	Expiration Date	Annual Rental Cost
Brio Las Vegas #67	6653 Las Vegas Blvd. South Las Vegas, NV 89119	Clark	TSLV, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2019; may be renewed for one five-year term	$412,850; Years 3-5: $454,135 years 6-10: $478,906; renewal term: $511,934
Bravo! Partridge Creek #68	Partridge Creek Fashion Mall Space #R-104 17430 Hall Road Clinton Township, MI 48038	Macomb	TM Partridge Creek Mall, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2023; may be renewed for one five-year term	$210,000; years 6-10: $231,000; balance of initial term: $254,100; renewal term: $276,600
Brio Polaris #70	1500 Polaris Parkway, Suite 200 Columbus, OH 43240	Delaware	PFP Columbus, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	12/31/2021; may be renewed for one five-year terms	first renewal term: $319,440; second renewal term: $351,360
Bravo! Summit Mall #71	3265 W. Market Street Fairlawn, OH 44333	Summit	Mall At Summit, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2019; may be renewed for two five-year terms	$172,500; years 7-11: $187,500; first renewal term: $202,500; second renewal term: $222,750
Brio Gilbert #72	2150 E. Williams Field Road Gilbert, AZ 85295	Maricopa	Westcor Santan Village LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	Approximately 7/31/2017; may be renewed for two five-year terms	$246,246; first / second renewal term: rent adjusts subject to renewal terms, i.e. CPI

Property	Address	County	Lessor	Lessee	Expiration Date	Annual Rental Cost
Brio Park Meadows #74	8401 Park Meadows Center Drive Lone Tree, Colorado 80124	Douglas	Rouse-Park Meadows LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	3/31/2018; may be renewed for two five-year terms	$292,000; 4/1/2011-3/31/2015: $321,200; 4/1/2015-3/31/2018: $353,360; first renewal term: $395,763; second renewal term: $455,128
Bravo! Dellagio #75	7924 Via Dellagio Way Orlando, FL 32819	Orange	Excel Dellagio, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	Approximately 11/30/2018; may be renewed for four five-year terms	$270,000; years 6-10: $297,000; first renewal term: $326,700; second renewal term: $359,400; third renewal term: $395,325; fourth renewal term: $434,850
Brio Crabtree #76	4325 Glenwood Ave. Raleigh, NC 27612	Wake	CVM Holdings, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	12/2/2018; may be renewed for two five-year terms	$334,765; years 6-10: $375,590; and first renewal term: $400,085; second renewal term: $424,580
Bravo! Deerfield #77	5045 Deerfield Blvd. Mason, OH 45040	Warren	Ramco-Gershenson Properties, LP	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	4/30/2023; may be renewed for two five-year terms	$268,000; years 6-10: $294,800; years 11-15: $324,240; first renewal term: $356,664; second renewal term: $392,330

Property	Address	County	Lessor	Lessee	Expiration Date	Annual Rental Cost
Bravo! West Farms #80	325 Westfarms Mall Farmington, CT 06032	Hartford	West Farms Mall, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2020; may be renewed for two five-year terms	$220,740; year 6 to end of term: $242,814; first renewal term: $268,567; second renewal term: $309,036
Bravo! Annapolis #81	50 West St. Annapolis, MD 21401	Anne Arundel	Annapolis Towne Centre at Parole, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2020; may be renewed for three five-year terms	$240,000; years 6-10: $264,000; first renewal term: $290,400; second renewal term: $319,400; third renewal term: $351,384
Brio Scottsdale #83	15301 N. Scottsdale Rd., Building A Scottsdale, AZ 85254	Maricopa	SDQ FEE, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2020; may be renewed for two five-year terms	To 1/2020 $320,000; first renewal term: $493,680; second renewal term: $543,048
Bravo! West County #84	17 W. County Ctr. Saint Louis, MO 63131	Saint Louis	West County Mall CMBS, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2020; may be renewed for two five-year terms	$277,869; years 6-10: $307,910; first renewal term: $337,950; second renewal term: $367,989
Bravo! Spotsylvania #85	1 Towne Centre Blvd. Fredericksburg, VA 22407	Spotsylvania	Spotsylvania Mall Co.	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	3/31/2020; may be renewed for two five-year terms	$254,665; years 6-10: $280,132; first renewal term: $322,152; second renewal term: $370,474

Property	Address	County	Lessor	Lessee	Expiration Date	Annual Rental Cost
Brio Cherry Creek #86	2500 E 1st Ave. Denver, CO 80206	Denver	Taubman – Cherry Creek Limited Partnership	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2020; may be renewed for two five-year terms	$334,938; years 6 to end of term: $368,431; first renewal term: $405,274; second renewal term: $445,802
Brio International Plaza #87	2223 Westshore Boulevard Tampa, FL 33607	Hillsborough	Tampa Westshore Associates Limited Partnership	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2020; may be renewed for two five-year terms
Lower level: $289,075; years 6 to end of term: $317,982; first renewal term: $349,781; second renewal term: $384,759
Upper level: $73,350; years 6 to end of term: $80,685; first renewal term: $88,753; second renewal term: $97,628

Bravo! Mercato #88	4200 Gulf Shore Blvd. North Naples, FL 34103	Collier	PR Mercato, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2020; may be renewed for one five-year term	$261,219; years 6-10: $281,316; renewal term: $308,108

Property	Address	County	Lessor	Lessee	Expiration Date	Annual Rental Cost
Brio Houston #89	12808 Queensbury Lane #100 Houston, TX 77024	Harris	Midway CC Venture I, L.P.	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	2/28/2020; may be renewed for three five-year terms	$290,250; years 6 to 10: $330,750; first renewal term: $378,000; second renewal term: $425,250; third renewal term: $481,500
Brio Gulfstream #90	600 Silks Run #1205 Hallandale, FL 33009	Broward	The Village of Gulfstream Park, LLC	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2021; may be renewed for two five-year terms	$384,120; 2/1/2016-1/31/2021: $422,532; first renewal term: $464,785; second renewal term: $511,263
Bravo Little Rock #91	17815 Chenal Parkway Little Rock, AR 72223	Pulaski	Little Rock Development Company, LLC (Red Development)	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	1/31/2021; may be renewed for two five-year terms	$240,000; years 6-10: $264,000; first renewal term: $288,000; second renewal term: $312,000
Brio! Christiana Mall #92	132 Christiana Mall Newark, DE 19702	New Castle	Christiana Mall LLC (General Growth)	Bravo Brio Restaurant Group, Inc. (f/k/a Bravo Development, Inc.)	2/28/2021; may be renewed for two five-year terms	$255,031; years 4-7: $280,502; years 8-10: $308,592; first renewal term: $339,459; second renewal term: $373,421
Brio Summerlin #93	420 South Rampart, Suite 180, Las Vegas, NV 89145	Clark County	Great Wash Park, LLC	Bravo Brio Restaurant Group, Inc.	12/31/2021; may be renewed for two 5 year terms	Initial Term ($329,120); first renewal term ($362,032); second renewal term ($398,235)

Property	Address	County	Lessor	Lessee	Expiration Date	Annual Rental Cost
Brio La Cantera #94	The Shops at LaCantera, 15900 La Cantera Parkway, San Antonio, TX 78256	Bexar	LaCantera Retail L.P.	Bravo Brio Restaurant Group, Inc.	1/31/2021; may be renewed for two 5 year terms	Initial Term ($224,000-$256,000); first renewal term ($300,000); second renewal term ($320,000)
Bravo Lennox #100	1803 Olentangy River Rd., Columbus, OH 43212	Franklin	Lennox Town Center Limited (c/o Castro) (DDR)	Bravo Brio Restaurant Group, Inc.	11/30/2021; may be renewed for one 5 year terms	first renewal term ($161,051); second renewal term ($177,156)
Brio Marlton #101	The Promenade at Sagemore, 500 Route 73 South, Unit C-10, Marlton, NJ 08053	Burlington	Sagemore Mgmt. Co., LLC, c/o Davis Enterprises (Kravco/Simon)	Bravo Brio Restaurant Group, Inc.	12/31/2021; may be renewed for two 5 year terms	Initial Term ($332,760-$366,036); first renewal term ($402,640); second renewal term ($442,904)
Brio Murray #102	6173 South State Street, Murray, UT 84107	Salt Lake County	Fashio Place, LLC (GGP)	Bravo Brio Restaurant Group, Inc.	10/31/2021; may be renewed for two 5 year terms	Initial Term ($342,400-$483,100); first renewal term ($449,053-$495,587); second renewal term ($508,063-$560,860)
Brio Bethesda #103	20 Paseo Dr., Rockville, MD 20852	Montgomery	North Bethesda Retail, LLC	Bravo Brio Restaurant Group, Inc.	2/28/2022; may be renewed for two 5 year terms	Initial Term ($324,960-$357,455); first renewal term ($393,246); second renewal term ($$232,508)

Property	Address	County	Lessor	Lessee	Expiration Date	Annual Rental Cost
Bravo Willow Grove #104	Willow Grove Park Mall, 2500 Moreland Road, Willow Grove, PA 19090	Montgomery	WG Park-Anchor B L.P.	Bravo Brio Restaurant Group, Inc.	12/31/2021; may be renewed for two 5 year terms	Initial Term ($225,900-$248,490); first renewal term ($273,339); second renewal term ($300,673)
Brio Danbury #105	7 Backus Avenue, Danbury, CT 06810	Fairfield	Danbury Mall, LLC (c/o Macerich)	Bravo Brio Restaurant Group, Inc.	12/31/2021; may be renewed for two 5 year terms	Initial Term ($280,000-$301,000); first renewal term ($323,575); second renewal term ($349,461)
Brio Freehold #106	3710 Route 9 South, Freehold, NJ 07728	Monmouth	Freemall Associates, LLC (c/o Macerich)	Bravo Brio Restaurant Group, Inc.	12/31/2022; may be renewed for two 5 year terms	Initial Term ($274,575-$295,168); first renewal term ($317,306); second renewal term ($341,104)
Brio Inner Harbor #107	100 E. Pratt Street, Baltimore, MD 21202	Baltimore	100 East Pratt Street Business Trust	Bravo Brio Restaurant Group, Inc.	12/31/2022; may be renewed for two 5 year terms	Initial Term ($306,080-$373,188); first renewal term ($380,652-$412,030); second renewal term ($420,270-$454,914)
Brio Boca Raton #108	5050 Town Center Circle, Suite 239, Boca Raton, FL 33486	Palm Beach County	Boca Center at Military, LLC	Bravo Brio Restaurant Group, Inc.	12/31/2021; may be renewed for two 5 year terms	Initial Term ($297,377-$328,215); first renewal term ($361,036); second renewal term ($397,140)

Property	Address	County	Lessor	Lessee	Expiration Date	Annual Rental Cost
Brio the Falls #109	8888 SW 136 St. Suite #380, Miami, FL 33176	Miami-Dade	The Falls Shopping Center Associates, LLC (Simon)	Bravo Brio Restaurant Group, Inc.	12/31/2023; may be renewed for two 5 year terms	Initial Term ($255,040-$280,544); first renewal term ($308,598); second renewal term ($339,442)
Brio Arboretum #110	10000 Research Blvd., Suite C, Austin, TX 78759	Travis	Arboretum Mall, LLC	Bravo Brio Restaurant Group, Inc.	12/31/2022; may be renewed for two 5 year terms	Initial Term ($222,240-$244,464); first renewal term ($288,912); second renewal term ($317,803)
Brio Willowbrook #111	1400 Willowbrook Mall, Wayne, NJ 07470	Passaic	Willowbrook Mall, LLC (GGP)	Bravo Brio Restaurant Group, Inc.	7/31/2022; may be renewed for two 5 year terms	Initial Term ($256,433-$282,085); first renewal term ($310,320); second renewal term ($341,317)
Brio Jacksonville #112	4910 Big Island Drive, Jackson, FL 32246	Duval	Hines Global Reit 4875 Town Center LLC	Bravo Brio Restaurant Group, Inc.	12/31/2022; may be renewed for two 5 year terms	Initial Term ($196,020-$215,622); first renewal term ($237,184); second renewal term ($260,707)
Bravo Omaha #113	17151 Davenport St., Omaha, NE 68118	Douglas	168th and Dodge, LP	Bravo Brio Restaurant Group, Inc.	12/31/2022; may be renewed for two 5 year terms	Initial Term ($140,000-$154,000); first renewal term ($169,400); second renewal term ($186,340)

Property	Address	County	Lessor	Lessee	Expiration Date	Annual Rental Cost
Brio Victoria Gardens #114	12370 S. Mainstreet, Suite 1110, Ranch Cucamonga, CA 91739	San Bernardino	Rancho Mall, LLC	Bravo Brio Restaurant Group, Inc.	12/31/2023; may be renewed for two 5 year terms	Initial Term ($260,785-$286,863); first renweal term ($315,550); second renewal term ($347,142)
Brio Chestnut Hill #115	200 Boylston Street, Chestnut Hill, MA 02467	Middlesex South	CHS Commercial Owner, LLC	Bravo Brio Restaurant Group, Inc.	12/31/2023; may be renewed for two 5 year terms	Initial Term ($445,280); first renewal term ($489,808); second renewal term ($538,789)
Brio Spectrum Center #116	774 Spectrum Center Drive, Irvine, CA 92618	Orange	The Irvine Company LLC	Bravo Brio Restaurant Group, Inc.	12/31/2024; may be renewed for two 5 year terms	Initial Term ($345,000-$388,125); first renewal term ($463,641); second renewal term ($491,221)
Brio Walt Whitman #118	160 Walt Whitman Road, Huntington Station, NY 11746	Suffolk	Walt Whitman Mall, LLC, c/o M.S. Management Associates Inc.	Bravo Brio Restaurant Group, Inc.	12/31/2023; may be renewed for two 5 year terms	Initial Term ($301,040-$331,144); first renewal term ($364,258); second renewal term ($400,684)
Brio City Place #119	550 S. Rosemary Ave., West Palm Beach, FL 33401	Palm Beach	Cityplace Retail, LLC, c/o Related Urban Management Company	Bravo Brio Restaurant Group, Inc.	12/31/2023; may be renewed for two 5 year terms	Initial Term ($295,200-$324,720); first renewal term ($357,192); second renewal term ($392,911)

Property	Address	County	Lessor	Lessee	Expiration Date	Annual Rental Cost
Brio Quaker Bridge #120	3320 Brunswick Pike, Space #1052, Lawrenceville, NJ 08648	Mercer	Lawrence Associates, c/o Kravco Simon Company	Bravo Brio Restaurant Group, Inc.	12/31/2023; may be renewed for two 5 year terms	Initial Term ($275,169-$302,686); first renewal term ($332,434); second renewal term ($366,272)
Brio Fair Oaks #121	11776U Fair Oaks Mall, Space B216, Fairfax, VA 22033	Fairfax	Fairfax Company of Virginia LLC	Bravo Brio Restaurant Group, Inc.	12/31/2026; may be renewed for two 5 year terms	Initial Term ($283,530-$311,883); first renewal term ($343,071); second renewal term ($377,378)
Brio City Creek #122	80 S. Regent Street, Salt Lake City, UT 84111	Salt Lake	City Creak Center Associates, LLC	Bravo Brio Restaurant Group, Inc.	6/30/2023; may be renewed for two 5 year terms	Initial Term ($220,000-$242,220); first renewal term ($266,442); second renewal term ($293,086)
Brio University TC #123	190 University Town Center Dr., Suite 107, Sarasota, FL 34243	Sarasota	TB MALL AT UTC, LLC, c/o THE TAUBMAN COMPANY LLC	Bravo Brio Restaurant Group, Inc.	10/31/2024; may be renewed for two 5 year terms	Initial Term ($254,003-$279,403); first renewal term ($307,343); second renewal term ($338,077)
Brio Dolphin #124	11401 N.W. 12th Sweetwater, FL 33172	Miami - Dade	Dolphin Mall Associates, LLC (Taubman)	Bravo Brio Restaurant Group, Inc.	9/30/2025; may be renewed for two 5 year terms	Initial Term ($299,775-$329,752); first renewal term ($362,727); second renewal term ($399,000)

Property	Address	County	Lessor	Lessee	Expiration Date	Annual Rental Cost
Brio Liberty #125	7600 Gibson St. Suite F-120 Liberty Township, OH 45069	Butler	Liberty Center Holdings, LLC (Steiner)	Bravo Brio Restaurant Group, Inc.	12/31/2025; may be renewed for two 5 year terms	Initial Term ($205,980-$228,638); first renewal term ($254,042); second renewal term ($281,506)
Brio Del Amo #126	21523 Hawthorne Blvd	Los Angeles	Del Amo Fashion Center Operating Company LLC (Simon)	Bravo Brio Restaurant Group, Inc.	12/31/2026; may be renewed for two 5 year terms	Initial Term ($266,320-$292,952); first renewal term ($322,247); second renewal term ($354,472)
Brio Trinity Commons #130	3010 South Hulen Street, Fort Worth, TX 76109	Tarrant	Brixmor Trinity Commons SPE Limited Partnership, c/o Brixmore Property Group	Bravo Brio Restaurant Group, Inc.	12/31/2023; may be renewed for two 5 year terms	Initial Term ($177,325-$184,418); first renewal term ($199,511); second renewal term ($205,697)
Bravo Rookwood #131	3825 Edwards Road, Cincinnati, OH 45209	Hamilton	Rookwood Exchange Operating, LLC	Bravo Brio Restaurant Group, Inc.	12/31/2025; may be renewed for two 5 year terms	Initial Term ($300,000-$330,000); first renewal term ($363,000); second renewal term ($399,300)
Brio Plantation #132	499 South University Drive, Plantation, FL 33388	Broward	Broward Mall, LLC	Bravo Brio Restaurant Group, Inc.	1/31/2025; may be renewed for three 5 year terms	Initial Term ($135,000-$148,500); first renewal term ($163,380); second renewal term ($179,718); third renewal term ($197,690)

Property	Address	County	Lessor	Lessee	Expiration Date	Annual Rental Cost
BRAVO! HARBOURSIDE #133	149 Soundings Ave Jupiter, FL 33477	Palm Beach	HARBOURSIDE PLACE, LLC,	Bravo Brio Restaurant Group, Inc.	12/31/2024; may be renewed for two 5 year terms	Initial Term ($196,614-$225,742); first renewal term ($247,588); second renewal term ($269,434)
Bravo Briarwood Mall #134	760 Briarwood Circle, Ann Arbor, MI 48108	Washtenaw	Briarwood LLC, c/o Management Associates Inc.	Bravo Brio Restaurant Group, Inc.	12/31/2024; may be renewed for two 5 year terms	Initial Term ($213,310-$233,541); first renewal term ($256,895); second renewal term ($282,585)
Siesta Key #135	TBD	Sarasota	Southgate Mall Owner, LLC (Westfield)	Bravo Brio Restaurant Group, Inc.	TBD xx/xx/xx; may be renewed for two 5 year terms	Initial Term ($250,056-$275,062); first renewal term ($302,568); second renewal term ($332,825)
Bravo Bridge St. #136	401 The Bridge Street, NW, Suite 180, Huntsville, AL 35806	Madison	IMI Huntsville, LLC	Bravo Brio Restaurant Group, Inc.	12/31/2025; may be renewed for two 5 year terms	Initial Term ($200,970-$221,067); first renewal term ($241,164); second renewal term ($267,491)
Bravo Blakeney #137	9824 Rea Rd., Suite A, Charlotte, NC 28277	Mecklenburg	NW Blakeney Retail, LLC	Bravo Brio Restaurant Group, Inc.	12/31/2024; may be renewed for two 5 year terms	Initial Term ($219,310-$245,627); first renewal term ($275,140); second renewal term ($308,162)

Property	Address	County	Lessor	Lessee	Expiration Date	Annual Rental Cost
Bravo Henderson #138	1300 West Sunset Road, Suite 1950, Henderson, NV 89014	Clark	BPC Henderson, LLC	Bravo Brio Restaurant Group, Inc.	12/31/2025; may be renewed for two 5 year terms	Initial term ($245,000-$269,000); first renewal ($294,000); second renewal term ($323,400)
Bravo! Fairfield Commons #140	2731 Fairfield Commons - R-2 Beavercreek, OH 45431	Greene	MFC Beavercreek LLC (Glimcher Properties)	Bravo Brio Restaurant Group, Inc.	12/31/2026; may be renewed for two 5 year terms	Initial Term ($238,306-$262,137); first renewal term ($288,380); second renewal term ($319,181)
Bravo! Knapp's Crossing #141	2078 E Beltline Ave NE Grand Rapids, MI 49525	Kent	East Beltline Development, LLC	Bravo Brio Restaurant Group, Inc.	12/31/2026; may be renewed for two 5 year terms	Initial Term ($242,586); first renewal term ($279,510); second renewal term ($307,440)
Corporate Office (Cleveland)	18 North Main St. Suite 4 Chagrin Falls, OH 44022-3056	Cuyahoga	Newbury Triangle	Bravo Brio Restaurant Group, Inc.	12/31/2018 may be renewed for two 2 year terms	$48,395; first renewal $49,000; second renewal $49,500

Schedule 3.16(c)

Location of Collateral

All locations disclosed on Schedule 3.16(b).

Schedule 3.16(d)

States of Incorporation, Chief Executive Offices, etc.

Credit Party	State of Incorporation	Type of Organization	Chief Executive Office	Principal Place of Business	Federal Tax Identification Number	State Organization Number (if applicable)	Business Phone Number
Bravo Brio Restaurant Group, Inc. (formerly Bravo Development, Inc.)	Ohio	Corporation	777 Goodale Boulevard - Suite 100 Columbus, OH	Same	34-1566328	N/A	614-326-7944

Schedule 3.16(e)

Deposit and Securities Accounts

Account	Depository Institution/Securities Intermediary	Average Amount Held in Account
BBRG Corp Concentration	The Huntington National Bank	$0 - $100,000
BBRG Corp Payroll	The Huntington National Bank	Zero Balance Account (“ZBA”) - $0
BBRG Corp Payroll	The Huntington National Bank	ZBA - $0
BBRG Store Checking	The Huntington National Bank	$10,000
BBRG Employee Family Fund	The Huntington National Bank	$70,000
BBRG Ohio WC	The Huntington National Bank	ZBA - $0
BBRG Tax	The Huntington National Bank	ZBA - $0
BBRG ACH Trade Payables	The Huntington National Bank	ZBA - $0
BBRG Misc Electronic Payments	The Huntington National Bank	ZBA - $0
BBRG Alcoholic Beverages - EDI	The Huntington National Bank	ZBA - $0
BBRG Insurance Payments	The Huntington National Bank	ZBA - $0
BBRG Master Credit Card	The Huntington National Bank	ZBA - $0
BBRG Master Cash	The Huntington National Bank	ZBA - $0
Bravo Jordan Creek	Wells Fargo Bank	$1,000
Bravo Little Rock	Wells Fargo Bank	$1,000
Bravo Omaha	Wells Fargo Bank	$1,000

Schedule 3.16(f)

Certain Investments/Investment Property

None.

Schedule 3.16(g)

Documents, Instruments, Chattel Paper and Letter of Credit Rights

None.

Schedule 3.16(h)

Commercial Tort Claims

None.

Schedule 3.18

Labor Matters
None.

Schedule 3.20

Material Contracts

Leases

See Schedule 3.16(b).

Other Agreements

Bravo Brio Restaurant Group, Inc. Foodservice Distribution Agreement, fully executed on February 25, 2014, between Distribution Market Advantage, Inc. and BRAVO | BRIO Restaurant Group, Inc.,

Schedule 3.21

Insurance

See attached.

				CERTIFICATE OF LIABILITY INSURANCE										DATE(MM/DD/YYYY) 11/04/2014
THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER Aon Risk Services Northeast, Inc. New York NY Office 199 Water Street New York NY 10038-3551 USA									CONTACT NAME:
									PHONE(866) 283-7122 (A/C. No. Ext):			FAX800-363-0105 (A/C. No.):
									E-MAIL ADDRESS:
									INSURER(S) AFFORDING COVERAGE						NAIC #
INSURED Bravo Brio Restaurant Group. Inc. 777 Goodale Boulevard Suite 100 Columbus OH 43212 USA									INSURER A:	ACE American Insurance Company					22667
									INSURER B:	Indemnity Insurance Co of North America					43575
									INSURER C:	The Ohio Casualty Insurance Company					24074
									INSURER D:
									INSURER E:
									INSURER F:
COVERAGES							CERTIFICATE NUMBER: 570055775161					REVISION NUMBER:
THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.Limits shown are as requested

INSR LTR	TYPE OF INSURANCE						ADDL INSD	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DDIYYYY)	POLICY EXP (MWDDIYYYY)	LIMITS
A	X	COMMERCIAL GENERAL LIABILITY							XSLG27331762 SIR applies per policy terns& conditions	04/01/2014	04/01/2015	EACH OCCURRENCE			$1,000,000
		CLAIMS-MADE		X	OCCUR							DAMAGE TO RENTED PREMISES (Ea occurrence)			$1,000,000
												MED EXP (Any one person)			Excluded
												PERSONAL & ADV INJURY			$1,000,000
	GEN'L AGGREGATE LIMITAPPLIES PER:											GENERAL AGGREGATE			$10, 000, 000
	X	POLICY		PRO -JECT	LOC
												PRODUCTS - COMP/OPAGG			$2,000,000
	OTHER:
A	AUTOMOBILE LIABILITY								CAL H08820077	04/01/2014	04/01/2015	COMBINED SINGLE LIMIT (Ea accident)			$1,000,000

												BODILY INJURY ( Per person)
	X	ANYAUTO
		ALL OWNED AUTOS			SCHEDULED AUTOS							BODILY INJURY (Per accident)
		HIRED AUTOS			NON-OWNED AUTOS
												PROPERTY DAMAGE (Per accident)
	X	$2,500 Ded Comp		X	$2,500 Ded Collision

C	X	UMBRELLA LIAB			X	OCCUR			UUO(15)56045146	04/01/2014	04/01/2015	EACH OCCURRENCE			$5,000,000
		EXCESS LIAB				CLAIMS-MADE						AGGREGATE			$5,000,000
		DED	X	RETENTION $10,000
B A	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY ANY PROPRIETOR / PARTNER / EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH) If yes, describe under DESCRIPTION OF OPERATIONS below						N/A		WLRC47887689 Work Comp - AOS SCFC47886739 Work Corp WI - Retro SIR applies per policy terms& conditions	04/01/2014 04/01/2014	04/01/2015 04/01/2015	X	PER STATUTE	OTH-ER
						Y/N						E.L. EACH ACCIDENT			$1,000,000
						N						E.L. DISEASE-EA EMPLOYEE			$1,000,000
												E.L. DISEASE-POLICY LIMIT			$1,000,000
A	Liquor Liab Cvg								XSLG27331762 SIR applies per policy terns& conditions		04/01/201404/01/2015	Each Occurrence Aggregate			$1,000,000 $1,000,000
DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required)
A $250,000 SIR applies to the general liability, liquor liability, and workers' compensation (retro)
Wells Fargo Bank, National Association, its successors and/or assigns ATIMA are listed as Additional Insured with regards to
General Liability as per written contract and/or agreement.

CERTIFICATE HOLDER	CANCELLATION
Wells Fargo Bank, National Association its successors and/or assigns ATIMA 1700 Lincoln Street 3rd Floor MAC C7300-033 Denver CO 80203-4500 USA	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
AUTHORIZED REPRESENTATIVE

ADDITIONAL REMARKS     Page __ of __

AGENCY Aon Risk Services Northeast, Inc.		NAMED INSURED Bravo Brio Restaurant Group, Inc.
POLICY NUMBER See Certificate Number: 570055775161
CARRIER NUMBER See Certificate Number: 570055775161	NAIC CODE
EFFECTIVE DATE:
ADDITIONAL REMARKS

THIS ADDITIONAL REMARKS FOR IS A SCHEDULE TO ACORD FROM, FORM NUMBER: ACORD 25 FORM TITLE: Certificate of Liability Insurance

INSURER(S) AFFORDING COVERAGE				NAIC
INSURER
INSURER
INSURER
INSURER

INSR LTR	TYPE OF INSURANCE	ADDL INSD	SUBR WVD	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YYY)	POLICY EFFECTIVE DATE (MM/DD/YYY)	LIMITS
WORKERS COMPENSATION
A		N/A		WLRC47886727 Work Comp - CA, MA	04/01/2014	04/01/2015

ACORDTM EVIDENCE OF COMMERCIAL PROPERTY INSURANCE							DATE (MM/DD/YYYY)
11/04/2014
THIS IS EVIDENCE THAT INSURANCE AS IDENTIFIED BELOW HAS BEEN ISSUED, IS IN FORCE, AND CONVEYS ALL THE RIGHTS AND PRIVILEGES AFFORDED UNDER THE POLICY.
PRODUCER NAME, CONTACT PERSON AND ADDRESS Aon Risk Solution 199 Water Street New York, NY 10038	PHONE:	866-283-7122	COMPANY NAME AND ADDRESS Starr Specialty Lines 399 Park Avenue New York, NY 10022				NAIC NO:	13604
PHONE: (A/C No):
	E-MAIL ADDRESS		' See below for underwriter companies participation IF MULTIPLE COMPANIES, COMPLETE SEPARATE FORM FOR EACH

CODE:	SUBCODE:		LOAN NUMBER			POLICY NUMBER
SLSTPTY10686514: 4473256002, T0234451401525
AGENCY CUSTOMER ID#:			EFFECTIVE DATE			EXPIRATION DATE	☐ CONTINUED UNTIL TERMINATED IF CHECKED
			09/29/2014			09/29/2015
NAMED INSURED AND ADDRESS
Bravo Brio Restaurant Group, Inc., and its Subsidiaries 777 Goodale Boulevard, Suite 100 Columbus, OH 43212-3862
ADDITIONAL NAMED INSURED(S)			THIS REPLACES PRIOR EVIDENCE DATED
PROPERTY INFORMATION (Use additional sheets if more space is required)
LOCATION/DESCRIPTION
ALL SCHEDULED LOCATIONS
COVERAGE INFORMATION Cause of Loss Form	☐ BASIC	☐ BROAD	☒	SPECIAL	☐	OTHER
COMMERCIAL PROPERTY COVERAGE AMOUNT OF INSURANCE:			$75,000,000		DED: 25,000
			YES	NO
	BUSINESS INCOME : RENTAL VALUE		☒	☐	If YES, LIMIT: Included Actual Loss Sustained # of months. 12
	BLANKET COVERAGE		☒	☐	If YES, indicate amount of insurance on properties identified above:$75,000,000
	TERRORISM COVERAGE		☒	☐	Attach signed Disclosure Notice / DEC
	IS COVERAGE PROVIDED FOR "CERTIFIED ACTS" ONLY?		☐	☒	If YES,	SUBMIT:	DED:
	IS COVERAGE A STAND ALONE POLICY?		☐	☒	If YES,	LIMIT:	DED:
	DOES COVERAGE INCLUDE DOMESTIC TERRORISM?		☐	☒	If YES,	SUBLIMIT:	DED:
	COVERAGE FOR MOLD		☐	☒	If YES,	LIMIT:	DED:
	MOLD EXCLUSION (If "YES", specify organization's form used)		☒	☐
	REPLACEMENT COST		☒	☐
	AGREED AMOUNT		☐	☒
	COINSURANCE		☐	☒
	EQUIPMENT BREAKDOWN (If Applicable)		☒	☐	If YES,	LIMIT: $75,000,000	DED: $25,000
	LAW AND ORDINANCE - Coverage for loss to undamaged portion of building		☐	☒	If YES,	LIMIT:	DED:
	- Demolition Costs		☐	☒	If YES,	LIMIT:	DED:
	- Incr. Cost of Construction		☐	☒	If YES,	LIMIT:	DED:
	EARTHQUAKE (If Applicable)		☒	☐	If YES,	LIMIT: $50,000,000	DED: $100,000
	FLOOD (If Applicable)		☒	☐	If YES,	LIMIT: $50,000,000	DED: $500,000
	WIND / HAIL (If Separate Policy)		☒	☐	If YES,	LIMIT: $50,000,000	DED: $25,000
	PERMISSION TO WAIVE SUBROGATION PRIOR TO LOSS		☐	☐
REMARKS - Including Special Conditions (Use additional sheets :f more space is required)
1) Policy #SLSTPTY10086514; Underwriting Company: Starr Surplus Lines Insutanice Company; Policy Term 09/29/2014 - 09/29/2015; Participation: 33.3334°s
2) Policy #T0234451401525; Underwriting Company General Security Indemnity Co of Arizona; Policy Term: 09/29/2014 - 09/29/2015; Participation: 33.3333%
3) Policy #4473256002; Underwriting Company: Chubb Custom Insurance Co.; Policy Term. 09/29/2014 - 09/29/2015, Participation: 33.3333%
Wells Fargo Bank, National Association, its successors and/or assigns ATIMA are listed as Lenders Loss Payee.

CANCELLATION
THE POLICY IS SUBJECT TO THE PREMIUMS, FORMS, AND RULES IN EFFECT FOR EACH POLICY PERIOD. SHOULD THE POLICY BE TERMINATED, THE COMPANY WILL GIVE THE ADDITIONAL INTEREST IDENTIFIED BELOW 32 DAYS WRITTEN NOTICE, AND WILL SEND NOTIFICATION OF ANY CHANGES TO THE POLICY THAT COULD AFFECT THAT INTEREST, IN ACCORDANCE WITH THE POLICY PROVISIONS OR AS REQUIRED BY LAW.

ADDITIONAL INTEREST
NAME AND ADDRESS Wells Fargo Bank, National Association its successors and/or assigns ATIMA 1700 Lincoln Street, 3rd Floor MAC C7300-033 Denver, CO 80203-4500	LENDER SERVICING AGENT NAME AND ADDRESS
☐ MORTGAGEE ☒ LENDERS LOSS PAYEE ☐ LOSS PAYEE ☐	AUTHORIZED REPRESENTATIVE Beth Drayer on behalf of Aon Risk Solutions.
ACORD 28 (2003/10)

GENERAL CHANGE ENDORSEMENT

Named Insured Bravo Brio Restaurant Group	Endorsement Number 9
Policy Period September 29, 2014 to September 29, 2015	Effective Date of Endorsement October 11, 2014

The following locations shall be added to this policy with a 100% annual additional premium of $9,800. This results in a pro rata additional premium of $9,477.
149 poundings Ave, Suite 38-110
Jupiter, FL 33477
TIV: $3,650,000
ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED
Attached to and forming part of the following:
•Starr Surplus Lines Insurance Company Policy No. SLSTPTY10686514
•Chubb Custom Insurance Company Policy No. 44732560-02
•General Security Indemnity Company of Arizona Policy No. T0234451401525

GENERAL CHANGE ENDORSEMENT

Named Insured Bravo Brio Restaurant Group	Endorsement Number 10
Policy Period September 29, 2014 to September 29, 2015	Effective Date of Endorsement October 16, 2014

The following locations shall be added to this policy with a 100% annual additional premium of $13,049. This results in a pro rata additional premium of $12,436
190 University Town Center Dr., Suite 107
Sarasota, FL 34243 TIV: $4,860,000

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED
Attached to and forming part of the following:
•Starr Surplus Lines Insurance Company Policy No. SLSTPTY10686514
•Chubb Custom Insurance Company Policy No. 44732560-02
•General Security Indemnity Company of ArizonaPolicy No. T0234451401525

Schedule of Locations

Loc #	Type	Address	City	State	Zip
2	Bravo!	3000 Hayden Rd.	Columbus	OH	43235
3	Bravo!	8651 Castle Creek Pkwy	Indianapolis	IN	46250
4	Bravo!	2770 Miamisburg-Centerville Rd.	Centerville	OH	45459
5	Bravo!	7470 Vantage Dr.	Columbus	OH	43235
7	Bravo!	4976 McKnight Rd	Pittsburgh	PA	15237
9	Bravo!	2658 Lake Circle Dr.	Indianapolis	IN	46268
10	Bravo!	3413 Veterans Memorial Blvd	Metairie	LA	70002
11	Brio	3993 Easton Station	Columbus	OH	43219
12	Bravo!	211 Summit Park Dr.	Pittsburgh	PA	15275
13	Bravo!	2001 Route #19	Cranberry Twp.	PA	16066
14	Brio	480 N Orlando Ave Ste. #108	Winter Park	FL	32789
15	Brio	2964 Peachtree Rd N.W.	Atlanta	GA	30305
16	Bravo!	250 W. Bridge St	West Homestead	PA	15120
17	Bon Vie	4089 The Stand East	Columbus	OH	43219
18	Brio	591 Brookwood Village	Birmingham	AL	35209
20	Brio	1 Levee Way - Ste. #1140	Newport	KY	41071
21	Bravo!	2970 Towne Centre Blvd.	Lansing	MI	48912
22	Brio	The Mall at Millenia 4200 Conroy Rd., Ste. 154	Orlando	FL	32839
23	Bravo!	Village of Rochester Hills 286 N Adams Rd	Rochester Hills	MI	48309-1359
24	Brio	700 Ashwood Pkwy	Atlanta	GA	30338
25	Brio	200 Crocker Park Blvd	Westlake	OH	44145
26	Bravo!	28889 Chagrin Blvd	Woodmere	OH	44122
27	Bravo!	5005 West 117th St	Leawood	KS	66211
28	Bravo!	206 Bullitt Ln	Louisville	KY	40222
29	Brio	24325 Cedar Rd	Lyndhurst	OH	44124
30	Brio	The Gardens Mall 3101 PGA Blvd	Palm Beach Gardens	FL	33410
31	Bravo!	9436 Waterfront Dr.	West Chester	OH	45069
32	Brio	1601 S Lindberg Blvd.	St Louis	MO	63131
33	Bravo!	9210 Stony Point Pkwy	Richmond	VA	23235
34	Bravo!	1500 Washington Rd	Pittsburgh	PA	15228
35	Brio	1201 Lake Woodlands Dr., Ste. 303	The Woodlands	TX	77380
36	Bravo!	106 Major Reynolds Place	Knoxville	TN	37919-4853
37	Bravo!	2600 Navy Blvd	Glenview	IL	60025
38	Bravo!	7301 N.W. 87th St	Kansas City	MO	64153
39	Bravo!	193 Central Park Ave	Virginia Beach	VA	23462
40	Bravo!	Jordan Creek Town Center 120 S Jordan Creek Pkwy	West Des Moines	IA	50266
41	Brio	Country Club Plaza 502 Nichols Dr.	Kansas City	MO	64112
42	Bravo!	17700 Haggerty Rd	Livonia	MI	48152
43	Bravo!	7787 Reynolds Rd	Mentor	OH	44060
44	Bravo!	13810 N Pennsylvania Ave	Oklahoma City	OK	73134
45	Bravo!	Brookfield Square, Unit D68 95 N. Moorland A147	Brookfield	WI	53005
46	Bravo!	5001 Monroe Street, Suite R-3	Toledo	OH	43623
47	Brio	Somerset Collection 2801 W Big Beaver Road, Suite E150	Troy	MI	48084-3201
48	Brio	7854L Tysons Corner Center	McLean	VA	22102
50	Bravo!	North Lake Mall 6851 North Lake Mall Dr	Charlotte	NC	28216
52	Bravo!	4224 Everhard Rd NW	Canton	OH	44718
53	Brio	5505 Tamiami Trail N., Ste. J1	Naples	FL	34108
54	Brio	Southlake Town Square 1431 Plaza Place	Southlake	TX	76092
55	Brio	4720 Piedmont Row Dr., Ste. 150	Charlotte	NC	28210
56	Brio	4459 Cedar Park Dr.	Beaver Creek	OH	45440

57	Bravo!	3324 W. Friendly Ave.	Greensboro	NC	27410
58	Bravo!	Sublot: TH133 One Walden Galleria	Buffalo	NY	14225
60	Bravo!	2220 Louisiana Blvd. NE	Albuquerque	NM	87110
62	Brio	901 Haddonfield Road, Suite C	Cherry Hill	NJ	08002
63	Brio	330 Yorktown Shopping Center	Lombard	IL	60148
64	Brio	14576 S.W. 5th Street	Pembroke Pines	FL	33027
65	Brio	810 Central Expressway	Allen	TX	75013
66	Bravo	950 Lehigh Lifestyle Center	Whitehall	PA	18052
67	Brio	6653 Las Vegas Blvd. South	Las Vegas	NV	89119
68	Brio	Partridge Creek Fashion Mall Space #R-104 17430 Hall Rd.	Clinton TWP	MI	48038
70	Brio	1500 Polaris Pkwy, Ste. 200	Columbus	OH	43240
71	Bravo	3265 W. Market St.	Fairlawn	OH	44333
72	Brio	2150 E. Williams Field Road	Gilbert	AZ	85295
74	Brio	8401 Park Meadows Center Drive	Lone Tree	CO	80124
75	Bravo!	7924 Via Dellagio Way	Orlando	FL	32819
76	Brio	4325 Glenwood Ave.	Raleigh	NC	27612
77	Bravo	5045 Deerfield Blvd.	Mason	OH	45040
79	Bravo!	18900 Michigan Ave. Space R-103	Dearborn	MI	48126
80	Brio	325 Westfarms Mall	Farmington	CT	06032
81	Brio	305 Sail Place Pad #3	Annapolis	MD	21401
82	Bravo	1701 Maple Ave.	Evanston	IL	60201
83	Brio	15301 N Scottsdale Rd Bldg. A	Scottsdale	AZ	85254
84	Bravo!	15 West County Center	Des Peres	MO	63131
85	Bravo!	1 Towne Centre Blvd.	Fredericksburg	VA	22407
86	Brio	2500 East 1st Ave.	Denver	CO	80206
87	Brio	2223 N. West Shore Blvd.	Tampa	FL	33607
88	Bravo!	9110 Strada Place	Naples	FL	34108
89	Brio	12808 Queensbury Lane #100	Houston	TX	77024
90	Brio	600 Silks Run, Suite #1205	Hallendale Beach	FL	33009
91	Bravo!	17815 Chenal Parkway	Little Rock	AR	72223
92	Brio	305 Christiana Mall Rd.	Newark	DE	19702
93	Brio	420 South Rampart Suite 180	Las Vegas	NV	89145
94	Brio	The Shops at La Cantera, 15900 La Cantera Pkwy Building #11, Suite 11200,	San Antonio	TX	78256
100	Bravo	1803 Olentangy River Road	Columbus	OH	43212
101	Brio	500 Rt. 73 South, Unit C-10,	Marlton	NJ	08053
102	Brio	6173 South State St.	Murray City	UT	84107
103	Brio	20 Paseo Dr.	Rockville	MD	20852
104	Bravo	Willow Grove Park Mall 2500 Moreland Rd.	Willow Grove	PA	19090
105	Brio	7 Backus Ave	Danbury	CT	06810
106	Brio	3710 U.S. Route 9 South	Freehold	NJ	07728
107	Brio	100 East Pratt St.	Baltimore	MD	21202
108	Brio	5050 Town Ctr. Circle, Suite 239	Boca Raton	FL	33486
109	Brio	8888 SW 136 St. Suite #380	Miami	FL	33176
110	Brio	10000 Research Blvd. Suite C	Austin	TX	78759
111	Brio	1400 Willowbrook Mall	Wayne	NJ	07470
112	Brio	4910 Big Island Dr.	Jacksonville	FL	32246
113	Bravo	17151 Davenport Street, Suite 101	Omaha	NE	68118
114	Brio	12370 S. Mainstreet Suite 1110	Rancho Cucamonga	CA	91739
115	Brio	200 Boylston St.	Chestnut Hill	MA	02467
116	Brio	774 Spectrum Center Dr.	Irvine	CA	92618
117	Brio	3029 Kirby Dr.	Houston	TX	77098
118	Brio	160 Walt Whitman Rd.	Huntington Station	NY	11746

119	Brio	550 S Rosemary Ave Ste 148	West Palm Beach	FL	33401
120	Brio	3320 Brunswick Pike, Space #1052,	Lawrenceville	NJ	08648
122	Brio	80 S. Regent St.	Salt Lake City	UT	84111
123	Brio	190 University Town Center Dr., Suite 107	Sarasota	FL	34243
130	Bravo	3010 S. Hulen St.	Fort Worth	TX	76109
133	Bravo	149 Foundings Ave, Suite 38-110	Jupiter	FL	33477
137	Bravo	9824 Rea Rd., Suite A	Charlotte	NC	28277
99	Office	777 Goodale Blvd., Ste. 100	Columbus	OH	43212
99-20	Office	18 N Main St. Suite 4	Chagrin Falls	OH	44022

Closed location 117 for business at the beginning of June 2014. Still need to continue insuring property until further notice.

Locations not yet open
121	Brio	11700 Fair Oaks Mall, Space B216	Fairfax	VA	22033
124	Brio		Miami	FL
131	Bravo	3825 Edwards Rd.	Cincinnati	OH	45209
132	Brio	499 S. University Dr.	Plantation	FL	33388
134	Bravo	760 Briarwood Circle	Ann Arbor	MI	48108
136	Bravo	401 The Bridge Street N.W., Suite 180	Huntsville	AL	35806
138	Bravo	1300 West Sunset Road, Suite 1950	Henderson	NV	89014
139	Bravo		Ft. Myers / Estero	FL

Schedule 3.26

Certain Transactions

None.

Schedule 6.1(b)

Existing Indebtedness.

From time to time, the Borrower purchases computer equipment pursuant to a Dell business credit account (note that CIT is a party to this agreement). As of the Closing Date, there was a de minimis amount owing under this account.

Schedule 6.12

Existing Sale‑Leaseback Transactions

None.

Exhibit 1.1(a)

[FORM OF]
ACCOUNT DESIGNATION NOTICE

November 5, 2014

Wells Fargo Bank, National Association,
as Administrative Agent
MAC D1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attn: Syndication Agency Services

Ladies and Gentlemen:

This Account Designation Notice is delivered to you by Bravo Brio Restaurant Group, Inc., an Ohio corporation (the "Borrower"), under that certain Credit Agreement dated as of November 5, 2014 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time parties thereto (the "Guarantors"), the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The Administrative Agent is hereby authorized to disburse the Borrower’s Loan proceeds into the following account, unless the Borrower shall designate, in writing to the Administrative Agent, one or more other accounts:

[Insert Bank Name]
ABA Routing Number: ________________
Account #: __________________________
Account Name: ______________________

Notwithstanding the foregoing, on the Closing Date, funds borrowed under the Credit Agreement shall be sent to the institutions and/or persons designated on payment instructions, to be delivered separately.

IN WITNESS WHEREOF, the undersigned have executed this Account Designation Notice as of the day and year first above written.

BRAVO BRIO RESTAURANT GROUP, INC.,
an Ohio corporation

By:_______________________________
Name:
Title:

Exhibit 1.1(b)

[FORM OF]
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the date set forth below (the “Transfer Effective Date”) and is entered into by and between [the] [each] Assignor identified in item 1 below ([the] [each, an] “Assignor”) and [the] [each] Assignee identified in item 2 below ([the] [each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors] [the Assignees] hereunder are several and not joint.]2 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from [the Assignor] [the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s] [the respective Assignors’] rights and obligations in [its capacity as a Lender] [their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor] [the respective Assignors] under the respective facilities identified below (including, without limitation, any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)] [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the] [any] Assignor to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the] [any] Assignor.

1.    Assignor[s]:    ______________________________

______________________________

2.    Assignee[s]:    ______________________________

______________________________
[for each Assignee, indicate [Affiliate] [Approved Fund] of [identify Lender]

3.    Borrower:    Bravo Brio Restaurant Group, Inc., an Ohio corporation

4.    Administrative Agent:    Wells Fargo Bank, National Association, as the administrative agent under the Credit
Agreement.

5.
Credit Agreement:    The Credit Agreement dated as of November 5, 2014 among the Borrower, the guarantors from time to time party thereto, the lenders and other financial institutions from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

6.     Assigned Interest[s]:

________________________________
2 Include bracketed language if there are either multiple Assignors or multiple Assignees.

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitments/ Loans for all Lenders	Amount of Commitments/Loans Assigned	Pro Rata Share of Commitments/ Loans	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.    Trade Date:        ______________]3

Transfer Effective Date: _____________ ___, 20___.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

______________________
3 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:____________________________________________
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:____________________________________________
Title:

[Consented to and] Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:____________________________________________
Title:

[Consented to:]

[NAME OF RELEVANT PARTY]

By:____________________________________________
Title:

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor[s]. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2.    Assignee[s]. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.6(b), (v), (vi) and (vii) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.6(b) of the Credit Agreement), (iii) from and after the Transfer Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Transfer Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Transfer Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Transfer Effective Date.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit 1.1(c)

[FORM OF]
JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this "Agreement"), dated as of _____________, ____, is by and between _____________________, a ______________________ (the "Subsidiary Guarantor"), Bravo Brio Restaurant Group, Inc., an Ohio corporation (the "Borrower"), the Domestic Subsidiaries of the Borrower from time to time parties thereto (the "Guarantors"), the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent"). Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Credit Agreement.

The Subsidiary Guarantor is an Additional Credit Party, and, consequently, the Credit Parties are required by Section 5.10 of the Credit Agreement to cause the Subsidiary Guarantor to become a "Guarantor" thereunder.

Accordingly, the Subsidiary Guarantor and the Borrower hereby agree as follows with the Administrative Agent, for the benefit of the Lenders, the Hedging Agreement Providers and the Cash Management Agreement Providers:

1.    The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to and a "Guarantor" under Article X of the Credit Agreement and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the applicable Credit Documents, including without limitation (a) all of the representations and warranties set forth in Article III of the Credit Agreement and (b) all of the affirmative and negative covenants set forth in Articles V and VI of the Credit Agreement. Without limiting the generality of the foregoing terms of this Paragraph 1, the Subsidiary Guarantor hereby guarantees, jointly and severally together with the other Guarantors, the prompt payment of the Credit Party Obligations in accordance with Article X of the Credit Agreement.

2.    The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to the Security Agreement, and shall have all the rights and obligations of an "Obligor" (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. The information on the schedules to the Security Agreement is hereby supplemented to reflection the information shown on the attached Schedule A.

3.    The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to the Pledge Agreement, and shall have all the rights and obligations of an "Pledgor" (as such term is defined in the Pledge Agreement) thereunder as if it had executed the Pledge Agreement. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Pledge Agreement. The information on the schedules to the Pledge Agreement is hereby supplemented to reflection the information shown on the attached Schedule B.

4.    The Subsidiary Guarantor acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto. The information on the schedules to the Credit Agreement is hereby supplemented to reflect the information shown on the attached Schedule C.

5.    The Borrower confirms that the Credit Agreement is, and upon the Subsidiary Guarantor becoming a Guarantor, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon the Subsidiary Guarantor becoming a Guarantor the term "Credit Party Obligations," as used in the Credit Agreement, shall include all obligations of the Subsidiary Guarantor under the Credit Agreement and under each other Credit Document.

6.    This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

7.    This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of laws that would call for the application of the laws of any other jurisdiction.

IN WITNESS WHEREOF, each of the Borrower and the Subsidiary Guarantor has caused this Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, the Hedging Agreement Providers and the Cash Management Agreement Providers, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[SUBSIDIARY GUARANTOR]

By:____________________________________________
Name:
Title:

BRAVO BRIO RESTAURANT GROUP, INC.,
an Ohio corporation

By:____________________________________________
Name:
Title:

Acknowledged, accepted and agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:____________________________________________
Name:
Title:

SCHEDULE A
to
Joinder Agreement

Schedules to Security Agreement

SCHEDULE B
to
Joinder Agreement

Schedules to Pledge Agreement

SCHEDULE C
to
Joinder Agreement

Schedules to Credit Agreement

Exhibit 1.1(d)

[FORM OF]
NOTICE OF BORROWING

[Date]

Wells Fargo Bank, National Association,
as Administrative Agent
MAC D1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attn: Syndication Agency Services
Ladies and Gentlemen:

Pursuant to Section 2.1(b)(i) of the Credit Agreement dated as of November 5, 2014 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among Bravo Brio Restaurant Group, Inc., an Ohio corporation (the "Borrower"), the Domestic Subsidiaries of the Borrower from time to time parties thereto (the "Guarantors"), the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent"), the Borrower hereby requests the following:

Revolving Loans be made on [date] as follows (the "Proposed Borrowing"):

(1)	Total Dollar Amount of Revolving Loans	$

(2)	Amount of (1) to be allocated
	to LIBOR Rate Loans	$

(3)	Amount of (1) to be allocated
	to Alternate Base Rate Loans	$

(4)	Interest Periods and amounts to be allocated thereto
in respect of LIBOR Rate Loans (amounts must total (2)):

	(i) one month	$

	(ii) two months	$

	(iii) three months	$

	(iv) six months	$

	Total LIBOR Rate Loans	$

NOTE:
BORROWINGS OF REVOLVING LOANS MUST BE IN MINIMUM AGGREGATE DOLLAR AMOUNTS OF (A) WITH RESPECT TO LIBOR RATE LOANS, $1,000,000 AND IN INTEGRAL MULTIPLES OF $500,000 IN EXCESS THEREOF, AND (B) WITH RESPECT TO ALTERNATE BASE RATE LOANS, $500,000 AND IN INTEGRAL MULTIPLES OF $100,000 IN EXCESS THEREOF.

Terms defined in the Credit Agreement shall have the same meanings when used herein.

The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing:

(A)    the representations and warranties contained in the Credit Agreement and in any certificate furnished by any Credit Party at any time under or in connection with the Credit Agreement are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, with the same effect as though such representations and warranties had been made on and as of the date of such Proposed Borrowing (or, with respect to representations and warranties made as of a certain date, the same shall be true and correct in all material respects as of such date);

(B)    no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing; and

(C)    immediately after giving effect to the Proposed Borrowing (and the application of the proceeds thereof), (i) the sum of outstanding Revolving Loans plus Swingline Loans plus LOC Obligations shall not exceed the Revolving Committed Amount, (ii) the Swingline Loans shall not exceed the Swingline Sublimit and (iii) the LOC Obligations shall not exceed the LOC Sublimit.

IN WITNESS WHEREOF, the undersigned have executed this Notice of Borrowing as of the day and year first above written.

BRAVO BRIO RESTAURANT GROUP, INC.,
an Ohio corporation

By:____________________________________________
Name:
Title:

Exhibit 1.1(e)

[FORM OF]
NOTICE OF CONVERSION/EXTENSION

[Date]

Wells Fargo Bank, National Association,
as Administrative Agent
MAC D1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attn: Syndication Agency Services
Ladies and Gentlemen:

Pursuant to Section 2.8 of the Credit Agreement, dated as of November 5, 2014 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among Bravo Brio Restaurant Group, Inc., an Ohio corporation (the "Borrower"), the Domestic Subsidiaries of the Borrower from time to time parties thereto (the "Guarantors"), the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent"), the Borrower hereby requests conversion or extension of the following Loans be made on [date] as follows (the "Proposed Conversion/Extension"):

(1)	Total Amount of Loans to be
	converted/extended	$

(2)	Amount of (1) to be allocated
	to LIBOR Rate Loans	$

(3)	Amount of (1) to be allocated
	to Alternate Base Rate Loans	$

(4)	Interest Periods and amounts to be allocated thereto
in respect of LIBOR Rate Loans (amounts must total (2)):

	(i) one month	$

	(ii) two months	$

	(iii) three months	$

	(iv) six months	$

	Total LIBOR Rate Loans	$

NOTE:	PARTIAL CONVERSIONS MUST BE IN AN AGGREGATE AMOUNT OF $1,000,000 AND A WHOLE MULTIPLE OF $500,000 IN EXCESS THEREOF.

Terms defined in the Credit Agreement shall have the same meanings when used herein.

The undersigned hereby certifies that no Default or Event of Default has occurred and is continuing or would result from such Proposed Conversion/Extension or from the application of the proceeds thereof.

Very truly yours,

BRAVO BRIO RESTAURANT GROUP, INC.,
an Ohio corporation

By:____________________________________________
Name:
Title:

Exhibit 1.1(f)

[FORM OF]
SECURED PARTY DESIGNATION NOTICE

TO:        Wells Fargo Bank, National Association, as Administrative Agent

RE:
Credit Agreement, dated as of November 5, 2014, by and among Bravo Brio Restaurant Group, Inc. (the “Borrower”), the Guarantors, the Lenders and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:        [Date]

[Name of Hedging Agreement Provider] (the “Lender”) hereby notifies you, pursuant to the terms of the Credit Agreement, that the Lender meets the requirements of a Hedging Agreement Provider under the terms of the Credit Agreement and is a Hedging Agreement Provider under the Credit Agreement and the other Credit Documents.

Delivery of this Notice by telecopy shall be effective as an original.

A duly authorized officer of the undersigned has executed this Notice as of the ___ day of _____, _____.

___________________________________________________,
as a Hedging Agreement Provider

By:____________________________________________
Name:__________________________________________
Title:___________________________________________

Exhibit 2.1(a)

[FORM OF]
Funding INDEMNITY LETTER

TO:        Wells Fargo Bank, National Association, as Administrative Agent

RE:
Credit Agreement, to be dated on or about November 5, 2014, by and among Bravo Brio Restaurant Group, Inc. (the “Borrower”), the Guarantors, the Lenders and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”)

DATE:        November 5, 2014

This letter is delivered in anticipation of the closing of the above-referenced Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the most recent draft of the Credit Agreement circulated to the Borrower and the Lenders.

The Borrower anticipates that all conditions precedent to the effectiveness of the Credit Agreement will be satisfied on November 5, 2014 (the “Effective Date”). The Borrower wishes to borrow the initial Revolving Loans, described in the Notice of Borrowing delivered in connection with this letter agreement, on the Effective Date as LIBOR Rate Loans (the “Effective Date LIBOR Rate Loans”).

In order to induce the Lenders to accept this request prior to the Effective Date, the Borrower hereby agrees that, in the event the Borrower fails to borrow the Effective Date LIBOR Rate Loans on the Effective Date for any reason whatsoever (including the failure of the Credit Agreement to become effective), the Borrower hereby unconditionally agrees to reimburse each applicable Lender in respect of its Effective Date LIBOR Rate Loans upon its demand as set forth in Section 2.15 of the Credit Agreement as if it were in effect with respect to the requested Effective Date LIBOR Rate Loans.

This letter agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York. This letter may (a) be executed in any number of counterparts by the different signatories hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which together shall constitute one and the same letter and (b) upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

BRAVO BRIO RESTAURANT GROUP, INC.,
an Ohio corporation

By:____________________________________________
Name:__________________________________________
Title:___________________________________________

Exhibit 2.1(e)

[FORM OF]
REVOLVING loan NOTE

November 5, 2014

FOR VALUE RECEIVED, the undersigned, BRAVO BRIO RESTAURANT GROUP, INC., an Ohio corporation (the "Borrower"), hereby unconditionally promises to pay, on the Revolving Commitment Termination Date (as defined in the Credit Agreement referred to below), to the order of ___________ (the "Lender") at the office of Wells Fargo Bank, National Association located at MAC D1109-019, 1525 West W.T. Harris Blvd., Charlotte, North Carolina 28262, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the undersigned pursuant to Section 2.1 of the Credit Agreement referred to below. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement referred to below.

The holder of this Revolving Note (this "Note") is authorized to endorse the date and amount of each Loan pursuant to Section 2.1 of the Credit Agreement and each payment of principal and interest with respect thereto and its character as a LIBOR Rate Loan or an Alternate Base Rate Loan on Schedule 1 annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed (absent error); provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Note.

This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of November 5, 2014 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time parties thereto (the "Guarantors"), the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent"), and the holder is entitled to the benefits thereof. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Upon the occurrence and during the continuance of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees in accordance with the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind except as set forth in the Credit Documents.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

BRAVO BRIO RESTAURANT GROUP, INC.,
an Ohio corporation

By:____________________________________________
Name:
Title:

SCHEDULE 1
to
Revolving loan Note

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount Of Loan	Type of Loan[1]	Interest Rate	Interest Period	Maturity Date	Principal Paid or Converted	Principal Balance	Notation Made By
______	_______	______	__________	_________	________	_________	_________	_________
______	_______	______	__________	_________	________	_________	_________	_________
______	_______	______	__________	_________	________	_________	_________	_________
______	_______	______	__________	_________	________	_________	_________	_________
______	_______	______	__________	_________	________	_________	_________	_________
______	_______	______	__________	_________	________	_________	_________	_________
______	_______	______	__________	_________	________	_________	_________	_________
______	_______	______	__________	_________	________	_________	_________	_________
______	_______	______	__________	_________	________	_________	_________	_________
______	_______	______	__________	_________	________	_________	_________	_________
______	_______	______	__________	_________	________	_________	_________	_________
______	_______	______	__________	_________	________	_________	_________	_________
______	_______	______	__________	_________	________	_________	_________	_________
______	_______	______	__________	_________	________	_________	_________	_________
______	_______	______	__________	_________	________	_________	_________	_________
______	_______	______	__________	_________	________	_________	_________	_________
______	_______	______	__________	_________	________	_________	_________	_________
______	_______	______	__________	_________	________	_________	_________	_________
______	_______	______	__________	_________	________	_________	_________	_________
______	_______	______	__________	_________	________	_________	_________	_________

___________________________________________
1 The type of Loan may be represented by “L” for LIBOR Rate Loans or “ABR” for Alternate Base Rate Loans.

Exhibit 2.2(d)

[FORM OF]
TERM LOAN NOTE

October 31, 2016

FOR VALUE RECEIVED, the undersigned, BRAVO BRIO RESTAURANT GROUP, INC., an Ohio corporation (the "Borrower"), hereby unconditionally promises to pay, on the Maturity Date (as defined in the Credit Agreement referred to below), to the order of ___________ (the "Lender") at the office of Wells Fargo Bank, National Association located at MAC D1109-019, 1525 West W.T. Harris Blvd., Charlotte, North Carolina 28262, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Term Loans made by the Lender to the undersigned pursuant to Section 2.2 of the Credit Agreement referred to below. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement referred to below.

The holder of this Term Loan Note (this "Note") is authorized to endorse the date and amount of each Loan pursuant to Section 2.2 of the Credit Agreement and each payment of principal and interest with respect thereto and its character as a LIBOR Rate Loan or an Alternate Base Rate Loan on Schedule 1 annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed (absent error); provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Note.

This Note is one of the Term Loan Notes referred to in the Credit Agreement, dated as of November 5, 2014 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time parties thereto (the "Guarantors"), the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent"), and the holder is entitled to the benefits thereof. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Upon the occurrence and during the continuance of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees in accordance with the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind except as set forth in the Credit Documents.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

BRAVO BRIO RESTAURANT GROUP, INC.,
an Ohio corporation

By:                Name:
Title:

SCHEDULE 1
to
TERM LOAN NOTE

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount Of Loan	Type of Loan	Interest Rate	Interest Period	Maturity Date	Principal Paid or Converted	Principal Balance	Notation Made By
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________

Exhibit 2.4(d)

[FORM OF]
SWINGLINE LOAN NOTE

November 5, 2014

FOR VALUE RECEIVED, the undersigned, BRAVO BRIO RESTAURANT GROUP, INC., an Ohio corporation (the "Company"), hereby unconditionally promises to pay, on the Maturity Date (as defined in the Credit Agreement referred to below), to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Swingline Lender") at the office of Wells Fargo Bank, National Association at MAC D1109-019, 1525 West W.T. Harris Blvd., Charlotte, North Carolina 28262, in lawful money of the United States of America and in immediately available funds,

___________________________________________
1 The type of Loan may be represented by “L” for LIBOR Rate Loans or “ABR” for Alternate Base Rate Loans.

the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the undersigned pursuant to Section 2.3 of the Credit Agreement referred to below. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement referred to below.

The holder of this Swingline Note (this "Note") is authorized to endorse the date and amount of the Swingline Loan pursuant to Section 2.3 of the Credit Agreement and each payment of principal and interest with respect thereto and its character as an Alternate Base Rate Loan or otherwise on Schedule 1 annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed (absent error); provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Note.

This Note is the Swingline Note referred to in the Credit Agreement, dated as of November 5, 2014 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time parties thereto (the "Guarantors"), the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent"), and the holder is entitled to the benefits thereof. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Upon the occurrence and during the continuance of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees in accordance with the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind except as set forth in the Credit Documents.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

BRAVO BRIO RESTAURANT GROUP, INC.,
an Ohio corporation

By:
Name:
Title:

SCHEDULE 1
to
Swingline LOAN Note

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type of Loan	Interest Rate	Principal Paid	Principal Balance	Notation Made By
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________

Exhibit 2.16

[FORM OF]
TAX EXEMPT CERTIFICATE

Reference is hereby made to the Credit Agreement, dated as of November 5, 2014 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among Bravo Brio Restaurant Group, Inc., an Ohio corporation (the "Borrower"), the Domestic Subsidiaries of the Borrower from time to time parties thereto (the "Guarantors"), the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent"). Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

[NAME OF LENDER]

By:____________________________________________
Name:__________________________________________
Title:___________________________________________

Exhibit 4.1(b)

[FORM OF]
SECRETARY'S CERTIFICATE

[INSERT NAME OF CREDIT PARTY]

Pursuant to that certain Credit Agreement dated as of November 5, 2014 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among Bravo Brio Restaurant Group, Inc., an Ohio corporation (the "Borrower"), the Domestic Subsidiaries of the Borrower from time to time parties thereto (the "Guarantors"), the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent"), the undersigned hereby certifies that he/she is the duly elected, qualified, and acting Secretary of [Insert name of Credit Party], a [Insert state of incorporation/formation] [corporation][limited liability company] [limited partnership] (the "Company") and that, as such, he/she is familiar with the facts herein certified and is duly authorized to certify the same and does hereby certify in his/her capacity as Secretary of the Company, and not individually, as follows:

1.    Attached hereto as Exhibit A is a true and complete copy of the [Articles of Incorporation][Certificate of Formation] of the Company and all amendments thereto as in full force and effect on the date hereof.

2.    Attached hereto as Exhibit B is a true and complete copy of the [Bylaws][Operating Agreement][Partnership Agreement] of the Company, together with all amendments thereto, which were duly adopted and are in full force and effect on the date hereof.

3.    Attached hereto as Exhibit C is a true and complete copy of resolutions duly adopted by [Insert governing body] of the Company approving the execution, delivery and performance of the Credit Agreement and the other Credit Documents. Such resolutions have not in any way been amended, modified, rescinded or changed in any respect since their adoption to and including the date hereof and are now in full force and effect as of the date hereof. Such resolutions are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.

4.    Each of the following persons is now a duly elected and qualified officer of the Company, holding the office indicated next to his/her name below, the signature appearing opposite his/her name below is his/her true and genuine signature, and each such officer is duly authorized to execute and deliver on behalf of the Company each of the Credit Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Credit Documents to which it is a party:

Title	Typed Name	Signature

IN WITNESS WHEREOF, I hereunder subscribe my name effective as of the ____ day of November, 2014.

_____________________________________________________________
Secretary of [Insert name of Credit Party]

I, _______________________, the duly elected _______________________ of the Company, do hereby certify that ____________________ is the duly elected and qualified Secretary of the Company and, as such, is authorized to execute this Secretary’s Certificate on behalf of the Company and that his/her true signature is set forth above.

IN WITNESS WHEREOF, I hereunder subscribe my name effective as of the ____ day of November, 2014.

_____________________________________________________________
________________ of [Insert name of Credit Party]

Exhibit 4.1(g)

[FORM OF]
SOLVENCY CERTIFICATE

TO:        Wells Fargo Bank, National Association, as Administrative Agent

RE:
Credit Agreement (as amended, modified, restated or supplemented from time to time, the "Credit Agreement") dated as of November 5, 2014, Bravo Brio Restaurant Group, Inc., an Ohio corporation (the "Borrower"), the Domestic Subsidiaries of the Borrower from time to time parties thereto (the "Guarantors"), the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent").

DATE:	November 5, 2014

Pursuant to the terms of the Credit Agreement, I, ____________, Chief Financial Officer of the Borrower, hereby certify on behalf of the Borrower that, immediately after giving effect to the Transactions, the statements below are accurate and complete in all material respects (all capitalized terms used in this certificate and not otherwise defined shall have the meanings set forth in the Credit Agreement):

1.    the fair saleable value of the Credit Parties' assets, taken as a whole, measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to the Credit Agreement;

2.    the Credit Parties, taken as a whole, do not have unreasonably small capital in relation to the business in which they are or propose to be engaged; and

3.    the Credit Parties, taken as a whole, have not incurred and do not believe that they will incur after giving effect to the transactions contemplated by the Credit Agreement, debts beyond their ability to pay such debts as they become due.

This Solvency Certificate is being executed and delivered by the undersigned in his/her capacity as an officer of the Borrower and no personal liability will attach to the undersigned in connection herewith.

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on behalf of the Borrower as of the date first above written.

BRAVO BRIO RESTAURANT GROUP, INC.,
an Ohio corporation

By:____________________________________________
Name:
Title:

Exhibit 5.2(b)

[FORM OF]
OFFICER’S COMPLIANCE CERTIFICATE

Financial Statement Date: [_________________]

To:    Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of November 5, 2014, Bravo Brio Restaurant, Inc., an Ohio corporation (the "Borrower"), the Domestic Subsidiaries of the Borrower from time to time parties thereto (the "Guarantors"), the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent").

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the President, the Chief Financial Officer and/or the Chief Operating Officer of the Borrower, and that, as such, he/she is authorized to execute and deliver this Officer's Compliance Certificate to the Administrative Agent on behalf of the Credit Parties, and that:

1.    The Borrower has provided the financial statements required to be delivered in connection with this Officer’s Compliance Certificate as required by the Credit Agreement. Such financial statements fairly present in all material respects the consolidated financial condition of the Borrower and its Consolidated Subsidiaries in accordance with GAAP as of such date applied on a consistent basis and for such period, subject only to, in the case of interim financial statements, normal year-end audit adjustments and the absence of footnotes.

2.    The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower and its Consolidated Subsidiaries during the accounting period covered by the attached financial statements.

3.    A review of the activities of the Credit Parties during such fiscal period has been made under the supervision of the undersigned Responsible Officer and, to the best of such Responsible Officer’s knowledge, each of the Credit Parties during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in the Credit Agreement to be observed, performed or satisfied by it, and such Responsible Officer has obtained no knowledge of any Default or Event of Default [except as specified below] [:]

4.    The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate and indicate compliance with Section 5.9 of the Credit Agreement as of the last day of the reporting period ended as of the above date and the financial information provided has been prepared in accordance with GAAP applied consistently for the periods related thereto.

IN WITNESS WHEREOF, the undersigned has executed this Officer's Compliance Certificate as of __________, _____.

BRAVO BRIO RESTAURANT GROUP, INC.,
an Ohio corporation

By:____________________________________________
Name:
Title:

Schedule 2
to Compliance Certificate

Part I

CONSOLIDATED TOTAL LEVERAGE RATIO
As of ________, 20[ ]
Computation Date

A.	Consolidated Funded Debt outstanding as of Computation Date			$

B.	Consolidated EBITDA for the four fiscal quarter period (the "Computation Period") ending on the Computation Date:

	(1)	Consolidated Net Income for the Computation Period		$

	(2)	to the extent deducted in determining Consolidated Net Income for the Computation Period, the sum of:

		(i)	Income taxes	$

		(ii)	Consolidated Interest Expense	$

		(iii)	amortization, depreciation, non-cash stock compensation expenses and other non-cash charges (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future)	$

		(iv)	extraordinary or unusual losses as determined in accordance with GAAP, and other non‑recurring or unusual losses or charges reasonably acceptable to the Administrative Agent	$

		(v)	Transaction Costs[1]	$

		(vi)	Pre-Opening Costs[2]	$

		(vii)	any charges related to Hedging Agreements permitted under Section 6.1(d)	$

		(viii)	any non-cash charges related to option plans	$

		(ix)	The sum of Items B(2)(i) through (viii)	$

	(3)	The sum of Items B(1) and B(2)(ix)		$

	(4)	to the extent included in determining Consolidated Net Income for the Computation Period, the sum of:

		(i)	interest income	$

		(ii)	Federal, state, foreign and local income tax credits	$

		(iii)	extraordinary, non-recurring, unusual or non-cash gains	$

		(iv)	The sum of Items B(4)(i) through (iii)	$

	(5)	adjustments to reflect rent expense on a cash basis		$

1 Not to exceed $1,500,000.
2 Not to exceed $600,000 per new Restaurant in any period.

	(6)	Consolidated EBITDA (Item B(3) minus Item B(4)(v) plus or minus (as applicable) Item B(5))	$

C.	Consolidated Total Leverage Ratio as of Computation Date:

	The ratio of Item A to Item B(6)			: 1.00

Maximum Permitted:

Each Fiscal Quarter Ending	Maximum Ratio
Closing Date through March 31, 2017	2.75 to 1.00
April 1, 2017 and thereafter	2.50 to 1.00

Schedule 2
to Compliance Certificate

Part II

CONSOLIDATED FIXED CHARGE COVERAGE RATIO
As of _______, 20_
Computation Date

A.	Consolidated EBITDAR for the Computation Period:

	(1)	Consolidated EBITDA for the Computation Period (the amount set forth in Item B(6) of Part I of Compliance Certificate)	$

	(2)	Consolidated Rental Expense for the Computation Period	$

	(3)	Consolidated EBITDAR (Item A(1) plus A(2))	$

B.	Consolidated Maintenance Capital Expenditures for Computation Period		$

C.	Consolidated Income Cash Taxes for Computation		$

D.	Consolidated Fixed Charges for Computation Period:

	(1)	Consolidated Cash Interest Expense for such period	$

	(2)	Consolidated Rental Expense for such period	$

	(3)	Consolidated Scheduled Debt Payments for such period	$

	(4)	Consolidated Fixed Charges (sum of Items D(1) through D(3))	$

E.	Consolidated Fixed Charge Coverage Ratio:

	The ratio of (i) Item A(3) minus Item B minus Item C to (ii) Item D(4)			: 1.00

Minimum Permitted:

Each Fiscal Quarter Ending	Minimum Ratio
Closing Date and thereafter	1.35 to 1.00